                                                                     EXHIBIT 4.5


                                                            EXECUTION COPY
================================================================================


                               CREDIT AGREEMENT,

                                  dated as of

                                 June 27, 1997,

                                     among

                            GLOBAL TELESYSTEMS LTD.,
                                as the Borrower,

                        VARIOUS FINANCIAL INSTITUTIONS,
                                as the Lenders,

                     DEUTSCHE BANK AG, NEW YORK BRANCH, and
                      CANADIAN IMPERIAL BANK OF COMMERCE,
                              as the Lead Agents,

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                          as the Administrative Agent,

                                      and

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                  as the Syndication Agent, the Documentation
                          Agent and the Issuing Bank.


                       ----------------------------------

                       DEUTSCHE MORGAN GRENFELL INC. and
                       CIBC WOOD GUNDY SECURITIES CORP.,
                               as the Arrangers.

                       ----------------------------------


            Construction, Working Capital and Term Financing of the
             Atlantic Crossing Fiber-optic Submarine Cable System.


================================================================================

                               TABLE OF CONTENTS

                                                                                          Page

                               ARTICLE IDEFINITION
SECTION 1.01.  Defined Terms.................................................................2
SECTION 1.02.  Classification of Loans and Borrowings.......................................35
SECTION 1.03.  Terms Generally..............................................................35
SECTION 1.04.  Accounting Terms; GAAP.......................................................36

                            ARTICLE IITHE COMMITMENTS

SECTION 2.01.  Commitments. ................................................................36
SECTION 2.02.  Loans and Borrowings.........................................................36
SECTION 2.03.  Requests for Borrowings......................................................37
SECTION 2.04.  Special Provisions for Working Capital Loans.................................38
SECTION 2.05.  Letters of Credit............................................................39
SECTION 2.06.  Funding of Borrowings........................................................44
SECTION 2.07.  Interest Elections...........................................................45
SECTION 2.08.  Termination and Reduction of Commitments.....................................46
SECTION 2.09.  Repayment of Loans; Evidence of Debt.........................................47
SECTION 2.10.  Optional Prepayments of Loans................................................48
SECTION 2.11.  Mandatory Prepayments........................................................49
SECTION 2.12.  Fees.........................................................................51
SECTION 2.13.  Interest.....................................................................52
SECTION 2.14.  Alternate Rate of Interest; Illegality.......................................52
SECTION 2.15.  Increased Costs..............................................................53
SECTION 2.16.  Break Funding Payments.......................................................54
SECTION 2.17.  Taxes........................................................................55
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs..................57
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders...............................58

                    ARTICLE IIIREPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Financial Condition..........................................................59
SECTION 3.02.  No Change....................................................................60
SECTION 3.03.  Organization; Powers.........................................................60
SECTION 3.04.  Authorization; Enforceability................................................60
SECTION 3.05.  Corporate Structure..........................................................60
SECTION 3.06.  Compliance with Law..........................................................61
SECTION 3.07.  No Legal Bar.................................................................61
SECTION 3.08.  Governmental Actions.........................................................61
SECTION 3.09.  Litigation...................................................................61
SECTION 3.10.  Environmental Matters........................................................61
SECTION 3.11.  No Default; Event of Default.................................................62
SECTION 3.12.  Properties...................................................................62
SECTION 3.13.  Taxes........................................................................62
SECTION 3.14.  Federal Regulations..........................................................62


SECTION 3.15.  ERISA........................................................................62
SECTION 3.16.  Investment Company Act.......................................................62
SECTION 3.17.  Security Documents...........................................................62
SECTION 3.18.  Principal Place of Business..................................................63
SECTION 3.19.  Disclosure...................................................................63
SECTION 3.20.  Sufficiency of System Contracts..............................................63
SECTION 3.21.  Immunity.....................................................................63
SECTION 3.22.  Export Control...............................................................64
SECTION 3.23.  Foreign Corrupt Practices Act................................................64
SECTION 3.24.  Intellectual Property........................................................64

                              ARTICLE IVCONDITIONS

SECTION 4.01.  Conditions Precedent to the Initial Credit Extensions........................64
SECTION 4.02.  Conditions Precedent to Subsequent Credit Extensions.........................71

                         ARTICLE VAFFIRMATIVE COVENANTS

SECTION 5.01.  Financial Statements and Other Information...................................74
SECTION 5.02.  Reports......................................................................75
SECTION 5.03.  Payment of Obligations.......................................................76
SECTION 5.04.  Conduct of Business; System Completion.......................................76
SECTION 5.05.  Existence....................................................................76
SECTION 5.06.  Compliance with Laws.........................................................76
SECTION 5.07.  Performance of Agreements....................................................77
SECTION 5.08.  Taxes and Claims.............................................................77
SECTION 5.09.  Notices......................................................................77
SECTION 5.10.  Insurance....................................................................77
SECTION 5.11.  Fiscal Year..................................................................78
SECTION 5.12.  Use of Proceeds..............................................................78
SECTION 5.13.  Environmental Matters........................................................78
SECTION 5.14.  Operating Budgets; Operating Plans...........................................78
SECTION 5.15.  Governmental Actions.........................................................79
SECTION 5.16.  Cooperation with Independent Engineer........................................79
SECTION 5.17.  Spare Parts..................................................................79
SECTION 5.18.  Interest Rate Protection.....................................................79
SECTION 5.19.  Revenue Account..............................................................79
SECTION 5.20.  Maintenance of Process Agent.................................................80
SECTION 5.21.  System Operation and Maintenance.............................................80
SECTION 5.22.  Event of Loss................................................................80
SECTION 5.23.  Books and Records; Inspection Rights.........................................80
SECTION 5.24.  Export Control...............................................................80
SECTION 5.25.  Foreign Corrupt Practices Act................................................80
SECTION 5.26.  Further Assurances...........................................................81
SECTION 5.27.  As to Intellectual Property Collateral.......................................81
SECTION 5.28.  Future Subsidiaries..........................................................81
SECTION 5.29.  Lease........................................................................82
SECTION 5.30.  Foreign Subsidiary Collateral; Mortgages.....................................83


                          ARTICLE VINEGATIVE COVENANTS
SECTION 6.01.  Indebtedness.................................................................84
SECTION 6.02.  Liens........................................................................85
SECTION 6.03.  Fundamental Changes..........................................................85
SECTION 6.04.  Sale of Assets...............................................................85
SECTION 6.05.  Investments, Loans, Advances, Guarantees and Acquisitions....................85
SECTION 6.06.  Restricted Payments..........................................................87
SECTION 6.07.  Amendment of System Contracts, etc...........................................87
SECTION 6.08.  Supply Contract..............................................................88
SECTION 6.09.  Addition to Configuration....................................................89
SECTION 6.10.  Permitted System Upgrades....................................................90
SECTION 6.11.  Leases.......................................................................90
SECTION 6.12.  Change of Office.............................................................90
SECTION 6.13.  Change of Name...............................................................90
SECTION 6.14.  Transactions with Affiliates.................................................90
SECTION 6.15.  Sale and Leaseback...........................................................91
SECTION 6.16.  Approval of Additional Contracts.............................................91
SECTION 6.17.  Capital Expenditures.........................................................91
SECTION 6.18.  Limitations on Transfer and Issuance of Interests............................91
SECTION 6.19.  Unrelated Activities; Abandonment; New Subsidiaries..........................92
SECTION 6.20.  Set-off......................................................................92
SECTION 6.21.  Changes in Capital Budget....................................................92
SECTION 6.22.  Payment of Construction Costs................................................93
SECTION 6.23.  Sales of Capacity............................................................93
SECTION 6.24.  Financial Covenants..........................................................93
SECTION 6.25.  Amendments, etc. of Organizational and Other Documents.......................94
SECTION 6.26.  Management and Advisory Fees, etc............................................95
SECTION 6.27.  Immunity.....................................................................95

                          ARTICLE VIIEVENTS OF DEFAULT

SECTION 7.01.  Non-Payment of Obligations...................................................95
SECTION 7.02.  Breach of Warranty...........................................................95
SECTION 7.03.  Non-Performance of Certain Covenants and Obligations.........................96
SECTION 7.04.  Involuntary Bankruptcy Proceeding, etc.......................................96
SECTION 7.05.  Voluntary Bankruptcy Proceeding, etc.........................................96
SECTION 7.06.  Judgments....................................................................97
SECTION 7.07.  ERISA........................................................................97
SECTION 7.08.  Impairment of Security, etc..................................................97
SECTION 7.09.  Commercial Operation.........................................................97
SECTION 7.10.  Impairment of System Contract................................................97
SECTION 7.11.  Default Under System Contract................................................98
SECTION 7.12.  Liquidated Damages...........................................................98
SECTION 7.13.  Revocation of Landing License, etc...........................................98
SECTION 7.14.  Change in Control............................................................98
SECTION 7.15.  Default on Other Indebtedness................................................98
SECTION 7.16.  Delay in Construction or Installation........................................99


                              ARTICLE VIIIACCOUNTS
SECTION 8.01.  Creation of Accounts.........................................................99
SECTION 8.02.  Required Deposits into the Accounts.........................................100
SECTION 8.03.  Deposits Held as Cash Collateral............................................103
SECTION 8.04.  Source of Payments; Deposits Irrevocable....................................103
SECTION 8.05.  Books of Account; Statements................................................103
SECTION 8.06.  Location of the Accounts....................................................104
SECTION 8.07.  Construction Account........................................................104
SECTION 8.08.  Revenue Account.............................................................104
SECTION 8.09.  Special Payment Account.....................................................108
SECTION 8.10.  Debt Reserve Account........................................................109
SECTION 8.11.  Holdings Interest Reserve Account...........................................109
SECTION 8.12.  Operating Reserve Account...................................................110
SECTION 8.13.  Insurance Proceeds Account..................................................111
SECTION 8.14.  Clean-Up Account............................................................112
SECTION 8.15.  Sales and Issuances Proceeds Account........................................112
SECTION 8.16.  Construction Contingency Reserve Account....................................113
SECTION 8.17.  VAT Refund Account..........................................................114
SECTION 8.18.  Current Account.............................................................114
SECTION 8.19.  Subsidiary Accounts.........................................................114
SECTION 8.20.  Release of Excess Amounts...................................................115
SECTION 8.21.  Acceleration................................................................115
SECTION 8.22.  Investment..................................................................115
SECTION 8.23.  Value.......................................................................115
SECTION 8.24.  Other Determinations........................................................116
SECTION 8.25.  Sales of Permitted Investments..............................................116
SECTION 8.26.  Available Cash..............................................................116
SECTION 8.27.  Termination.................................................................116
SECTION 8.28.  Rights of Sales Agent to Commissions........................................116
SECTION 8.29.  Conflicts With Other Loan Documents.........................................116
SECTION 8.30.  Checking Account............................................................117
SECTION 8.31.  Purchaser Escrow Arrangements...............................................117

                  ARTICLE IXTHE ADMINISTRATIVE AGENT, OTHER AGENTS AND AGENT

                                 RELATED PERSONS

SECTION 9.01.  Authorization and Action....................................................117
SECTION 9.02.  Exculpation of, and Reliance by, Agents and Agent Related Persons...........118
SECTION 9.03.  Agents, Agent Related Persons and Affiliates................................118
SECTION 9.04.  Lender Credit Decision......................................................119
SECTION 9.05.  Indemnification.............................................................119
SECTION 9.06.  Collateral Matters..........................................................120
SECTION 9.07.  Successor Administrative Agent..............................................120

                             ARTICLE XMISCELLANEOUS

SECTION 10.01.  Notices....................................................................121
SECTION 10.02.  Waivers; Amendments........................................................122


SECTION 10.03.  Expenses; Indemnity; Damage Waiver.........................................123
SECTION 10.04.  Successors and Assigns; Consent and Agreement..............................124
SECTION 10.05.  Limited Recourse...........................................................127
SECTION 10.06.  Survival...................................................................127
SECTION 10.07.  Counterparts; Integration; Effectiveness...................................128
SECTION 10.08.  Severability...............................................................128
SECTION 10.09.  Right of Setoff............................................................128
SECTION 10.10.  Governing Law; Jurisdiction; Consent to Service of Process.................128
SECTION 10.11.  WAIVER OF JURY TRIAL.......................................................129
SECTION 10.12.  Headings...................................................................129
SECTION 10.13.  Replacement of Independent Engineer or Insurance Consultant................129
SECTION 10.14.  Confidentiality............................................................130

SCHEDULES:

Schedule 1.01(a)        --  Permitted Reserve LC Facility
Schedule 2.01           --  Lenders; Commitments
Schedule 2.09           --  Principal Amortization Table
Schedule 3.05(a)        --  Borrower Capital Structure
Schedule 3.05(b)        --  Subsidiaries
Schedule 3.08           --  Governmental Actions
Schedule 3.13           --  Taxes
Schedule 3.17           --  Collateral Filings
Schedule 5.10           --  Insurance

EXHIBITS:

Exhibit A-1       --   Form of Working Capital Note
Exhibit A-2       --   Form of Term Note
Exhibit B-1       --   Form of Borrowing Request
Exhibit B-2       --   Form of Issuance Request
Exhibit B-3       --   Form of Borrowing Certificate
Exhibit C         --   Form of Continuation/Conversion Notice
Exhibit D         --   Form of Assignment and Acceptance
Exhibit E-1       --   Form of Borrower Security Agreement
Exhibit E-2       --   Form of Subsidiary Security Agreement
Exhibit E-3       --   Form of SSI Lender Security Agreement
Exhibit F-1       --   Form of Holdings Pledge Agreement
Exhibit F-2       --   Form of Borrower Pledge Agreement
Exhibit F-3       --   Form of SSI Lender Pledge Agreement
Exhibit G         --   Form of Subsidiary Guaranty Agreement
Exhibit H         --   Form of Closing Date Certificate
Exhibit I-1       --   Form of Contingency Letter of Credit
Exhibit I-2       --   Form of Retainage Letter of Credit
Exhibit J         --   Form of SSI Consent
Exhibit K         --   Form of Construction Progress Certificate
Exhibit L         --   Form of Pre-approved Capacity Sales Agreement
Exhibit M-1       --   Form of Expense Certificate
Exhibit M-2       --   Form of Article VIII Certificate
Exhibit N         --   Form of Participation Certificate
Exhibit O-1       --   Form of Legal Opinion of Appleby, Spurling & Kempe
Exhibit O-2       --   Form of Legal Opinion of Simpson Thacher & Bartlett
Exhibit O-3       --   Form of Legal Opinion of Hogan & Hartson, LLP
Exhibit O-4       --   Form of Legal Opinion of Clifford Chance
Exhibit O-5       --   Form of Legal Opinion of  in-house counsel to AT&T
Exhibit O-6       --   Form of Legal Opinion of  in-house counsel to SSI
Exhibit O-7       --   Form of Legal Opinion of Davis Polk & Wardwell

       CREDIT AGREEMENT, dated as of June 27, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Agreement"), among GLOBAL TELESYSTEMS LTD., a corporation organized and existing under the laws of Bermuda (the "Borrower"), the financial institutions from time to time
                      --------
parties hereto as lenders (collectively, the "Lenders"), DEUTSCHE BANK AG, NEW
                                              -------
YORK BRANCH, and CANADIAN IMPERIAL BANK OF COMMERCE, acting by and/or through one or more of its branches, agencies or affiliates ("CIBC"), as lead agents for
                                                      ----
the Lenders (in such capacity, the "Lead Agents"), DEUTSCHE BANK AG, NEW YORK
                                    -----------
BRANCH, as administrative agent for the Lenders (in such capacity, the

"Administrative Agent"), and CIBC, as syndication agent for the Lenders (in such
---------------------
capacity, the "Syndication Agent"), documentation agent for the Lenders (in such
               -----------------
capacity, the "Documentation Agent") and issuer of the Letters of Credit
               -------------------
referred to herein (in such capacity, the "Issuing Bank").
                                           ------------


                             W I T N E S S E T H :
                             -------------------


     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in Section 1.01 of this Agreement;
                                            ------------

     WHEREAS, the Borrower (together with its Subsidiaries) proposes to develop, construct, own (and lease), provide and sell Capacity on a four fiber pair, fiber-optic submarine cable system to be known as the Atlantic Crossing Cable System or AC-1, which is intended to be used to provide direct telecommunications service between and among the United States, the United Kingdom and the Federal Republic of Germany (as modified from time to time in accordance with the terms hereof, the "System");
                                       ------

     WHEREAS, in order to provide for the design, construction and installation of the System, the Borrower has entered into the Supply Contract with the Contractor (and, pursuant to Supplement No. 1 thereto, the Subsidiaries became or shall become parties thereto);

     WHEREAS, the Contractor's obligations with respect to the Work under and as defined in the Supply Contract are being guaranteed by AT&T Corp. pursuant to, and subject to the limitations set forth in, the Supply Contract Guaranty;

     WHEREAS, in order to provide security for the payment to the Contractor of amounts owing under the Supply Contract, the Borrower, the Contractor and the Escrow Agent have entered into the Contractor Escrow and Security Agreement;

     WHEREAS, in order to provide for the operation, administration and maintenance of the System, the Borrower has entered into the OA&M Agreement with the Operator (and, pursuant to Supplement No. 1 thereto, the Subsidiaries became or shall become parties thereto);

     WHEREAS, in order to market and sell Capacity, the Borrower has entered into the Sales Agency Agreement with the Sales Agent;

     WHEREAS, certain of the assets located in the United States to be used in connection with the operation of the System are and/or shall be owned by the subsidiary of the Contractor referred to herein as SSI Sub 2, which shall grant an indefeasible right of use and option in favor of the U.S. Subsidiary pursuant to the SSI IRU and Option Agreement;

     WHEREAS, in order to finance a portion of the design, development, construction and installation of the System, Holdings, the Borrower's parent, has agreed to make cash equity contributions to the Borrower in an aggregate amount equal to the Net Equity Funding Commitment;

     WHEREAS, in order to finance the remaining portion of the design, development, construction and installation of the System, the Borrower is entering into this Agreement pursuant to which the Lenders and the Issuing Bank have agreed, subject to the terms and conditions set forth herein, to make certain Credit Extensions to the Borrower; and

     WHEREAS, in furtherance of the foregoing and in order to secure and support the Borrower's obligations to the Lenders and the Issuing Bank under the Loan Documents, Holdings, the Borrower and the Subsidiaries will enter into the Security Documents (including with respect to the aforesaid SSI IRU and Option Agreement) to which they are parties (and the Subsidiaries (other than the German Subsidiary) will enter into the Subsidiary Guaranty Agreement);

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     SECTION 1.1.  Defined Terms.  As used in this Agreement, the following
                   -------------
terms shall have the meanings specified below:

     "ABR" when used in reference to any Loan or Borrowing, refers to whether
      ---
such Loan, or the Loans comprising such

Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Accounts" shall be the collective reference to the Revenue Account, the
      --------
Construction Account, the Debt Reserve Account, the Holdings Interest Reserve Account, the Operating Reserve Account, the Construction Contingency Reserve Account, the Clean-Up Account, the Insurance Proceeds Account, the Special Payment Account, the Sales and Issuances Proceeds Account, the Current Account, the VAT Refund Account, the Subsidiary Accounts and each other "Collateral Account", together with each sub-account of such accounts, established and maintained pursuant to Article VIII.
                       ------------

     "Actual Date of Commercial Operation" means the date the Borrower receives
      -----------------------------------
a Commissioning Report under the Supply Contract demonstrating that the System is Ready for Commercial Service or Ready for Provisional Acceptance.

     "Additional Contracts" means any contract entered into by the Borrower or
      --------------------
any Subsidiary after the Closing Date (other than employment contracts and contracts involving less than $1,000,000 annually).

     "Additional Material Contract" means each Additional Contract designated as
      ----------------------------
an "Additional Material Contract" in accordance with Section 6.16.
                                                     ------------

     "Additional Non-Material Contract" means each Additional Contract
      --------------------------------
designated as an "Additional Non-Material Contract" in accordance with Section
                                                                       -------
6.16.
----

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for
      ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" is defined in the preamble and includes each of its
      --------------------                    --------
successors hereunder.

     "Advisory Services Agreement" means the Advisory Services Agreement, dated
      ---------------------------
as of March 25, 1997, between the Borrower and PCG Telecom Services LLC, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

     "Advisory Services Fee" means the "Fee", as defined in the Advisory
      ---------------------
Services Agreement.

     "Affiliate" means, with respect to a specified Person, another Person
      ---------
(other than a subsidiary of the Person specified) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agent Related Persons" means the Agents, the Issuing Bank, the Arrangers
      ---------------------
and their respective officers, directors, partners, agents, employees and Affiliates and Subsidiaries.

     "Agents" is the collective reference to the Administrative Agent, the
      ------
Syndication Agent, the Documentation Agent and each Lead Agent.

     "Agreement" is defined in the preamble.
      ---------                    --------

     "Alternate Base Rate" means, for any day, a rate per annum equal to the
      -------------------
greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

     "Annex H Costs" means the costs set forth on Annex H to the OA&M Agreement.
      -------------

     "Applicable Percentage" means, with respect to any Lender, the percentage
      ---------------------
of the total Commitments represented by such Lender's Commitments; provided
                                                                   --------
that, for purposes of this definition, Lenders obligated to purchase participations in Working Capital Loans pursuant to Section 2.04(a) shall be
                                                    ---------------
deemed to have Working Capital Loan Commitments in amounts equal to such participation obligations and the Working Capital Lenders' Working Capital Loan Commitments shall be deemed to be ratably reduced by such participation obligations. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

     "Applicable Rate" means, for any day, with respect to any ABR Loans or
      ---------------
Eurodollar Loans, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be:


                ABR Spread              Eurodollar Spread
                ----------              -----------------

                   1.50%                       2.50%


The Applicable Rates set forth above shall be reduced by .50% per annum if and so long as the Sales Threshold has been met when no

Designated Event or Specified Default shall have occurred and be continuing.

     "Arrangers" means CIBC Wood Gundy Securities Corp., a non-banking affiliate
      ---------
of Canadian Imperial Bank of Commerce, and Deutsche Morgan Grenfell Inc., a non-bank indirect subsidiary of Deutsche Bank AG, each in its capacity as an arranger with respect hereto.

     "Article VIII Certificate" means each certificate of the Borrower,
      ------------------------
substantially in the form of Exhibit M-2, delivered pursuant to Article VIII.
                             -----------                        ------------

     "Assessment Rate" means, for any day, the annual assessment rate in effect
      ---------------
on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any
                             --------
law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent,
            -------------
substantially in the form of Exhibit D or any other form approved by the
                             ---------
Administrative Agent.

     "AT&T" means AT&T Corp., a New York corporation.
      ----

     "Availability Period" means
      -------------------

          (a) with respect to any Loan (other than a Loan made to reimburse an LC Disbursement in accordance with Section 2.05(e)), the period from and
                                        ---------------
     including the Closing Date to but excluding the earliest of (i) if the Actual Date of Commercial Operation does not occur prior to the Guaranteed Completion Date, the Guaranteed Completion Date, (ii) if the Actual Date of Commercial Operation does occur prior to the Guaranteed Completion Date, the date on which the Contractor has received payment in full of all amounts due under the Supply Contract other than the portion thereof constituting the Final Contractor Payment, and (iii) the date of termination of the Commitments; and

          (b) with respect to any Loan made to reimburse an LC Disbursement under any Letter of Credit in accordance with Section 2.05(e), the period
                                                   ---------------
     from and including the date the related Letter of Credit is issued to but excluding the earliest of (i) the date such Letter of Credit is terminated in accordance with its terms (other than by reason of a drawing thereunder), (ii) the date such LC Disbursement is reimbursed in accordance with Section 2.05(e) from funds other than the proceeds of a Loan, (iii)
          ---------------
     the date which is five Business Days after the date the Borrower receives notice of such LC Disbursement and (iv) the date of termination of the Commitments.

     "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate
      ------------
multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

     "Blockage Event" means the occurrence and continuance of (a) an Event of
      --------------
Default arising under Section 7.01, (b) a Default or Event of Default arising
                      ------------
under Section 7.04 or 7.05 (but only if such event is with respect to the
      ------------    ----
Borrower), (c) a Default arising under Section 7.11 (but only if such Default is
                                       ------------
with respect to the Operator or the Contractor) during the period of time the Operator or the Contractor, as the case may be, is being replaced in accordance with the terms of such Section 7.11 or (d) an Event of Default arising under
                       ------------
Section 7.11 (but only if such Event of Default is with respect to the Operator
------------
or the Contractor).

     "Board" means the Board of Governors of the Federal Reserve System of the
      -----
United States of America.

     "Borrower" is defined in the preamble.
      --------                    --------

     "Borrower Pledge Agreement" means the Pledge Agreement, dated as of the
      -------------------------
date hereof, substantially in the form of Exhibit F-2, made by the Borrower in
                                          -----------
favor of the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, including as supplemented by the Foreign Subsidiary Pledge Supplements.

     "Borrower Security Agreement" means the Security Agreement, dated as of the
      ---------------------------
date hereof, substantially in the form of Exhibit E-1, made by the Borrower in
                                          -----------
favor of the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Borrowing" means Loans of the same Class and Type, made, converted or
      ---------
continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Borrowing Certificate" means a certificate of the Borrower, substantially
      ---------------------
in the form of Exhibit B-3.
               -----------

     "Borrowing Date" means the last Business Day of each calendar month.
      --------------

     "Borrowing Request" means a notice from the Borrower, substantially in the
      -----------------
form of Exhibit B-1.  Each Borrowing Request shall specify the information
        -----------
specified in Section 2.03 and shall be accompanied by a certificate of the
             ------------
Borrower setting forth all costs which have been incurred and which are to be paid with the proceeds of the proposed Borrowing (with all applicable invoices attached). The final Borrowing Request delivered at the end of the Availability Period shall include a statement certifying all costs set forth in the Capital Budget which have not yet been funded, which costs will be prefunded into the Clean-Up Account.

     "Business Day" means any day that is not a Saturday, Sunday or other day on
      ------------
which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
               --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

     "Capacity" means S Capacity and/or T Capacity, as the context may require.
      --------

     "Capacity Sales Agreements" means all agreements for the sale or lease or
      -------------------------
other disposition of Capacity entered into between the Borrower or any Subsidiary and any other Person, as each may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

     "Capacity Sales Revenue" means the cumulative cash revenue (net of sales
      ----------------------
commissions) received by the Borrower and its Subsidiaries from the sales of Capacity and from payments in respect of maintenance charges from customers, but, in any event, not double counting payments received by the Subsidiaries from the Borrower under the Intercompany Agreement.

     "Capital Budget" shall have the meaning set forth in Section 4.01(h).
      --------------                                      ---------------

     "Capital Costs" means all costs and expenses incurred or to be incurred by
      -------------
the Borrower or any Subsidiary in connection with the design, development, installation, construction, completion, start-up and testing of the System (and shall include, in any event, all interest and other financing costs during construction incurred or to be incurred by the Borrower, any Subsidiary (if permitted pursuant to Section 6.01) and Holdings (pursuant to the
                      ------------

Holdings Note Purchase Agreement)), all payments under Hedging Agreements and all OA&M Expenses to the extent set forth in the Capital Budget, all as set forth in the then current Capital Budget.

     "Capital Lease Obligations" of any Person, means the obligations of such
      -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participation or other
      -------------
equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a Person (other than a corporation).

     "Casualty Proceeds" all payments received by the Administrative Agent, the
      -----------------
Borrower or any Subsidiary from any insurer in respect of casualty to or loss of property, all awards and proceeds in respect of a taking, but excluding business interruption insurance or delayed opening of business insurance and payments in respect of liability policies.

     "Casualty Proceeds Deposits" is defined in Section 8.13.
      --------------------------                ------------

     "Certificate of Commercial Service" is defined in the Supply Contract.
      ---------------------------------

     "Certificate of Final Acceptance" is defined in the Supply Contract.
      -------------------------------

     "Certificate of Provisional Acceptance" is defined in the Supply Contract.
      -------------------------------------

     "Change in Control" means and shall be deemed to have occurred if (a) there
      -----------------
shall occur any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower and its Subsidiaries to any Person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a "Group"), together with any Affiliates thereof; (b) the holders of Capital Stock
 -----
of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; (c) any Person or Group (other than the Permitted Holders) shall become, after the Closing Date, the owner, directly or indirectly, beneficially or of record, of Voting Stock representing more than 35% of the total voting power of all Voting Stock of Holdings or the Borrower;
(d) any "Change of Control" as defined in the Holdings Note Purchase Agreement shall occur; (e) there shall be a termination of PCG or its Affiliates under the Advisory Services Agreement; (f) the Borrower shall cease to be at least a 65% owned, direct subsidiary of Holdings, with all ownership interests in the Borrower held by all Persons free and clear of all consensual Liens except Liens in favor of the Administrative Agent; (g) Holdings shall cease to control a majority of the seats on the Board of Directors of the Borrower; or (h) the PCG Group and their respective Affiliates shall cease to own and control, directly or indirectly, at least 95% of their aggregate initial holdings in Holdings as of the Closing Date, beneficially and of record.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      -------------
the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender, any parent of any Lender or the Issuing Bank with any request, guideline or directive of any Governmental Authority made or issued after the Closing Date (whether or not having the force of law).

     "Checking Account" is defined in Section 8.02(b).
      ----------------                ---------------

     "CIBC" is defined in the preamble.
      ----                    --------

     "Class" when used in reference to any Loan or Borrowing, refers to whether
      -----
such Loan, or the Loans comprising such Borrowing, are Working Capital Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Working Capital Loan Commitment or a Term Loan Commitment.

     "Clean-Up Account" means the special account designated by that name
      ----------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     "Closing Date" means the date on which this Agreement shall have been
      ------------
executed and delivered by the parties hereto and the conditions specified in

Section 4.01 are satisfied or waived as evidenced by the making of the initial
------------
Loans.

     "Closing Date Certificate" means a certificate of a Responsible Officer of
      ------------------------
the Borrower, substantially in the form of Exhibit H.
                                           ---------

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Collateral" means any and all "Collateral", as defined in any applicable
      ----------
Security Document.

     "Commercial Operation Date" means the earlier of (a) the date the
      -------------------------
Certificate of Commercial Service is issued with respect to the System and (b) the date the Certificate of Provisional Acceptance is issued with respect to the System.

     "Commitment" means the Working Capital Loan Commitment or the Term Loan
      ----------
Commitment, or a combination thereof (as the context requires).

     "Confidential Memorandum" means the Confidential Information Memorandum,
      -----------------------
dated April 1997, with respect to Atlantic Crossing U.S.$410,000,000 Senior Secured Facilities distributed by the Arrangers.

     "Consolidated Interest Expense" means, with respect to the Borrower and the
      -----------------------------
Subsidiaries for any period, the sum of (a) gross interest expense (including all cash and accrued interest expense) of the Borrower and the Subsidiaries for such period on a consolidated basis and (b) that portion of Permitted Senior Cash Dividends paid during such period in respect of interest on the Holdings Senior Notes.

     "Consolidated Net Income" means, for any period, net income of the Borrower
      -----------------------
and the Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Construction Account" means the special account designated by that name
      --------------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     "Construction Contingency Reserve Account" means the special account
      ----------------------------------------
designated by that name established by the Administrative Agent pursuant to

Section 8.01(a).
---------------

     "Construction Progress Certificate" means a certificate from the Contractor
      ---------------------------------
(and countersigned by the Borrower and the Independent Engineer), substantially in the form of Exhibit K.
               ---------

     "Consultants" means, collectively, the Independent Engineer, the Market
      -----------
Consultant and the Insurance Consultant.

     "Contest" means, with respect to any tax, Lien, claim or obligation, a
      -------
contest pursued in good faith and by appropriate proceedings diligently conducted, so long as (a) adequate reserves in accordance with GAAP have been established with respect thereto, (b) no Lien shall have been filed in connection therewith or any Lien filed in connection therewith shall have been removed from the record by the bonding thereof and (c) the failure to pay such tax, Lien, claim or obligation during the pendency of such contest could not reasonably be expected to have a Material Adverse Effect.

     "Contingency Letter of Credit" means the reducing Letter of Credit,
      ----------------------------
substantially in the form of Exhibit I-1, or such other form as agreed to by the
                             -----------
Borrower, the Contractor, the Administrative Agent and the Issuing Bank, issued to support the Borrower's obligation to maintain amounts in the Escrow Contingent Account as contemplated by Sub-Article 5(C)(7) of the Supply Contract, as such Letter of Credit may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Continuation/Conversion Notice" means a request by the Borrower to convert
      ------------------------------
or continue a Working Capital Borrowing or a Term Loan Borrowing in accordance with Section 2.07, substantially in the form of Exhibit C.
     ------------                               ---------

     "Contractor" means SSI.
      ----------

     "Contractor Escrow and Security Agreement" means the Escrow and Security
      ----------------------------------------
Agreement, dated as of March 25, 1997, among SSI, the Borrower and the Escrow Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

     "Contractual Obligation" means, as to any Person, any provision of any
      ----------------------
security issued by such Person or any agreement, instrument, judgment, order, decree or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Contract Variation" means any amendment, supplement, waiver, consent or
      ------------------
other modification to the Supply Contract and shall include any "Contract Variation" as such term is defined in the Supply Contract.

     "Control" means the possession, directly or indirectly, of (a) the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and/or
(b) the ownership of 10% or more of the securities having ordinary voting power for the election of directors of a Person. "Controlling" and "Controlled" have
                                             -----------       ----------
meanings correlative thereto.

     "Credit Extension" means, as the context may require, (a) the making of a
      ----------------
Loan by a Lender or (b) the issuance of any Letter of Credit, or the extension of any expiration date of any previously issued Letter of Credit, by the Issuing Bank.

     "Current Account" means the special account designated by that name
      ---------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     "Debt Reserve Account" means the special account designated by that name
      --------------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     "Debt Reserve Amount" means, at any time of determination, an amount equal
      -------------------
to six months of anticipated interest on the Loans using the interest rate in effect as of such date with respect to the Loans plus an amount equal to the next scheduled principal payment on the Loans.

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Defaulting Lender" means any Lender with respect to which a Lender Default
      -----------------
is in effect.

     "Designated Event" means, as of any Principal Payment Date, the Borrower's
      ----------------
failure to be in compliance with Section 6.24 as of such Principal Payment Date,
                                 ------------
as set forth in the certificate delivered by the Borrower to the Administrative Agent in accordance with Section 5.02(c), or the failure of the Borrower to
                         ---------------
deliver such a certificate when required under Section 5.02(c), and such
                                               ---------------
Designated Event shall be deemed to continue until such time as the Borrower shall have delivered a certificate under Section 5.02(c) indicating compliance
                                         ---------------
with Section 6.24 and the Borrower shall be in compliance with Section 6.24.
     ------------                                              ------------

     "Documentation Agent" is defined in the preamble.
      -------------------                    --------

     "Dollars" or "$" refers to lawful money of the United States of America.
      -------      -

     "EBITDA" means, for any period, Consolidated Net Income for such period,
      ------
plus, without duplication and (other than with respect to amounts included in
----
clause (b) of the definition of Consolidated Interest Expenses) to the extent
----------
deducted from revenues in determining Consolidated Net Income for such period
(a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of letter of credit fees paid during such period, (c) the aggregate amount of income tax expense for such period, (d) all amounts attributable to depreciation and amortization for such period and (e) all non-cash, non-recurring charges during such period, and minus, without duplication
                                                    -----
and to the extent added to revenues in determining Consolidated Net Income for such period, all non-cash, non-recurring gains during such period, in each case determined in accordance with GAAP.

     "Environmental Laws" means all applicable laws, rules, permits, orders and
      ------------------
regulations relating to the protection of the environment and natural resources, and all similar items under the laws of each jurisdiction (including the United States, Bermuda, the United Kingdom and the Federal Republic of Germany), where the Borrower and its Subsidiaries are incorporated and/or operate.

     "Environmental Liability" means any liability, contingent or otherwise
      -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law or (b) the release or threatened release of any Hazardous Materials into the environment.

     "Equity Contributions" means each contribution of cash equity by Holdings
      --------------------
to the Borrower to fund the development, construction, installation or ownership of the System.

     "Equity Funding Commitment" means $325,000,000.
      -------------------------

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "ERISA Affiliate" means any entity (whether or not incorporated) that,
      ---------------
together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section
      -----------
4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived under applicable PBGC regulations); (b) the failure to make a required contribution to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the taking of any steps by the Borrower or any of its ERISA Affiliates to terminate any Plan, if such termination could result in any liability under Title IV of ERISA with respect to such Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal, within the meaning of Section 4063 of ERISA, from any multiple-employer Plan; or
(h) the receipt by the Borrower or any ERISA Affiliate of any notice from any Multiemployer Plan concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Escrow Account" means the "Escrow Account", as defined in the Contractor
      --------------
Escrow and Security Agreement.

     "Escrow Agent" means The Chase Manhattan Bank, a New York chartered bank,
      ------------
in its capacity as escrow agent under the Contractor Escrow and Security Agreement, and each of its successors and assigns as such thereunder.

     "Escrow Contingency Requirement" means $50,000,000.
      ------------------------------

     "Escrow Contingent Account" means the "Contingent Account", as defined in
      -------------------------
the Contractor Escrow and Security Agreement.

     "Escrow Dispute Account" means the "Dispute Account", as defined in the
      ----------------------
Contractor Escrow and Security Agreement.

     "Escrow Payment Account" means the "Payment Account", as defined in the
      ----------------------
Contractor Escrow and Security Agreement.

     "Eurodollar" when used in reference to any Loan or Borrowing, refers to
      ----------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" is defined in Article VII.
      ----------------                -----------

     "Event of Loss" means (a) the actual loss or constructive total loss of all
      -------------
or substantially all of any Segment of the System or (b) the loss, destruction or damage of any material portion of a Segment of the System.

     "Excess Cash Flow" means, for each semi-annual period ending on a Principal
      ----------------
Payment Date (or, with respect to the Initial Principal Payment Date, the period from the Commercial Operation Date to the Initial Principal Payment Date), all cash revenue received during such period by the Borrower and the Subsidiaries and available to the Borrower after the application of the amounts set forth in clauses first through fourth of Section 8.08(d) in accordance with the terms of
-------------         ------    ---------------
Article VIII.
------------

     "Excluded Taxes" means, with respect to the Administrative Agent, any other
      --------------
Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which any Lender is located and (c) in the case of a Lender, any withholding Tax that is imposed on amounts payable to such Lender unless, subject to Section 10.04 with respect to assignees, (i) such withholding Tax is
           -------------
the result of a Change in Law and (ii) such Lender has complied with the provisions of Section 2.17(e).
              ---------------

     "Expense Certificate" means each certificate of the Borrower, substantially
      -------------------
in the form of Exhibit M-1, delivered pursuant to Section 8.08(b).
               -----------                        ---------------

     "Federal Funds Effective Rate" means, for any day, the weighted average
      ----------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Final Contractor Payment" means that portion (5%) of the Initial Contract
      ------------------------
Price which is payable to the Contractor upon System Final Completion.

     "First Principal Amortization Reset Date" is the last day of the
      ---------------------------------------
"Availability Period" as set forth in clause (a) of the definition thereof.
                                      ----------

     "Foreign Subsidiary Pledge Supplements" means all supplements to the
      -------------------------------------
Borrower Pledge Agreement in respect of Subsidiaries of the Borrower incorporated outside the United States of America, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America.

     "German Subsidiary" means the German corporation to be known as Global
      -----------------
Telesystems GmbH, which is, as of the Closing Date, in the process of being formed by the Borrower as a direct, wholly-owned subsidiary of the Borrower.

     "German Subsidiary Account" means the special account of the German
      -------------------------
Subsidiary designated by that name established by the Administrative Agent pursuant to Section 8.01(b).
            ---------------

     "Governmental Action" means all permits, authorizations, registrations,
      -------------------
consents, approvals, notices and licenses of or with any Governmental Authority that are required in connection with the construction, installation and operation of the System, including all Landing Licenses.

     "Governmental Authority" means the government of the United States of
      ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation,
      ---------                            ---------
contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and
      ---------------
including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for
            --------
collection or deposit in the ordinary course of business.

     "Guaranteed Completion Date" means June 30, 1999.
      --------------------------

     "Hazardous Materials" means all materials defined as hazardous substances
      -------------------
under the Federal Comprehensive Environmental Response, Compensation and Liability Act, petroleum or petroleum distillates, or friable asbestos or friable asbestos containing materials, and all similar items under the laws of each jurisdiction (including the United States, Bermuda, the United Kingdom and the Federal Republic of Germany) where the Borrower and its Subsidiaries are incorporated and/or operate.

     "Hedging Agreement" means any interest rate protection agreement, foreign
      -----------------
currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Holdings" means Global Telesystems Holdings Ltd., a corporation organized
      --------
and existing under the laws of Bermuda.

     "Holdings Interest Reserve Account" means the special account designated by
      ---------------------------------
that name established by the Administrative Agent pursuant to Section 8.01(a).
                                                              ---------------

     "Holdings Interest Reserve Amount" means, at any time of determination, an
      --------------------------------
amount equal to six months of anticipated interest on the Holdings Senior Notes.

     "Holdings Note Purchase Agreement" means the Senior Note Securities
      --------------------------------
Purchase Agreement, dated as of March 25, 1997, among Holdings and the Purchasers named therein, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Holdings Pledge Agreement" means the Pledge Agreement, dated as of the
      -------------------------
date hereof, substantially in the form of Exhibit F-1, made by Holdings in favor
                                          -----------
of the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Holdings Senior Notes" means the senior notes issued by Holdings pursuant
      ---------------------
to the Holdings Note Purchase Agreement.

     "Indebtedness" of any Person means, without duplication, (a) all
      ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (d) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations of such Person, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations under Hedging Agreements and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.
      -----------------

     "Independent Engineer" means Conexart Technologies, Inc. or such other
      --------------------
engineer or engineering firm as may be appointed by the Administrative Agent in accordance with Section 10.13.
                -------------

     "Initial Contract Price" is defined in the Supply Contract.
      ----------------------

     "Initial Principal Payment Date" means the first May 31 or November 30 (or,
      ------------------------------
if such day is not a Business Day, the immediately preceding Business Day) to occur more than two months after the Commercial Operation Date.

     "Insurance Consultant" means Sedgwick Energy & Marine Limited or such other
      --------------------
insurance consulting firm as may be appointed by the Administrative Agent in accordance with Section 10.13.
                -------------

     "Insurance Proceeds Account" means the special account designated by that
      --------------------------
name established by the Administrative Agent pursuant to Section 8.01(a).
                                                         ---------------

     "Intercompany Agreement" means the Intercompany Agreement, dated as of the
      ----------------------
date hereof, in form and substance reasonably satisfactory to the Lead Agents, among the Borrower, the U.S. Subsidiary and the U.K. Subsidiary (and, once the German Subsidiary is created, the German Subsidiary), as the same may be amended, supplemented or otherwise modified from time to time.

     "Interconnect Agreements" means each agreement entered into by the Borrower
      -----------------------
and/or the Subsidiaries with another Person providing for the connection of the System to any other fiber-optic networks, including backhaul interconnections.

     "Interest Coverage Ratio" means, on any date of determination, the ratio of
      -----------------------
(a) EBITDA to (b) Consolidated Interest Expense.

     "Interest Payment Date" means (a) with respect to any ABR Loan, the last
      ---------------------
Business Day of each February, May, August and November and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the
      ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, six or, if available to all Lenders, twelve months thereafter, as the Borrower may elect;

provided, that (a) if any Interest Period would end on a day
--------
other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and
(c) Interest Periods shall be selected so that sufficient funds are available without breakage to make scheduled amortization payments on the Loans. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Issuance Request" means a Letter of Credit request and certificate duly
      ----------------
executed by the Borrower, substantially in the form of Exhibit B-2.
                                                       -----------

     "Issuing Bank" means Canadian Imperial Bank of Commerce and/or any of its
      ------------
Affiliates reasonably satisfactory to the Borrower, in its capacity as the issuer of the Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).
               ---------------

     "Landing Countries" means, at any time of determination, each country in
      -----------------
which the System is landed or planned to land at such time. As of the date of this Agreement, the System is planned to land in the United States, Great Britain and the Federal Republic of Germany (or, if selected as an alternative to the Federal Republic of Germany in accordance with the terms of the Supply Contract, The Netherlands).

     "Landing License" means, with respect to any Landing Country, the
      ---------------
telecommunications license (if a license is required, no such license being required in the Federal Republic of Germany) issued by a Governmental Authority in such Landing Country permitting the System to land in such Landing Country.

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a
      ---------------
Letter of Credit.

     "LC Exposure" means, at any time of determination, the sum of (a) the
      -----------
aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time of determination shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lead Agents" is defined in the preamble.
      -----------                    --------

     "Lead Agents Fee Letters" means the fee letters, dated as of June 1, 1997,
      -----------------------
respectively, between the Borrower and one or both of the Lead Agents.

     "Lender Default" means (a) the refusal (which has not been retracted) of a
      --------------
Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.05(e) or (b) a Lender having notified
                               ---------------
the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 2.01 or under Section 2.05, in the case of
                           ------------          ------------
either clause (a) or clause (b) above, as a result of the appointment of a
       ----------    ----------
receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

     "Lenders" means the Persons listed on Schedule 2.01 and any other Person
      -------                              -------------
that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

     "Letter of Credit" means any letter of credit issued pursuant to this
      ----------------
Agreement.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
      ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the average rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal New York office of each Reference Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset (a) any mortgage, deed of trust,
      ----
lien, pledge, hypothecation, encumbrance, charge, security interest or similar encumbrance in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

     "Liquidated Damages" means payments made by the Contractor or the Supply
      ------------------
Contract Guarantor under Article 22 of the Supply Contract.

     "Loan Documents" shall be the collective reference to this Agreement, the
      --------------
Notes, the Lead Agents Fee Letters, the Security Documents and the Subsidiary Guaranty Agreement.

     "Loan Parties" shall be the collective reference to Holdings, the Borrower
      ------------
and each Subsidiary.

     "Loans" shall be the collective reference to the Working Capital Loans and
      -----
the Term Loans.

     "Majority Lenders" means, at any time of determination, Non-Defaulting
      ----------------
Lenders having Working Capital Exposures, LC Exposure, outstanding Term Loans and unused Commitments representing more than 51% of the sum of the total Working Capital Exposures, LC Exposure, outstanding Term Loans and unused Commitments of such Non-Defaulting Lenders at such time.

     "Market Consultant" means KMI Corporation or such other market consultant
      -----------------
firm as may be appointed by the Borrower and the Administrative Agent.

     "Material Adverse Effect" means a material adverse effect on (a) the System
      -----------------------
or the ownership thereof, (b) the business, assets, revenues (with respect to representations and warranties made after the Commercial Operation Date), results of operations (with respect to representations and warranties made after the Commercial Operation Date) or financial condition (or, with respect to representations and warranties made as of the Closing Date only, prospects) of the Borrower and the Subsidiaries taken as a whole, (c) the ability to achieve the Actual Date of Commercial Operation by the Guaranteed Completion Date, (d) the ability of (i) the Borrower, (ii) any of the Subsidiaries (unless curable by the Borrower or another Subsidiary) or (iii) the Supply Contract Guarantor, to perform their respective obligations under the Loan Documents or the Systems Contracts to which it is a party or (e) the validity or enforceability of the Loan Documents or the Lenders' rights and remedies under the Loan Documents.

     "Material Impact" means (a) a material adverse effect on the Lenders, (b) a
      ---------------
material adverse effect on the Collateral contemplated on the date hereof to be granted to the Administrative Agent (including under Section 5.30, but excluding
                                                     ------------
Collateral not comprising the System as contemplated on the date hereof), or the Lenders' position with respect thereto, (c) a Material Adverse Effect, (d) an adverse effect on the revenues of the Borrower and the Subsidiaries taken as a whole or (e) a material delay in obtaining, or a material risk in not obtaining, or in the termination or revocation of, a material Governmental Action necessary to complete or operate the System as contemplated on the date hereof.

     "Material Operating Budget Deviation" means, with respect to the Operating
      -----------------------------------
Budget for any Operating Year, the payment of any OA&M Expense (excluding Sales Commissions) which would result in total operating costs (excluding Sales Commissions) for such Operating Year (after giving effect to all other payments of OA&M Expenses (excluding Sales Commissions) in such Operating Year, including all other cost overruns and underruns or other savings with respect to any budget category) exceeding the total operating costs (excluding Sales Commissions) set forth in the Operating Budget for such Operating Year, and such excess, when added to the "Cumulative Overruns" for all prior Operating Years, would exceed an amount equal to 20% of the "Benchmark Costs" for all Operating Years (including the current Operating Year). For purposes of this definition, "Benchmark Costs" shall be the total operating costs (excluding Sales
 ---------------
Commissions) for each Operating Year set forth in the Operating Plan, and

"Cumulative Overruns" shall be, at any time, an amount equal to the excess of
--------------------
(a) the sum of the actual operating costs (excluding Sales Commissions earned in accordance with the Sales Agency Agreement) for each complete Operating Year ended over (b) the sum of the Benchmark Costs for each such complete Operating
      ----
Year ended.

     "Maturity Date" means November 30, 2002.
      -------------

     "Monthly OA&M Transfer Date" is defined in Section 8.08(b)(i).
      --------------------------                ------------------

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Mortgages" means the mortgages, deeds of trust and other instruments
      ---------
required to be executed and delivered by Loan Parties owning real property pursuant to the terms of this Agreement (including Section 5.30 hereof),
                                                   ------------
creating, in favor of the Administrative Agent for the benefit of the Lenders, Liens on such real property, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Multiemployer Plan" means a multiemployer plan as defined in Section
      ------------------
4001(a)(3) of ERISA.

     "Net Cash Proceeds" means (a) with respect to the sale, transfer, lease or
      -----------------
other disposition of any asset (excluding Capacity) by the Borrower or any Subsidiary, an amount certified in reasonable detail by a Responsible Officer of the Borrower to the Lenders as the excess, if any, of (i) the sum of cash received in connection with such sale, transfer, lease or other disposition over
(ii) the sum of (A) amounts placed in escrow or held as a reserve, in accordance with GAAP, against any liabilities associated with such sale or disposition (except that, to the extent and as of the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (B) amounts paid to minority interest holders of such asset and the principal amount of any Indebtedness (other than Indebtedness under this Agreement) which is secured by any such asset and which is repaid in connection with the sale, transfer, lease or other disposition thereof, (C) the reasonable out-of-pocket expenses incurred or to be incurred by the Borrower or such Subsidiary in connection with such sale, transfer, lease or other disposition and (D) provision for taxes attributable to such sale, transfer, lease or other disposition (as estimated by the Borrower in good faith, provided that to the extent such estimate shall have exceeded the amount
       --------
of taxes actually paid, such difference shall thereupon constitute Net Cash Proceeds), (b) with respect to the issuance of any Capital Stock by the Borrower, an amount certified in reasonable detail by a Responsible Officer of the Borrower to the Lenders as the excess of (i) the sum of the cash received in connection with such issuance over (ii) the underwriting discounts and commissions (if any) and other reasonable fees, out-of-pocket expenses and other costs incurred or to be incurred by the Borrower in connection with such issuance and (c) with respect to the incurrence of Indebtedness by Holdings or the Borrower, an amount certified in reasonable detail by a Responsible Officer of Holdings or the Borrower, as the case may be, to the Lenders as the excess of
(i) the sum of the cash received in connection with such incurrence of Indebtedness over (ii) the reasonable fees, out-of-pocket expenses and other costs incurred or to be incurred by Holdings or the Borrower in connection with such incurrence of Indebtedness.

     "Net Equity Funding Commitment" means an amount equal to the Equity Funding
      -----------------------------
Commitment minus an amount equal to the sum of (a) the fees, out-of-pocket expenses and other costs incurred by Holdings in connection with the issuance of the Holdings Senior Notes and the issuance of its Capital Stock prior to the Closing Date, (b) that portion of the proceeds of the Holdings Senior Notes retained by Holdings not exceeding $26,400,000 to provide for an interest reserve account for the holders of the Holdings Senior Notes, (c) that portion of the proceeds of the Capital Stock issued prior to the Closing Date retained by Holdings not exceeding $500,000, (d) that portion of the proceeds of the Holdings Senior Notes not exceeding $500,000 retained by Holdings to pay for general and administrative expenses of Holdings and (e) the fees, out-of-pocket expenses and other expenses incurred by Holdings or the Borrower and paid by Holdings in connection with the transactions contemplated hereby or by any of the foregoing; provided, that the amounts set forth in clauses (a) through (e)
               --------                                -----------         ---
are consistent with the Capital Budget.

     "Non-Defaulting Lender" means and includes each Lender other than a
      ---------------------
Defaulting Lender.

     "Non-Material System Contracts" shall be the collective reference to the
      -----------------------------
Advisory Services Agreement, the SSI Indemnity Agreement, the SSI Subordinated Pledge Agreement, the SSI Subordinated Security Agreement, the Intercompany Agreement, each Additional Non-Material Contract and the Contractor Escrow and Security Agreement.

     "Notes" shall be the collective reference to the Term Notes and the Working
      -----
Capital Notes.

     "OA&M Agreement" means the Operations, Administration and Maintenance
      --------------
Agreement, dated as of March 25, 1997, between the Borrower and the Operator, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "OA&M Expenses" means all operation, administration and maintenance
      -------------
expenses with respect to the System which are payable by the Borrower or any Subsidiary (including all selling, general and administrative expenses, all commissions on sales of Capacity, all amounts in respect of reimbursements payable under Section 2(b) of the Advisory Services Agreement, all sales, excise and similar taxes, all other taxes and duties payable by the Borrower or such Subsidiary and all payments owing to the Operator under the OA&M Agreement in respect of work performed thereunder); provided, however, that OA&M Expenses
                                       --------  -------
shall not include (i) prior to the Commercial Operation Date, amounts payable which are Capital Costs and are set forth in the Capital Budget, (ii) amounts payable in respect of Permitted System Upgrades and Permitted Costs, (iii) any non-cash expenses, (iv) income and franchise taxes payable by any Subsidiary,
(v) all payments made to the Subsidiaries under the Intercompany Agreement and
(vi) the Advisory Services Fee.

     "Obligations" is defined in the Borrower Security Agreement.
      -----------

     "Obligors" shall be the collective reference to the Borrower, Holdings, the
      --------
Subsidiaries, the Contractor (until the expiration of the basic warranty period under the Supply Contract) and, prior to the performance of all obligations under the Supply Contract Guaranty, the Supply Contract Guarantor.

     "Operating Budget" is defined in Section 5.14.
      ----------------                ------------

     "Operating Budget Deviation" means, with respect to the Operating Budget
      --------------------------
for any Operating Year, the payment of any OA&M Expense (excluding Sales Commissions) which would result in total operating costs (excluding Sales Commissions) for such Operating Year (after giving effect to all other payments of OA&M Expenses

(excluding Sales Commissions) in such Operating Year, including all other cost overruns and underruns or other savings with respect to any budget category) exceeding the total operating costs (excluding Sales Commissions) set forth in the Operating Budget for such Operating Year by more than 5%.

     "Operating Plan" is defined in Section 5.14.
      --------------                ------------

     "Operating Reserve Account" means the special account designated by that
      -------------------------
name established by the Administrative Agent pursuant to Section 8.01(a).
                                                         ---------------

     "Operating Reserve Amount" means, at any time of determination, an amount
      ------------------------
equal to six months of anticipated operating expenses in accordance with the then current Operating Budget of the Borrower and the Subsidiaries.

     "Operating Year" means, initially, the period from the date the United
      --------------
States to United Kingdom segment of the System becomes operational to the following December 31st and, thereafter, each ensuing calendar year.

     "Operator" means SSI.
      --------

     "Other Taxes" means any and all present or future stamp or documentary
      -----------
Taxes, charges or similar levies arising from any payment hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Participation Certificate" is defined in Section 2.04(a).
      -------------------------                ---------------

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and
      ----
defined in ERISA and any successor entity performing similar functions.

     "PCG" means Pacific Capital Group, Inc., a California corporation.
      ---

     "PCG Group" means, collectively, PCG and such Persons who were principals,
      ---------
officers, directors or employees of PCG as of the Closing Date (whether at any future time such Person ceases to be such) and any other Person who becomes a principal, officer, director or employee of PCG after the Closing Date.

     "Perfectible Collateral" is defined in Section 3.17.
      ----------------------                ------------

     "Permitted Costs" means (a) all amounts due under the Supply Contract
      ---------------
(including, in respect of Permitted System Upgrades), (b) any and all amounts due in connection with any change to the configuration of the System permitted under Section 6.09, (c) any and all amounts due in respect of any capital
      ------------
expenditure permitted under Section 6.17 and (d) any other amount applied to
                            ------------
costs of the type set forth in Section 8.08(b), Section 8.08(c) or in  clauses
                               ---------------  ---------------        -------
first through fourth of Section 8.08(d).
-----         ------    ---------------

     "Permitted Encumbrances" means:
      ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in accordance with Section 5.03;
                                  ------------

          (b) (i) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens relating to the construction of the System or (ii) other Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in accordance with Section 5.03;
                                  ------------

          (c) any Liens on any portion of the System arising by operation of law through the Contractor (or any of its subcontractors);

          (d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          (g)  Liens arising under any Loan Document or System Contract;

          (h)  Liens arising under the Contractor Escrow and Security Agreement;

          (i) Liens granted by the German Subsidiary in favor of the Borrower under the security agreement entered into in accordance with Section
                                                                  -------
     5.30(b);
     -------

          (j) the rights of any purchaser of Capacity with respect to the use of portions of the System as set forth or referred to in the Capacity Sales Agreements; and

          (k) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and by appropriate proceedings diligently conducted and for the payment of which adequate reserves have been provided or other provisions reasonably satisfactory to the Administrative Agent have been made.

     "Permitted Holders" means each of PCG, PCG Telecom LDC, CIBC and their
      -----------------
respective Affiliates.

     "Permitted Investments" means:
      ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-1 from S&P or at least P-1 from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and overnight sweep accounts, money market deposit accounts issued or offered by, (i) the Administrative Agent or any of its Affiliates, (ii) any Lender or (iii) any other bank which has a combined capital and surplus and undivided profits of not less than $250,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered
                                                   ----------
     into with a financial institution satisfying the criteria described in clause (c) above; and
     ----------

          (e) with respect to the investment of funds on deposit in the Contractor Escrow and Security Agreement, investments permitted by the Contractor Escrow and Security Agreement.

     "Permitted Reserve LC Facility" means a letter of credit facility for the
      -----------------------------
Borrower consistent with the terms set forth on Schedule 1.01(a).
                                                ----------------

     "Permitted Sale Leasebacks" means leases or sale leasebacks of real and
      -------------------------
personal property constituting a portion of the System, provided that (a) such
                                                        --------
leases or sale leasebacks shall be undertaken for fair value pursuant to a tax program reasonably satisfactory to the Lead Agents recommended by Arthur Andersen, LLP or such other tax consultant of national standing retained by the Borrower that is reasonably satisfactory to the Lead Agents and (b) the Net Cash Proceeds of any sale of assets undertaken in connection therewith shall be applied to the prepayment of the Term Loans in accordance with Section 2.11(c).
                                                ---------------

     "Permitted Senior Cash Dividends" means, with respect to any fiscal year of
      -------------------------------
the Borrower, cash dividends paid by the Borrower in an amount not to exceed (a) so long as the Holdings Senior Notes remain outstanding, the lesser of (i) $19,000,000 and (ii) the actual amount necessary to pay interest on the Holdings Senior Notes, as certified by a Responsible Officer of the Borrower to the Administrative Agent, plus $1,000,000 and (b) $1,000,000 thereafter (in each case exclusive of any cash dividends paid by the Borrower under Section 6.06(d),
                                                                ---------------
(e) and (f)).
---     ---

     "Permitted Subordinated Debt" means Indebtedness of the Borrower which has
      ---------------------------
(a) no principal payments, redemptions, repurchases, sinking funds or prepayments prior to the date which is one year after the payment in full in cash of all Loans and other obligations hereunder and under the Loan Documents,
(b) no cash interest payments except to the extent permitted by Section 6.06(d)
                                                                ---------------
hereof, provided that, in any event, unless the Majority Lenders otherwise
        --------
agree, no cash interest payments are permitted with respect thereto so long as any Event of Default, Specified Default or Designated Event shall have occurred and be continuing, and (c) interest rate, interest payment date, subordination, covenants, defaults and other terms and conditions reasonably satisfactory to the Lead Agents.

     "Permitted System Upgrades" means upgrades to the System contemplated by
      -------------------------
Article 6A of the Supply Contract.

     "Person" means any natural person, corporation, limited liability company,
      ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
      ----
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Plan of Work" means the plan of work attached as Appendix 3 to the Supply
      ------------
Contract, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Pledge Agreements" shall be the collective reference to the Holdings
      -----------------
Pledge Agreement, the Borrower Pledge Agreement and the SSI Lender Pledge Agreement.

     "Presale Proceeds" means cash proceeds (net of sale commissions) received
      ----------------
by the Borrower and/or the Subsidiaries under Capacity Sales Agreements on or prior to the Commercial Operation Date.

     "Prime Rate" means the rate of interest per annum established by Deutsche
      ----------
Bank AG as its prime or reference or base rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is effective. The Prime Rate is not necessarily the lowest rate of interest charged to borrowers.

     "Principal Payment Date" means the Initial Principal Payment Date and each
      ----------------------
May 31 and November 30 (or, if such day is not a Business Day, the immediately preceding Business Day) occurring thereafter.

     "Projections" means the reasonably detailed operating projections for the
      -----------
System which were delivered by the Borrower to the Administrative Agent and the Arrangers prior to the date hereof and which reflect the reasonable expected case (and not worst case) projections of the revenues, operating expenses, cash flow, debt service and other related items for the System.

     "Quarterly Advisory Services Payment Date"  means (a) initially, the
      ----------------------------------------
Initial Principal Payment Date and (b) thereafter, each quarterly date which occurs on the last business day of the applicable month.

     "Ready for Commercial Service" is defined in the Supply Contract.
      ----------------------------

     "Ready for Provisional Acceptance" is defined in the Supply Contract.
      --------------------------------

     "Reference Lenders" means CIBC Inc., Deutsche Bank AG, New York Branch, and
      -----------------
BHF-Bank Aktiengesellschaft, Grand Cayman Branch.

     "Register" has the meaning set forth in Section 10.04(c).
      --------                               ----------------

     "Related Parties" means, with respect to any specified Person, such
      ---------------
Person's Affiliates and subsidiaries and the respective directors, officers and employees of such Person and such Person's Affiliates and subsidiaries.

     "Required Balance" means (a) with respect to the Debt Reserve Account, the
      ----------------
Debt Reserve Amount, (b) with respect to the

Operating Reserve Account, the Operating Reserve Amount and (c) with respect to the Holdings Interest Reserve Account, the Holdings Interest Reserve Amount.

     "Required Lenders" means, at any time of determination, Non-Defaulting
      ----------------
Lenders having Working Capital Exposures, LC Exposure, outstanding Term Loans and unused Commitments representing more then 66-2/3% of the sum of the total Working Capital Exposures, LC Exposures, outstanding Term Loans and unused Commitments of such Non-Defaulting Lenders at such time.

     "Requirement of Law" means, as to any Person, the Certificate of
      ------------------
Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule, judgment, decree, order or regulation of any Governmental Authority, and any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reserve Accounts" means the collective reference to the Debt Reserve
      ----------------
Account, the Operating Reserve Account and the Holdings Interest Reserve
Account.

     "Responsible Officer" means, with respect to any matter, with respect to
      -------------------
any Person, the President, any Vice President, Assistant Vice President, Treasurer or Assistant Treasurer of such Person, or any other officer of such Person who in the normal performance of his operational responsibility would have knowledge of such matter and the requirements, if any, with respect thereto.

     "Restricted Payment" means any dividend or other distribution (whether in
      ------------------
cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any Subsidiary (or in respect of any Permitted Subordinated Debt) or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower or any Subsidiary.

     "Retainage Issuance Date" means the date on which the Contractor receives
      -----------------------
payment in full of all amounts due under the Supply Contract other than the portion thereof constituting the Final Contractor Payment, provided that the
                                                           --------
Contingency Letter of Credit shall have been returned by the Borrower to the Issuing Bank or terminated or expired or, if drawn, the related LC Disbursement shall have been reimbursed in full to the Issuing Bank.

     "Retainage Letter of Credit" means the letter of credit substantially in
      --------------------------
the form of Exhibit I-2 or such other form as agreed by the Borrower, the
            -----------
Contractor, the Administrative Agent and the Issuing Bank, as such letter of credit may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Revenue Account" means the special account designated by that name
      ---------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     "S Capacity" means that capacity on the System which is available on the S
      ----------
Segments.

     "S Segments" is defined in the form of Capacity Sales Agreement attached as
      ----------
Exhibit L.
---------

     "Sales Agency Agreement" means the Sales Agency Agreement, dated as of
      ----------------------
March 25, 1997, between the Borrower and the Sales Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Sales Agent" means SSI.
      -----------

     "Sales Commissions" means sales commissions payable to the Sales Agent
      -----------------
under the Sales Agency Agreement, but not including expense reimbursement and other obligations payable thereunder.

     "Sales and Issuances Proceeds Account" means the special account designated
      ------------------------------------
by that name established by the Administrative Agent pursuant to Section
                                                                 -------
8.01(a).

     "Sales Threshold" means at any date of determination, when the sum of (a)
      ---------------
an amount equal to all cash payments received by the Borrower and the Subsidiaries on or prior to such date under Capacity Sales Agreements entered into in accordance Section 6.23 plus (b) an amount equal to the aggregate amount
                   ------------ ----
of firm commitments outstanding as of such date for the sale of Capacity entered into in accordance with Section 6.23 (provided that such firm commitments shall
                        ------------
be included for purposes of this clause (b) only to the extent amounts payable
                                 ----------
thereunder are payable on or before the date which is five Business Days after the Commercial Operation Date and, with respect to any amounts payable thereafter, only if the obligor thereunder has a long-term senior unsecured debt rating of at least "A" from S&P or at least "A" from Moody's or is otherwise acceptable to the Majority Lenders), equals or exceeds $296,500,000.

     "Second Principal Amortization Reset Date" means the last day of the
      ----------------------------------------
"Availability Period" as set forth in clause (b) of the definition thereof.
                                      ----------

     "Security Agreements" shall be the collective reference to the Borrower
      -------------------
Security Agreement, each Subsidiary Security Agreement and the SSI Lender Security Agreement.

     "Security Documents" shall be the collective reference to the Pledge
      ------------------
Agreements, the Security Agreements and the Mortgages.

     "Segment" is defined in the Supply Contract.
      -------

     "SG&A Expenses" means selling, general and administrative expenses incurred
      -------------
by the Borrower and the Subsidiaries in connection with the marketing and operation of the System.

     "Special Payment Account" means the special account designated by that name
      -----------------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     "Special Payments" means (a) all payments made by the Contractor under the
      ----------------
Supply Contract and all other payments made by the Contractor or the Supply Contract Guarantor in respect of any breach or failure by the Contractor to perform its obligations under the Supply Contract, whether as a result of any proceeding, settlement or otherwise, and (b) all payments under insurance policies maintained by the Borrower or any Subsidiary to compensate for a delay in the commencement of operations of the System.

     "Specified Default" means (a) any Event of Default under Article VII and
      -----------------                                       -----------
(b) any Default arising under Sections 7.01, 7.03, 7.04 or 7.05.
                              -------------  ----  ----    ----

     "Specified Event of Default" means the occurrence of any Event of Default
      --------------------------
under Article VII other than those arising under Sections 7.06 or 7.15.
      -----------                                -------------    ----

     "S&P" means Standard & Poor's Ratings Services.
      ---

     "SSI" means AT&T Submarine Systems, Inc., a Delaware corporation, together
      ---
with its permitted successors and assigns.

     "SSI Consent" means the Consent and Agreement, dated as of the date hereof,
      -----------
substantially in the form of Exhibit J, among the Borrower, SSI and the
                             ---------
Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof and, with respect to any supply contract permitted to replace the Supply Contract in accordance with Section 7.11, any replacement consent and agreement
                            ------------
relating to such new supply contract, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "SSI Indemnity Agreement" means the Indemnity Agreement, dated as of the
      -----------------------
date hereof, in form and substance reasonably satisfactory to the Lead Agents, made by the Borrower in favor of SSI, as the same may be amended, supplemented or otherwise modified from time to time.

     "SSI IRU and Option Agreement" means the Indefeasible Right of Use and
      ----------------------------
Option Agreement, in form and substance reasonably satisfactory to the Lead Agents, between SSI Sub 2 and the U.S. Subsidiary, as the same may be amended, supplemented or otherwise modified from time to time.

     "SSI Lease" means the lease, in form and substance reasonably satisfactory
      ---------
to the Lead Agents, between SSI Sub 2, as lessee, and the U.S. Subsidiary, as lessor, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

     "SSI Lender Pledge Agreement"  means the Pledge Agreement, dated as of the
      ---------------------------
date hereof, substantially in the form of Exhibit F-3, made by SSI Sub 1 in
                                          -----------
favor of the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "SSI Lender Security Agreement" means the Security Agreement, dated as of
      -----------------------------
the date hereof, substantially in the form of Exhibit E-3, made by SSI Sub 2 in
                                              -----------
favor of the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "SSI Subordinated Pledge Agreement" means the Subordinated Pledge
      ---------------------------------
Agreement, dated as of the date hereof, in form and substance reasonably satisfactory to the Lead Agents, made by SSI Sub 1 in favor of the U.S. Subsidiary, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "SSI Subordinated Security Agreement" means the Subordinated Security
      -----------------------------------
Agreement, dated as of the date hereof, in form and substance reasonably satisfactory to the Lead Agents, made by SSI Sub 2 in favor of the U.S. Subsidiary, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "SSI Sub 1" means SSI Atlantic Crossing Holdings LLC, a Delaware limited
      ---------
liability company and a wholly owned subsidiary of SSI.

     "SSI Sub 2" means SSI Atlantic Crossing LLC, a Delaware limited liability
      ---------
company and a wholly owned subsidiary of SSI Sub 1.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the
      ----------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, in the case of the Base CD Rate, and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "subsidiary" means, with respect to any Person (the "parent") at any date,
      ----------                                          ------
any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of the Borrower.
      ----------

     "Subsidiary Accounts" means, collectively, the German Subsidiary Account,
      -------------------
the U.K. Subsidiary Account and the U.S. Subsidiary Account.

     "Subsidiary Guaranty Agreement" means the Guaranty Agreement, dated as of
      -----------------------------
the date hereof, substantially in the form of Exhibit G, made by the U.S.
                                              ---------
Subsidiary (and any other Subsidiary from time to time party thereto) in favor of the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Subsidiary Security Agreement" means the U.S. Subsidiary Security
      -----------------------------
Agreement and each other Security Agreement made by a Subsidiary in favor of the Administrative Agent in accordance with Section 5.30, in each case as amended,
                                        ------------
supplemented, amended and restated or otherwise modified from time to time.

     "Subsidiary Transfer Date" means the last Business Day of each May, August,
      ------------------------
November and February occurring after the date the Segment connecting the United States to the United Kingdom becomes Ready for Commercial Service or, with respect to any Subsidiary, such other dates as such Subsidiary designates in writing to the Administrative Agent.

     "Subsidiary Transfer Payment" means, with respect to any Subsidiary as of
      ---------------------------
any Subsidiary Transfer Date, to the extent permitted by applicable law, all amounts on deposit in such Subsidiary's Subsidiary Account as of such date, net of all Taxes due (or to become due) from such Subsidiary and all OA&M Expenses anticipated to be incurred by such Subsidiary prior to the next Subsidiary Transfer Date (or such lesser amount as may be permitted under applicable law to be distributed to the Borrower).

     "Supply Contract" means the Project Development and Construction Contract,
      ---------------
dated as of March 18, 1997, between the Contractor and the Borrower, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

     "Supply Contract Guaranty" means the Guaranty, dated as of March 18, 1997,
      ------------------------
made by the Supply Contract Guarantor in favor of the Borrower, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Supply Contract Guarantor" means AT&T.
      -------------------------

     "Syndication Agent" is defined in the preamble.
      -----------------                    --------

     "System" is defined in the second recital.
      ------                    ------ -------

     "System Activities" means all activities related to the design,
      -----------------
development, engineering, acquisition, installation, construction, landing, completion, disposition, financing, modification, start-up, testing, operation, ownership, possession, maintenance and use of the System.

     "System Contracts" shall be the collective reference to the Supply
      ----------------
Contract, the Supply Contract Guaranty, the Capacity Sales Agreements, the OA&M Agreement, the Sales Agency Agreement, the SSI Lease, the SSI IRU and Option Agreement, each Additional Material Contract and the Non-Material System Contracts.

     "System Final Completion" means the date on which the Certificate of Final
      -----------------------
Acceptance shall have been issued with respect to the System in accordance with the terms of the Supply Contract, as certified by the Independent Engineer.

     "System Revenues" means, for any period, all revenues received by the
      ---------------
Borrower and the Subsidiaries during such period including all revenues and proceeds received by it from (a) sales, leases or other dispositions of Capacity, (b) the sale, lease, transfer or other disposition of any of its assets, (c) all payments made by purchasers of Capacity to the Borrower or any Subsidiary in respect of operation, administration and maintenance charges, (d) all payments made by insurers under business interruption policies and (e) all payments received under Hedging Agreements after the Commercial Operation Date, but excluding from System Revenues all Special Payments, Casualty Proceeds and
--- ---------
Net Cash Proceeds.

     "T Capacity" means that capacity on the System which is available on the T
      ----------
Segments.

     "T Segments" is defined in the form of Capacity Sales Agreement attached as
      ----------
Exhibit L.
---------

     "Taxes" means any and all present or future taxes, levies, imposts, duties,
      -----
deductions, charges or withholdings imposed by any Governmental Authority.

     "Term Loans" is defined in Section 2.01.
      ----------                ------------

     "Term Loan Commitment" means, as to any Lender, its obligation to make Term
      --------------------
Loans to the Borrower and acquire participations in Letters of Credit in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name on Schedule 2.01 under the heading "Term Loan
                               -------------
Commitment" or, in the case of a Lender that is an assignee, the amount of such assigning Lender's Term Loan Commitment assigned to such assignee pursuant to

Section 10.04 in each case as such amount may be adjusted from time to time as
-------------
provided herein.

     "Term Note" is defined in Section 2.09(e).
      ---------                ---------------

     "Termination Date" means the last day of the Availability Period.
      ----------------

     "Three-Month Secondary CD Rate" means, for any day, the secondary market
      -----------------------------
rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately

10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

     "Type" when used in reference to any Loan or Borrowing, refers to whether
      ----
the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "U.K. Subsidiary" means GT U.K. Ltd., a United Kingdom corporation and a
      ---------------
direct, wholly-owned subsidiary of the Borrower.

     "U.K. Subsidiary Account" means the special account of the U.K. Subsidiary
      -----------------------
designated by that name established by the Administrative Agent pursuant to

Section 8.01(b).
---------------

     "U.S. Subsidiary" means GT Landing Corp., a Delaware corporation and a
      ---------------
direct, wholly-owned subsidiary of the Borrower.

     "U.S. Subsidiary Account" means the special account of the U.S. Subsidiary
      -----------------------
designated by that name established by the Administrative Agent pursuant to

Section 8.01(b).
---------------

     "U.S. Subsidiary Security Agreement" means the Subsidiary Security
      ----------------------------------
Agreement, dated as of the date hereof, substantially in the form of Exhibit E-
                                                                     ---------
2, made by the U.S. Subsidiary in favor of the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Voting Stock" means, with respect to any Person, securities of any class
      ------------
or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result
      --------------------
of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Working Capital Exposure" means, with respect to any Lender at any time,
      ------------------------
the outstanding principal amount of such Lender's Working Capital Loans and/or participation interests in Working Capital Loans at such time.

     "Working Capital Lenders" means the Lenders designated as such on the
      -----------------------
signature pages hereof, together with their successors and assigns.

     "Working Capital Loan Commitment" means, as to any Working Capital Lender,
      -------------------------------
its obligation to make Working Capital Loans to the Borrower in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Working Capital Lender's name on Schedule 2.01 under the heading "Working
                                      -------------
Capital Loan Commitment" or, in the case of any Working Capital Lender that is an assignee, the amount of the assigning Lender's Working Capital Loan Commitment assigned to such assignee pursuant to Section 10.04 in each case as
                                                 -------------
such amount may be adjusted from time to time as provided herein.

     "Working Capital Loans" is defined in Section 2.01.
      ---------------------                ------------

     "Working Capital Note" is defined in Section 2.09(e).
      --------------------                ---------------

     "Working Capital Loan Percentage" means, with respect to any Lender other
      -------------------------------
than a Working Capital Lender, the percentage set forth opposite the name of such Lender on Schedule 2.01 under the heading "Working Capital Loan
               -------------
Percentage".

     "VAT Refund Account" means the special account designated by that name
      ------------------
established by the Administrative Agent pursuant to Section 8.01(a).
                                                    ---------------

     SECTION 1.2.  Classification of Loans and Borrowings.  For purposes of this
                   --------------------------------------
Agreement, Loans may be classified and referred to by Class (e.g., a "Working
                                                             ----
Capital Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
                           ----
(e.g., a "Eurodollar Working Capital Loan").  Borrowings also may be classified
 ----
and referred to by Class (e.g., a "Working Capital Borrowing") or by Type (e.g.,
                          ----                                             ----
a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Working
                                                ----
Capital Borrowing").

     SECTION 1.3.  Terms Generally.  The definitions of terms herein shall apply
                   ---------------
equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to

Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.4.  Accounting Terms; GAAP.  Except as otherwise expressly
                   ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.


                                   ARTICLE II

                                THE COMMITMENTS
                                ---------------

     SECTION 2.1.  Commitments.  Subject to the terms and conditions set forth
                   -----------
herein, (a) each Working Capital Lender severally agrees to make working capital loans ("Working Capital Loans") to the Borrower from time to time during the
        ---------------------
Availability Period in an aggregate principal amount that will not result in such Working Capital Lender's Working Capital Exposure exceeding such Working Capital Lender's Working Capital Loan Commitment and (b) each Lender severally agrees to make term loans ("Term Loans") to the Borrower from time to time
                            ----------
during the Availability Period in an aggregate principal amount not to exceed such Lender's Term Loan Commitment; provided that no Lender shall make any Term
                                    --------
Loan if, after giving effect thereto, the sum of the outstanding Term Loans and the LC Exposure (in each case, after giving effect to the Term Loans requested to be made and the Letters of Credit requested to be issued on such date) exceed the Term Loan Commitments of all Lenders. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Working Capital Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

     SECTION 2.2.  Loans and Borrowings.  (a)  Each Loan shall be made as part
                   --------------------
of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder;

provided that the Commitments of the Lenders are several and no Lender shall be
--------
responsible for any other Lender's failure to make Loans as required.

     (b) Each Working Capital Borrowing and Term Loan Borrowing may be ABR Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request in accordance herewith.

     (c) Each Eurodollar Borrowing and each ABR Borrowing shall be in an aggregate amount that is not less than $500,000, in the case of a Working Capital Borrowing, and not less than $5,000,000, in the case of a Term Loan Borrowing; provided that any such Borrowing may be in an aggregate amount that
           --------
is equal to the entire unused balance of the total Working Capital Loan Commitments or Term Loan Commitments, as the case may be, or in an amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be
   ---------------
outstanding at the same time; provided that there shall not at any time be more
                              --------
than a total of eight Eurodollar Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.3.  Requests for Borrowings.  To request a Working Capital
                   -----------------------
Borrowing or a Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by delivering a Borrowing Request to the Administrative Agent (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or
(b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that
                                                                  --------
any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than
                                ---------------
11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
                                                     ------------

          (a) whether the requested Borrowing is to be a Working Capital Borrowing and/or Term Loan Borrowing;

          (b)  the aggregate amount of the requested Borrowing;

          (c) the date of such Borrowing, which shall be (A) in the case of Term Loans, a Borrowing Date and (B) in the case of Working Capital Loans, a Business Day;

          (d) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (e) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period".

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.4.  Special Provisions for Working Capital Loans.
                   --------------------------------------------

     (a)  Participations in Working Capital Loans.
          ---------------------------------------

          (i) By the making of a Working Capital Loan and without further action on the part of the Working Capital Lenders, the Working Capital Lenders hereby ratably grant to each Lender that is not a Working Capital Lender, and each Lender that is not a Working Capital Lender hereby acquires ratably from the Working Capital Lenders, a participation in such Working Capital Loan equal to such Lender's Working Capital Loan Percentage of the aggregate amount of such Working Capital Loan. Each Lender that is not a Working Capital Lender acknowledges and agrees that its obligation to acquire a participation pursuant to this paragraph in respect of each Working Capital Loan is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default, a Designated Event, an Event of Default or a Material Adverse Effect or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (ii)  If any Event of Default described in Section 7.04 or 7.05 shall
                                                     ------------    ----
     have occurred, each Lender (other than a Working Capital Lender) immediately and automatically shall, and at other times, from time to time, promptly upon request by the Working Capital Lenders delivered to the Administrative Agent (which shall promptly notify each Lender thereof), each Lender (other than a Working Capital Lender) shall, transfer immediately to the Administrative Agent for credit to the Working Capital Lenders, in immediately available funds, the amount of its participation set forth in clause (i). The Working Capital Lenders will deliver to such
                  ----------
     other Lender, promptly following receipt of such funds, a Participation Certificate, substantially in the form of Exhibit N, dated the date of
                                               ---------
     receipt of such funds and in the amount of such Lender's participation if requested to do so by such other Lender.

          (iii) So long as any Lender that is not a Working Capital Lender has fulfilled any obligation to make payments to the Administrative Agent for the account of the Working Capital Lenders pursuant to clause (a)(i) above
                                                            -------------
     and is not a Defaulting Lender, upon (and only upon) receipt by the Administrative Agent for the account of the Working Capital Lenders of immediately available funds from the Borrower in respect of interest or commitment fees relating to the Working Capital Loans, the Working Capital Lenders shall promptly remit, through the Administrative Agent, to the Lenders which are not Working Capital Lenders an amount equal to their pro rata share of the Applicable Rate paid with respect to outstanding Working Capital Loans and an amount equal to their pro rata share of such commitment fees.

          (iv) Upon (and only upon) receipt by the Administrative Agent for the account of the Working Capital Lenders of immediately available funds from the Borrower as payment in respect of principal of or interest on a Working Capital Loan with respect to which a Lender (other than a Working Capital Lender) has paid the Administrative Agent for the account of the Working Capital Lenders for such Lender's participation in such Working Capital Loan pursuant to clause (a)(i) above, the Administrative Agent will pay to
                      -------------
     each such Lender which is not a Defaulting Lender, in the same funds as those received by the Administrative Agent for the account of the Working Capital Lenders, such Lender's pro rata share of such funds, and the Working Capital Lenders shall receive their pro rata share of any funds of any Lender that did not so pay the Administrative Agent for the account of the Working Capital Lenders.

     (b)  Acknowledged Privity.  The Borrower expressly agrees that, in respect
          --------------------
of each Lender's funded participation interest in any Working Capital Loan, such Lender shall be deemed to be in privity of contract with the Borrower and have the same rights and remedies against the Borrower under the Loan Documents as if such funded participation interest in such Working Capital Loan were a Working Capital Loan.

     (c)  Obligation to Participate in Working Capital Loans Absolute.  Each
          -----------------------------------------------------------
Lender's obligation in accordance with this Agreement to purchase participation interests in Working Capital Loans, as contemplated by this Section 2.04, as a
                                                            ------------
result of the making of a Working Capital Loan, shall be absolute and unconditional and without recourse to or representation or warranty by the Working Capital Lenders and shall not be affected by any circumstance, including
(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Working Capital Lenders, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default, a Designated Event or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION 2.5.  Letters of Credit.  (a)  General.  Subject to the terms and
                   -----------------        -------
conditions set forth herein, the Borrower may request the issuance of, and the Issuing Bank shall issue (i) on any Business Day on which the conditions precedent set forth in Section 4.02 are satisfied (or waived by the Majority
                       ------------
Lenders), the Contingency Letter of Credit and (ii) on the Retainage Issuance Date, the Retainage Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.
          ---------------------------------------------------------------------
To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) an Issuance Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c)
                                                                  -------------
of this Section), the stated amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure for all Letters of Credit then outstanding shall not exceed $50,000,000 and (ii) the sum of the aggregate principal amount of the Term Loans then outstanding and the LC Exposure shall not exceed the total Term Loan Commitments. The Contingency Letter of Credit will permit multiple draws thereunder and, once any drawing thereunder has been reimbursed in accordance with the terms hereof, will, subject to the preceding sentence, permit the stated amount thereof to be increased by the amount so reduced. Any portion of the Term Loan Commitments utilized for the Contingency Letter of Credit may be reused for the issuance of the Retainage Letter of Credit, subject to the restrictions in the preceding sentence and the satisfaction (or waiver by the Majority Lenders) of the applicable conditions set forth in Section 4.02.
             ------------

     (c)  Expiration Date.  The Retainage Letter of Credit shall expire at or
          ---------------
prior to the close of business on the date which is one year after the date of the issuance of such Letter of Credit, but in no event later than the Maturity Date. The Contingency Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date on which the Borrower would no longer be required to maintain funds on deposit in the Escrow Contingent Account in accordance with the Contractor Escrow and Security Agreement if the Contingency Letter of Credit had not been issued and (ii) 20 days after the Guaranteed Completion Date.

     (d)  Participation.  By the issuance of a Letter of Credit (or an amendment
          -------------
to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any
                            -------------
reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire a participation pursuant to this paragraph in respect of each Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, a Designated Event, an Event of Default or a Material Adverse Effect or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e)  Reimbursement.  If the Issuing Bank shall make any LC Disbursement in
          -------------
respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that
                                                                 --------
the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an
                           ------------
ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, or if any payment by the Borrower must be returned or restored (by reason of a bankruptcy proceeding or otherwise), the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans
                                            ------------
made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the
                         ------------              ------- --------
payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.
Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank and are Non-Defaulting Lenders, then to such Non-Defaulting Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f)  Obligations Absolute.  The Borrower's obligation to reimburse LC
          --------------------
Disbursements as provided in paragraph (e) of this Section, and each Lender's
                             -------------
obligation to reimburse the Issuing Bank for any LC Disbursement, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement irrespective of any event or circumstance that would constitute a legal or equitable discharge of the Borrower's obligations hereunder, and irrespective of any other circumstances, including the following:

          (i) any lack of validity or enforceability of this Agreement, any Loan Document, any Letter of Credit, or of any Letter of Credit application or other agreement between the Issuing Bank and an account party;

          (ii) any amendment or waiver of or any consent to departure from the provisions of this Agreement or any other Loan Document in accordance with the terms thereof;

          (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any permitted transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or by the other Loan Documents or any unrelated transaction (including an underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

          (iv) any draft, demand, certificate or other document presented under or in connection with any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) any payment by the Issuing Bank acting in good faith under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person reasonably believed by it to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any insolvency proceeding;

          (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee or other obligation, for all or any of the obligations of the Borrower in respect of any Letter of Credit; or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor;

provided that the foregoing shall not be construed to excuse the Issuing Bank
--------
from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. Neither the Administrative Agent, the Lead Agents, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be
                                        --------
construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank, provided that it is understood and agreed that the Issuing Bank may accept
--------
documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; and

provided, further, that (i) the Issuing Bank shall have the right, in its sole
--------  -------
discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit and (ii) the Borrower shall have in any event waived any right it may have to object to payment by the Issuing Bank against documents presented to it unless expressly objected to in writing within twenty days after such payment and, if requested in writing by the Borrower, delivery to the Borrower of such documents by the Issuing Bank. The Issuing Bank agrees to promptly notify the Borrower of each LC Disbursement.

     (g)  Disbursement Procedures.  The Issuing Bank shall, promptly following
          -----------------------
its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder.

     (h)  Interim Interest.  If the Issuing Bank shall make any LC Disbursement,
          ----------------
then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Term Loans; provided that, if the
                                                      --------
Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph
                                                                      ---------
(e) of this Section (including pursuant to an ABR Borrowing in accordance with
---
Section 2.03), then Section 2.13(c) shall apply.  Interest accrued pursuant to
------------        ---------------
this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the
-------------
account of such Lender to the extent of such payment.

     (i)  Replacement of the Issuing Bank.  The Issuing Bank may be replaced at
          -------------------------------
any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank, the successor Issuing Bank and any beneficiary of a Letter of Credit. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective
                                  ---------------
date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement (unless such Letters of Credit are replaced with new Letters of Credit issued by the successor Issuing Bank), but shall not be required to issue additional Letters of Credit.

     SECTION 2.6.  Funding of Borrowings.  (a)  Each Lender shall make each Loan
                   ---------------------
to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Construction Account; provided that ABR Term Loans made to finance the
                          --------
reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be
                                                   ---------------
remitted by the Administrative Agent to the Issuing Bank.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section
                                                -------------
and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate for three days and at the Alternate Base Rate thereafter. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.7.  Interest Elections.  (a)  Each Working Capital Borrowing and
                   ------------------
Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Article II. The Borrower may elect
                                          ----------
different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivering a Continuation/Conversion Notice to the Administrative Agent by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were
                                          ------------
requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such notice shall be irrevocable.

     (c) Each Continuation/Conversion Notice shall specify the following information in compliance with Section 2.02:
                               ------------

               (i) the Borrowing to which such Continuation/Conversion Notice applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for
                           -------------     ----
     each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Continuation/Conversion Notice, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Continuation/Conversion Notice requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of a Continuation/Conversion Notice, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Continuation/Conversion Notice with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.8.  Termination and Reduction of Commitments.  (a)  Unless
                   ----------------------------------------
previously terminated, the Commitments shall terminate on the Termination Date.

     (b) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (c) of this Section at least
                                          -------------
five (5) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

     (c) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the
                              --------
Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000, (ii) the Borrower shall not terminate or reduce the Commitments of any Class if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10 or 2.11, (A) with respect to the Working Capital
                ------------    ----
Loan Commitments, the aggregate principal amount of the outstanding Working Capital Loans would exceed the Working Capital Loan Commitments or (B) with respect to the Term Loan Commitments, the aggregate principal amount of the outstanding Term Loans and LC Exposure would exceed the Term Loan Commitments and (iii) the Borrower shall not terminate or reduce the Term Loan Commitments if the remaining Term Loan Commitments, together with other funds available to the Borrower, would not, in the reasonable judgment of the Administrative Agent, be sufficient to pay the remaining amounts owing under the Supply Contract and the other costs necessary to complete the System.

     (d) Except for mandatory prepayments made pursuant to Section 2.11(f), the
                                                           ---------------
Working Capital Loan Commitments shall be automatically and permanently reduced upon and in the amount of any payments made thereon pursuant to Section 2.09(a)
                                                                ---------------
and, after all Term Loans have been repaid in full, in the amount of any mandatory prepayments made thereon pursuant to Section 2.11.
                                               ------------

     (e) The Commitments shall be automatically and permanently reduced upon and in the amount of any payments made pursuant to clause tenth of Section
                                                   ------------    -------
8.08(a).
-------

     SECTION 2.9.  Repayment of Loans; Evidence of Debt.  (a)  The Borrower
                   ------------------------------------
hereby unconditionally promises to repay the Working Capital Borrowings and the Term Loan Borrowings (including any Term Loan Borrowing used to repay an LC Disbursement, which Term Loan Borrowing may be made after the Initial Principal Payment Date) in eight semi-annual installments on Principal Payment Dates, commencing on the Initial Principal Payment Date in an amount for each such Principal Payment Date as set forth on Schedule 2.09; provided that in no event
                                       -------------  --------
shall the Borrower be obligated to make payments of principal of Loans hereunder in an amount greater than the total principal amount of Loans outstanding hereunder. On the First Principal Amortization Reset Date, if the aggregate amount of Working Capital Loans then outstanding is less than $10,000,000, then the aggregate amount of the installments payable on Principal Payment Dates as set forth on Schedule 2.09 shall be reduced by the difference between
             -------------
$10,000,000 and the aggregate amount of Working Capital Loans outstanding as of such date, such reduction to be applied to the then remaining installments of principal pro rata. On the Second Principal Amortization Reset Date, if the aggregate amount of Term Loans actually made hereunder is less than $400,000,000, then the aggregate amount of installments of Term Loans payable on Principal Payment Dates as set forth on Schedule 2.09 shall be reduced by the
                                        -------------
difference between $400,000,000 and the aggregate amount of Term Loans actually made hereunder, such reduction to be applied to the then remaining installments of principal pro rata.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent acting for this purpose as an agent of the Borrower, shall maintain the Register pursuant to Section 10.04(c) and a
                                                  ----------------
subaccount therein for each Lender, in which it shall record (i) the amount of each Loan and each obligation evidenced by a Note made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the Register and the accounts maintained pursuant to paragraph (b) or (c) of this Section shall constitute prima facie evidence of
   -------------    ---                                  ----- -----
the existence and amounts of the obligations recorded therein; provided that the
                                                               --------
failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender, as applicable, (i) a promissory note of the Borrower payable to the order of such Lender and its registered assigns evidencing the Working Capital Loans of such Lender and substantially in the form of Exhibit A-1 with appropriate insertions
                                        -----------
as to date and principal amount (each, a "Working Capital Note") and (ii) a
                                          --------------------
promissory note of the Borrower payable to the order of such Lender and its registered assigns evidencing the Term Loans of such Lender and substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal
            -----------
amount

(each, a "Term Note").  Thereafter, the Loans evidenced by any such Note and
          ---------
interest thereon shall at all times (including
after assignment pursuant to Section 10.04) be represented by one or more Notes
                             -------------
payable to the order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by an Assignment and Acceptance duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrower marked "canceled". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 2.09(e).
                                         ------------------

     SECTION 2.10.  Optional Prepayments of Loans.  (a)  The Borrower shall have
                    -----------------------------
the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (including with the proceeds released from the Escrow Contingent Account upon the issuance of the Contingency Letter of Credit), subject to prior notice in accordance with paragraph (b) of this
                                                    -------------
Section and subject to the provisions of Section 2.16.
                                         ------------

     (b) The Borrower shall notify the Administrative Agent in writing or by telephone (confirmed by telecopy) of any optional prepayment hereunder, not later than 11:00 a.m., New York City time, five Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify, in the case of any prepayment of Loans, the date and amount of prepayment and whether the prepayment is (i) of Term Loans, Working Capital Loans or a combination thereof and (ii) of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the principal amount allocable to each, and shall specify how such prepayment shall be applied to the remaining installments of the Loans. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Partial optional prepayments shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $250,000 in excess thereof. Optional prepayments shall be accompanied by accrued interest to the extent required by

Section 2.13.  Without in any way limiting the obligation of the Borrower to
------------
confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer of the Borrower (or a designee of such Responsible

Officer). In each such case the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic notice.

     (c) Optional prepayments shall be applied to the remaining installments of the Loans as specified by the Borrower in the notice of prepayment set forth in paragraph (b) above.
-------------

     SECTION 2.11.  Mandatory Prepayments.  (a)  The Borrower shall prepay the
                    ---------------------
outstanding Loans with Presale Proceeds in accordance with the terms of Section
                                                                        -------
8.08(a).
-------

     (b) On each Principal Payment Date, the Borrower shall prepay the outstanding Loans in an amount equal to 50% (or, if as of such date a Designated Event shall have occurred and be continuing, 100%) of Excess Cash Flow determined as of such date, in each case in accordance with the terms of Section
                                                                         -------
8.08(d).
-------

     (c) The Borrower shall prepay the Loans promptly after the receipt of Net Cash Proceeds, as follows:

               (i) by an amount equal to 50% of the Net Cash Proceeds of any new issuance after the Closing Date of Capital Stock of the Borrower in accordance with Section 8.15(a); provided, however, that the Borrower shall
                     ---------------  --------  -------
     not be required to make any such prepayment if such Net Cash Proceeds are immediately applied to the payment of Permitted Costs or are being held (for no more than 60 days, unless such Net Cash Proceeds are being held for the payment of Permitted Costs which are to be paid pursuant to a definitive executed agreement) for the payment of Permitted Costs or such Net Cash Proceeds are being held to pay an identified cost with the consent of the Administrative Agent in the Construction Account, the Revenue Account or the Clean-Up Account, as the case may be, in accordance with

     Section 8.15(a);
     ---------------

               (ii) by an amount equal to 100% of the Net Cash Proceeds of an incurrence of Indebtedness by the Borrower or Holdings after the Closing Date (other than Indebtedness permitted by Section 6.01 and Indebtedness of
                                                ------------
     Holdings permitted pursuant to Section 6.01 of the Holdings Note Purchase Agreement as in effect on the date hereof, but subject in any event to the limitations contained in Section 6.01) in accordance with Section 8.15(b);
                              ------------                     ---------------
     and

               (iii) by an amount equal to 100% of the Net Cash Proceeds of any sale, transfer or other disposition of any asset of the Borrower or the Subsidiaries (other than (A) sales, transfers or dispositions described in clause (a), (b) and (e) of Section 6.04 and (B) dispositions resulting in
     ----------  ---     ---    ------------
     aggregate Net Cash Proceeds not exceeding $500,000 during any fiscal year of the Borrower) in accordance with Section
                                         -------

     8.15(c); provided, however, that the Borrower shall not be required to make
     -------  --------  -------
     any such prepayment if such Net Cash Proceeds are, within six months of receipt, reinvested in the Borrower's or any Subsidiary's business (other than for Permitted System Upgrades).

     (d) If an Event of Loss shall occur, unless the affected portion of the System is being repaired in accordance with Section 5.22, the Borrower shall, on
                                            ------------
the third Business Day following the date on which insurance, condemnation or expropriation proceeds are received with respect to such Event of Loss, prepay the Loans in an amount equal to the insurance proceeds received in accordance with Section 8.13(d).
     ---------------

     (e) After the payment in full of all Capital Costs, the Borrower shall prepay the Loans with funds made available to it for prepayments of the Loans under Section 8.20.
      ------------

     (f) The Borrower shall prepay the Working Capital Loans promptly after the receipt by the Borrower or any Subsidiary of any refund of VAT by an amount equal to such refund less any costs, fees or other expenses incurred by the Borrower or such Subsidiary in connection with collecting such refund in accordance with Section 8.17.
                ------------

     (g) After the prepayment in full of all Loans, prepayments shall be made in accordance with the foregoing clauses to cash collateralize LC Exposure as if such LC Exposure were Loans.

     (h) Mandatory prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.
                   ------------

     (i)  Except as otherwise provided in paragraph (f) above, all mandatory
                                          -------------
prepayments of the Loans shall be applied first, to the mandatory prepayment of
                                          -----
the Term Loans, second, to the mandatory prepayment of the Working Capital
                ------
Loans, and third, to the cash collateralization of LC Exposure.  Mandatory
           -----
prepayments of the Loans shall be applied to the installments thereof as follows: one-half of such prepayments shall be applied to such installments in the direct order of maturity, and one-half of such prepayments shall be applied to such installments in the inverse order of maturity.

     (j) Upon making a mandatory prepayment pursuant to this Section, the Borrower shall have the right (i) first, to apply such prepayment to the ABR Loans and to any and all Eurodollar Loans having Interest Period(s) ending on the date of such prepayment and (ii) then, with respect to Eurodollar Loans having Interest Period(s) ending on a day other than the date of such prepayment, to deposit cash in a cash collateral account, on terms and subject to documentation reasonably satisfactory to the Administrative Agent, sufficient to prepay in full such

Eurodollar Loans (together with accrued interest thereon) at the end of the applicable Interest Period(s). Any amounts so deposited shall be held in a cash collateral account and shall be applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. The Administrative Agent shall invest funds in any such cash collateral account in overnight investments constituting Permitted Investments.

     SECTION 2.12.  Fees.  (a)  The Borrower agrees to pay to the Administrative
                    ----
Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 1/2 of 1% per annum on the average daily unused portion of the Commitments of such Lender during the period from the Closing Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of each February, May, August and November of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.
All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to the Term Loan Commitments, a Term Loan Commitment of a Lender shall be deemed to be used to the extent of the outstanding Term Loans and LC Exposure of such Lender. For purposes of computing commitment fees relating to Working Capital Loan Commitments, a Working Capital Loan Commitment shall be deemed to be used to the extent of the outstanding Working Capital Loans.

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participation in each Letter of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurodollar Term Loans on the average daily amount of such Lender's LC Exposure in respect of such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date such Letter of Credit is issued to but excluding the date on which such Letter of Credit is terminated, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of .15% per annum on the average daily stated amount of each outstanding Letter of Credit (as such stated amount may be reduced in accordance with the terms of such Letter of Credit) issued by the Issuing Bank during the period from and including the date such Letter of Credit is issued to but excluding the date on which such Letter of Credit is terminated. Participation fees and fronting fees accrued through and including the last Business Day of each February, May, August and November of each year shall be payable on such Business Day, commencing on the first such date to occur after the issuance of a Letter of Credit; provided that all such fees shall be payable on the date
        --------
on which such Letter of Credit terminates. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent and the Arrangers, for their own account, the fees payable in the amounts and at the times separately agreed upon between the Borrower, the Administrative Agent and the Arrangers in the Lead Agent Fee Letters.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.

     SECTION 2.13.  Interest.  (a)  The Loans comprising each ABR Borrowing
                    --------
shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant
                                     --------
to paragraph (c) of this Section shall be payable on demand, (ii) in the event
   -------------
of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.14.  Alternate Rate of Interest; Illegality.  (a) If prior to the
                    --------------------------------------
commencement of any Interest Period for a Eurodollar Borrowing:

          (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (ii) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Continuation/Conversion Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

     (b) Notwithstanding any other provision of this Agreement, if on or after the date of this Agreement the adoption of or any change in any applicable law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, such Lender shall give telex, telecopy or telephonic notice thereof to the Administrative Agent and the Borrower as soon as practicable (and, with respect to any such telephonic notice, the party delivering the same agrees to confirm such notice in writing) and (i) the commitment of such Lender hereunder to make Eurodollar Loans and continue Eurodollar Loans as such shall forthwith be canceled and (ii) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.16.
                     ------------

     SECTION 2.15.  Increased Costs.  (a)  If any Change in Law shall:
                    ---------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the capital of such Lender, the Issuing Bank or any holding company for such Lender or the Issuing Bank as a consequence of this Agreement or the Loans made by, or participation in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender, the Issuing Bank or the holding company for such Lender or Issuing Bank could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, the Issuing Bank, or such Lender's or the Issuing Bank's holding company, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank for any such reduction suffered.

     (c) If any Lender or the Issuing Bank becomes entitled to claim compensation pursuant to this Section, such Lender shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such holding company, as the case may be, as specified in paragraph (a) or (b) of this
                                             -------------    ---
Section delivered to the Borrower (with a copy to the Administrative Agent), shall constitute prima facie evidence of the correctness of the amount claimed.
                 ----- -----

     (d) The Borrower shall pay such Lender or the Issuing Bank, as the case may be, all amounts payable pursuant to the foregoing provisions of this Section
                                                                         -------
2.15 within 20 days after receipt of certification thereof from such Lender or
----
the Issuing Bank. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation;

provided that the Borrower shall not be required to compensate a Lender or the
--------
Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor.

     SECTION 2.16.  Break Funding Payments.  In the event of (a) the payment of
                    ----------------------
any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto, (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion or failure to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered by such Lender to the Borrower (with a copy to the Administrative

Agent) and shall constitute prima facie evidence of the correctness of the
                            ----- -----
amount claimed.

     SECTION 2.17.  Taxes.  (a)  Any and all payments by or an account of any
                    -----
obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the
                                                    --------
Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall constitute prima
                                                                          -----
facie evidence of the correctness of the amount claimed.
-----

     (d) As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e)  Without in any way affecting the obligation of the Borrower under

Section 2.17(a)(i) to pay any increased amount only on account of Indemnified
------------------
Taxes, each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement or on the date of the Assignment and Acceptance pursuant to which it becomes a Lender, as the case may be, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments of interest pursuant to this Agreement or the Notes. At the reasonable request of the Borrower, any Lender that is legally entitled to an exemption from or reduction of withholding tax which is an Indemnified Tax with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or at such times as are otherwise prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or subject to withholding at a reduced rate. If any form or document referred to in this subsection (e) requires the disclosure of information (other than information necessary to compute the tax payable or information required by the relevant taxing authority to secure such exemption or reduction with respect to withholding tax and that is necessary to secure such exemption from or reduction of withholding tax) that the Lender reasonably considers to be confidential, the Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

     (f) If a Lender, the Issuing Bank or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of an Indemnified Tax paid by the Borrower, which refund in the good faith judgment of such Lender is allocable to such payment made pursuant to this Section, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after the receipt of a request by the Borrower, apply for such refund. If any Lender, the Issuing Bank or the Administrative Agent receives a refund in respect of any Indemnified Tax paid by the Borrower, or as to which it has been indemnified by the Borrower, which refund in the good faith judgment of such Lender is allocable to such payment made pursuant to this Section, it shall promptly notify the Borrower of such refund and shall, within 20 days of receipt, repay such refund to the Borrower (together with any interest with respect thereto received from the relevant taxing authority). In any event, each Lender shall have the right to arrange its tax affairs as it, in its sole discretion, deems most advantageous to it and nothing shall require a Lender to disclose its tax returns or other confidential fiscal or tax information to the Borrower.

     SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
                    -----------------------------------------------------------
(a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16
                                                              ------------  ----
or 2.17, or otherwise) prior to 1:00 p.m., New York City time, on the date when
   ----
due, in immediately available funds, without set-off or counterclaim. Subject to Article VIII, all such payments shall be made to the Administrative Agent at
   ------------
its offices at 1251 Avenue of the Americas, New York, New York, 10019 except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall
                                     -------------  ----  ----     -----
be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments (including payments received pursuant to

Article VIII) received by it for the account of any other Person to the
------------
appropriate recipient promptly following receipt thereof. Except as set forth herein, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied, subject to the provisions of Article VIII, (i) first, to pay interest
                                      ------------
and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participation in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participation in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) a participation in the Loans and LC Disbursements of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participation in LC Disbursements; provided that (i)
                                                              --------
if any such participation is purchased and all or any portion of the payment giving rise thereto is recovered, such participation shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this

Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participation in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate for three days and at the Alternate Base Rate thereafter.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative
            ---------------    ---  -------    -------
Agent may, in its discretion or, as to Section 2.05(d) or (e), as may be
                                       ---------------    ---
required by the Issuing Bank (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.  (a)  If any
                    ----------------------------------------------
Lender requests compensation under Section 2.15, or if the Borrower is required
                                   ------------
to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use
                                  ------------
reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and
                    ------------     ----
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.

     (b)  If any Lender requests compensation under Section 2.15 which is not
                                                    ------------
being requested by the Lenders generally, or if the

Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17,
                                                                 ------------
or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, so long as no Default or Designated Event shall have occurred and is continuing, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests,
                                             -------------
rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior
             --------
written consent of the Administrative Agent and the Issuing Bank, which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participation in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required
                                              ------------
to be made pursuant to Section 2.17, such assignment will result in a reduction
                       ------------
in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     (c) If a Lender changes its applicable lending office (other than pursuant to paragraph (d) below) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amount under Section 2.15 or 2.17, the Borrower shall not be obligated to pay
             ------------    ----
such additional amount.

     (d) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower pursuant to Section 2.15 or 2.17, such
                                                 ------------    ----
Lender shall promptly notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to
                            --------
take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to fund such costs in a manner satisfactory to such Lender).

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants to the Administrative Agent, the Issuing Bank, the Lead Agents and the Lenders on the Closing Date and on the date of each Borrowing that:

     SECTION 3.1.  Financial Condition.  The Borrower has heretofore furnished
                   -------------------
to the Lenders its unaudited consolidated balance sheet and statements of income, stockholders' equity and cash flow as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 1997, in each case, certified by a Responsible Officer of the Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flow of the Borrower and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP, subject to year-end adjustments and the absence of footnotes. All material liabilities of the Borrower on such date are disclosed in such balance sheet.

     SECTION 3.2.  No Change.   Since March 31, 1997, there has been no
                   ---------
development or event and no change which has had or could reasonably be expected to have a Material Adverse Effect, except as expressly contemplated by the Loan Documents; provided that an adverse change in sales or prospective sales of
           --------
Capacity whether or not based on changes or perceived changes in external market conditions (including as a result of increased competition or introductions or applications of new technology) will not, in and of itself (or because of any related reduction in net income), provide a basis that an event described above has occurred.

     SECTION 3.3.  Organization; Powers.  Each of the Borrower and the
                   --------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified to do business in such jurisdiction and in each other jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.4.  Authorization; Enforceability.  (a) Each of the Borrower and
                   -----------------------------
the Subsidiaries has full corporate power and authority to conduct its business as proposed to be conducted by it in respect of the System and to execute, deliver and perform each Loan Document and System Contract to which it is a party and to take all action as may be necessary to complete the transactions contemplated hereunder.

     (b) Each of the Borrower and the Subsidiaries has taken all necessary corporate action to authorize the borrowings and other

Credit Extensions hereunder by the Borrower, to grant the Liens provided for in the Security Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement and each other Loan Document and System Contract to which it is a party.

     (c) Each of this Agreement and each other Loan Document and System Contract to which the Borrower or any Subsidiary is a party has been duly executed and delivered by the Borrower or such Subsidiary, as the case may be, and constitutes a legal, valid and binding obligation of the Borrower or such Subsidiary, enforceable against the Borrower or such Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.5.  Corporate Structure.  (a) As of the Closing Date, the only
                   -------------------
shareholder of the Borrower is Holdings. As of the Closing Date, the capital structure of the Borrower and its Subsidiaries is as set forth on Schedule
                                                                  --------
3.05(a).
-------

     (b) As of the Closing Date, the only subsidiaries of the Borrower are set forth on Schedule 3.05(b), each of which are wholly-owned direct subsidiaries of
         ----------------
the Borrower. From and after the Closing Date, the only subsidiaries of the Borrower not listed on Schedule 3.05(b) are those, if any, created and
                       ----------------
capitalized in accordance with and subject to Sections 6.05 and 6.19.
                                              -------------     ----

     SECTION 3.6.  Compliance with Law.  The Borrower and the Subsidiaries are
                   -------------------
in compliance in all material respects with all Requirements of Law as of the Closing Date, and, as of any date representations and warranties are made or deemed made under this Agreement subsequent to the Closing Date, are in compliance with all Requirements of Law except to the extent of any non-compliance which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.7.  No Legal Bar.  The execution, delivery and performance by the
                   ------------
Borrower and the Subsidiaries of each Loan Document and System Contract to which it is a party and the borrowings by the Borrower hereunder and the use of the proceeds thereof and the granting of all Liens under the Security Documents (a) will not violate or result in a default under any Requirement of Law binding on such Person or its assets, (b) will not violate or result in a default under any material Contractual Obligation of such Person and (c) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary except Permitted Encumbrances.

     SECTION 3.8.  Governmental Actions.   Schedule 3.08 sets forth, to the best
                   --------------------    -------------
knowledge of the Borrower, all Governmental Actions that are required to be obtained by the Borrower, any Subsidiary or the Contractor in connection with the construction, installation, development, ownership and operation of the System. To the best knowledge of the Borrower (after due inquiry), no Landing License is required in the Federal Republic of Germany. By written notice to the Administrative Agent, the Borrower shall be permitted to amend and supplement such Schedule from time to time in connection with any amendment or supplement to the schedule provided by the Contractor under Article 7(G) of the Supply Contract.

     SECTION 3.9.  Litigation.  There are no actions, suits or proceedings by or
                   ----------
before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened (a) by or against the Borrower, any other Loan Party or the System or (b) with respect to any Loan Document, in either case which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.10.  Environmental Matters.  No condition or violation of
                    ---------------------
Environmental Laws exists with respect to the System, the Borrower, any Subsidiary or any of their respective properties or assets owned or operated by them which in each case could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Borrower, no other violation of Environmental Law exists which could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.11.  No Default; Event of Default.  None of the Borrower or any
                    ----------------------------
other Loan Party is in default in any material respect under any System Contract or is in default under any Loan Document as of the Closing Date. As of any date representations and warranties are made or deemed made under this Agreement subsequent to the Closing Date, (a) none of the Borrower or any other Loan Party is in default under any System Contract which could reasonably be expected to have a Material Adverse Effect and (b) no payment Default or Specified Event of Default has occurred and is continuing.

     SECTION 3.12.  Properties.  The Borrower and each Subsidiary has good title
                    ----------
to, valid leasehold interests in or an indefeasible right to use (pursuant to the SSI IRU and Option Agreement) all its real and personal property material to its business free and clear of all Liens, except for Permitted Encumbrances and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

     SECTION 3.13.  Taxes.  To the best of the Borrower's knowledge, neither the
                    -----
Borrower, any of the Subsidiaries nor the

System is subject to any material tax in any jurisdiction, except for taxes set forth in Schedule 3.13. Each of the Borrower and the Subsidiaries has timely
         -------------
filed or caused to be filed all tax returns and reports required to have been filed by such Person and has paid or caused to be paid all Taxes shown to be due on such returns except Taxes subject to a Contest.

     SECTION 3.14.  Federal Regulations.  The Borrower is not engaged nor will
                    -------------------
it engage in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulations G, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of the Loans will be used for "purchasing" or "carrying" any "margin stock" as so defined or for any purpose which violates the provisions of the Regulations of such Board of Governors.

     SECTION 3.15.  ERISA.  No ERISA Event has occurred or is reasonably
                    -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA.

     SECTION 3.16.  Investment Company Act.  Neither the Borrower nor any
                    ----------------------
Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

     SECTION 3.17.  Security Documents.  The recordings and filings shown on
                    ------------------
Schedule 3.17 are, on and as of the Closing Date, all the recordings, filings
-------------
and other actions necessary and appropriate to establish, protect and perfect the Administrative Agent's security interest in the right, title, estate and interest of the Borrower and the Subsidiaries in and to the Collateral which can be perfected by the filing of Uniform Commercial Code financing statements or by possession by the Administrative Agent (the "Perfectible Collateral"). The
                                             ----------------------
Security Documents are effective to create in favor of the Administrative Agent valid and enforceable first Liens on, and first security interests in, all right, title, estate and interest of the Borrower and the Subsidiaries in and to the Perfectible Collateral.

     SECTION 3.18.  Principal Place of Business.  As of the Closing Date, the
                    ---------------------------
principal place of business of the Borrower is located in Hamilton, Bermuda, the registered office of business of the U.S. Subsidiary is located at The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle Court, Delaware 19801, and the registered office of the U.K. Subsidiary is located at Th Floor, The Quadrangle, Imperial Square, Cheltenham GL50 1YX, United Kingdom.

     SECTION 3.19.  Disclosure.  The written factual information furnished by
                    ----------
(or based on written information furnished by) the Borrower to the Lenders in connection with the negotiation of the Loan Documents (including written information furnished by, or based on written information furnished by, the Borrower and contained in the Confidential Memorandum) (excluding any financial projections and other estimates or views of future circumstances), taken as a whole, does not contain, as of the Closing Date, any untrue statements of material fact and does not omit to state, as of the Closing Date, any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not materially misleading (unless superseded or corrected and disclosed in writing prior to the Closing Date).
The costs set forth in the Capital Budget reflect, as of the Closing Date, the Borrower's best estimates of all costs necessary for the construction, installation and financing of the System. The projections delivered by the Borrower to the Lead Agents on the Closing Date in accordance with Section
                                                                   -------
4.01(j) (which are substantially the same as the projections contained in the
-------
Confidential Memorandum) have been prepared in good faith and have been based on assumptions which were reasonable at the time prepared. The Operating Plan delivered with the initial Operating Budget has been, and the Operating Budget for each ensuing Operating Year, as of the date delivered to the Administrative Agent in accordance with the terms hereof, shall have been, prepared by the Borrower in good faith and have been based on assumptions which were reasonable at the time prepared.

     SECTION 3.20.  Sufficiency of System Contracts.  The services to be
                    -------------------------------
performed and other rights granted pursuant to the System Contracts and the Loan Documents comprise all of the material services, materials and property interests required to perform the System Activities.

     SECTION 3.21.  Immunity.  Neither the Borrower nor any Subsidiary is
                    --------
entitled to claim for itself, any of its assets or the System immunity from suit, execution, attachment or other legal process in any proceeding in any jurisdiction in connection with any of the Loan Documents or System Contracts to which it is a party.

     SECTION 3.22.  Export Control.  Each of the Borrower and the Subsidiaries
                    --------------
is in compliance in all material respects with all U.S. export laws and regulations applicable to it.

     SECTION 3.23.  Foreign Corrupt Practices Act.  None of the Borrower, any
                    -----------------------------
Subsidiary or any of its officers, directors, employees, agents or affiliates, acting on its behalf, has taken any action in connection with the System that violates the Foreign Corrupt Practices Act of the United States, if applicable.

     SECTION 3.24.  Intellectual Property.  Each of the Borrower and its
                    ---------------------
Subsidiaries own or are licensed or otherwise have the right to use (and have maintained in full force and effect and have not abandoned) or obtain all of the trademarks, copyrights, patents, licenses and other intellectual property rights that are reasonably necessary for the operation of each of their respective businesses, without, to the best of the Borrower's knowledge, conflict with the rights of any other Person and free of Liens (other than Permitted Encumbrances), except where the failure to have any such rights could not reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE IV

                                   CONDITIONS
                                   ----------

     SECTION 4.1.  Conditions Precedent to the Initial Credit Extensions.  The
                   -----------------------------------------------------
obligations of each Working Capital Lender to make its initial Working Capital Loans available on the Closing Date shall be subject to the fulfillment of, or waiver by the Majority Lenders of, each of the following conditions precedent:

          (a)  Loan Documents.  The Administrative Agent shall have received,
               --------------
     with a counterpart for each Lender, each of the following documents:

                    (i) this Agreement, duly executed and delivered by each of the parties hereto;

                    (ii) the Holdings Pledge Agreement, duly executed and delivered by Holdings and the Administrative Agent, together with (A) the stock certificate representing all of the Capital Stock of the Borrower and (B) undated stock powers for such stock certificate representing such Capital Stock, executed in blank and delivered by a duly authorized officer of Holdings;

                    (iii) the Borrower Pledge Agreement, duly executed and delivered by the Borrower and the Administrative Agent, together with
          (A) the stock certificates representing all of the Capital Stock of the U.S. Subsidiary and (B) undated stock powers for each stock certificate representing such Capital Stock, executed in blank and delivered by a duly authorized officer of the Borrower;

                    (iv) the Borrower Security Agreement, duly executed and delivered by the Borrower and the Administrative Agent;

                    (v) the U.S. Subsidiary Security Agreement, duly executed and delivered by the U.S. Subsidiary and the Administrative Agent;

                    (vi) the SSI Lender Pledge Agreement, duly executed and delivered by SSI Sub 1 and the Administrative Agent;

                    (vii) the SSI Lender Security Agreement, duly executed and delivered by SSI Sub 2 and the Administrative Agent; and

                    (viii) the Subsidiary Guaranty Agreement, duly executed and delivered by the U.S. Subsidiary.

          (b)  System Contracts.  The Administrative Agent shall have received,
               ----------------
     with a counterpart for each Lender, each of the following documents:

                    (i) a true and complete copy of the Supply Contract, duly certified as such by a Responsible Officer of the Borrower as of the Closing Date and as being in full force and effect;

                    (ii) Supplement No. 1 to the Supply Contract, in form and substance reasonably satisfactory to the Lead Agents, duly executed and delivered by the Contractor, the Borrower and the Subsidiaries;

                    (iii) a true and complete copy of the Supply Contract Guaranty, duly certified as such by a Responsible Officer of the Borrower as of the Closing Date and as being in full force and effect;

                    (iv) a true and complete copy of the OA&M Agreement, duly certified as such by a Responsible Officer of the Borrower as of the Closing Date and as being in full force and effect;

                    (v) Supplement No. 1 to the OA&M Agreement, in form and substance reasonably satisfactory to the Lead Agents, duly executed and delivered by the Operator, the Borrower and the Subsidiaries;

                    (vi) a true and complete copy of the Sales Agency Agreement, duly certified as such by a Responsible Officer of the Borrower as of the Closing Date and as being in full force and effect;

          (vii) Supplement No. 1 to the Sales Agency Agreement, in form and substance reasonably satisfactory to the Lead Agents, duly executed and delivered by the Sales Agent, the Borrower and the Subsidiaries;

                    (viii) the SSI Consent, duly executed and delivered by the Contractor, the Administrative Agent and the Borrower;

                    (ix) the SSI IRU and Option Agreement, duly executed and delivered by the U.S. Subsidiary and SSI Sub 2;

                    (x) a true and complete copy of the Advisory Services Agreement, duly certified as such by a Responsible Officer of the Borrower as of the Closing Date and as being in full force and effect, together with the First Amendment thereto;

                    (xi) a true and complete copy of the Contractor Escrow and Security Agreement, duly certified as such by a Responsible Officer of the Borrower as of the Closing Date and as being in full force and effect, together with the First Amendment thereto;

                    (xii) the SSI Indemnity Agreement, duly executed and delivered by SSI and the Borrower;

                    (xiii) the SSI Subordinated Pledge Agreement, duly executed and delivered by SSI Sub 1 and the U.S. Subsidiary;

                    (xiv) the SSI Subordinated Security Agreement, duly executed and delivered by SSI Sub 2 and the U.S. Subsidiary; and

                    (xv) the Intercompany Agreement, duly executed and delivered by the Borrower and the Subsidiaries.

          (c)  Legal Opinions.  The Administrative Agent shall have received,
               --------------
     with a counterpart for each Lender, the following executed legal opinions, each dated the Closing Date:

                    (i) the legal opinion of Appleby, Spurling & Kempe, Bermuda counsel to the Borrower and Holdings, substantially in the form of Exhibit O-1;
                  -----------

                    (ii) the legal opinion of Simpson Thacher & Bartlett, special New York counsel to the Borrower and the Subsidiaries, substantially in the form of Exhibit O-2;
                                                         -----------

                    (iii) the legal opinion of Hogan & Hartson, LLP, special U.S. regulatory counsel to the Borrower and the Subsidiaries, substantially in the form of Exhibit O-3;
                                       -----------

                    (iv) the legal opinion of Clifford Chance, special U.K. regulatory counsel, substantially in the form of Exhibit O-4;
                                                           -----------

                    (v) the legal opinion of in-house counsel to AT&T, substantially in the form of Exhibit O-5;
                                       -----------

                    (vi) the legal opinion of in-house counsel to SSI, substantially in the form of Exhibit O-6; and
                                       -----------

                    (vii) the legal opinion of Davis Polk and Wardwell, New York counsel to SSI, SSI Sub 1 and SSI Sub 2, substantially in the form of
          Exhibit O-7.
          -----------

          (d)  Independent Engineer's Report.  The Administrative Agent shall
               -----------------------------
     have received, with a copy for each Lender, the final report of the Independent Engineer, dated March, 1997.

          (e)  Market Consultant's Report.  The Administrative Agent shall have
               --------------------------
     received, with a copy for each Lender, the final report of the Market Consultant.

          (f)  Insurance Consultant's Report.  The Administrative Agent shall
               -----------------------------
     have received, with a copy for each Lender, a report of the Insurance Consultant, in form and substance reasonably satisfactory to the Lead Agents, which addresses the adequacy of the insurance required to be maintained by the Contractor under the Supply Contract (other than as to levels of self-insurance and deductibles) as well as the adequacy of the insurance proposed to be maintained by the Borrower and the Subsidiaries.

          (g)  Insurance.  The Administrative Agent shall have received, with a
               ---------
     copy for each Lender, a certificate of the Insurance Consultant stating that all required insurance policies to be maintained by the Borrower and the Subsidiaries on the Closing Date pursuant to this Agreement have been obtained and are in full force and effect.

          (h)  Capital Budget.  The Administrative Agent shall have received,
               --------------
     with a copy for each Lender, a construction and capital budget and construction drawdown schedule (including a drawdown schedule with respect to the Loans) (as amended in accordance with the terms hereof, the

     "Capital Budget"), in form and substance reasonably satisfactory to the
      --------------
     Lead Agents, which sets forth all Capital Costs to be incurred prior to System Final Completion.

          (i)  Landing Licenses.  The Administrative Agent shall have received
               ----------------
     evidence reasonably satisfactory to the Lead Agents that the Borrower and the Subsidiaries have appropriately filed, or caused to be filed, all necessary applications for the issuance of the Landing Licenses.

          (j)  Projections.  The Administrative Agent shall have received, with
               -----------
     a copy for each Lender, a copy of the Projections reformatted in form reasonably satisfactory to the Lead Agents and reflecting information arising from the final versions of the System Contracts, certified as of the Closing Date by a Responsible Officer of the Borrower as being prepared in good faith and based on reasonable assumptions.

          (k)  Tax Report.  The Administrative Agent shall have received, with a
               ----------
     copy for each Lender, a copy of a tax report from Arthur Andersen LLP with respect to VAT and duties, in form and substance reasonably satisfactory to the Lead Agents, and such other information reasonably satisfactory to the Lead Agents with respect to taxes payable by the Borrower and the Subsidiaries as the Lead Agents shall reasonably require.

          (l)  Security Interests (Recordings and Filings).  Each of the
               -------------------------------------------
     documents and instruments set forth in Schedule 3.17 shall have been
                                            -------------
     delivered to the Administrative Agent for recording or filing or shall have been recorded or filed in the respective places or offices set forth in

     Schedule 3.17, and any and all recording and filing fees with respect
     -------------
     thereto shall have been paid.

          (m)  Equity Contributions.  The Administrative Agent shall be
               --------------------
     reasonably satisfied that the Borrower received on March 25, 1997 a capital contribution in an amount equal to $175,000,000.

          (n)  No Violation of Law.  The consummation of the transactions
               -------------------
     contemplated by the Loan Documents and by the System Contracts shall not violate any Requirement of Law.

          (o)  Financial Statements.  The Administrative Agent shall have
               --------------------
     received the unaudited balance sheet and related financial statements of the Borrower for the fiscal quarter ended March 31, 1997, certified as such by a Responsible Officer of the Borrower.

          (p)  Fees.  The Administrative Agent and the Lead Agents shall have
               ----
     received all fees and expenses (including counsel fees and expenses) due and payable by the Borrower to the Administrative Agent and the Lead Agents on or prior to the Closing Date.

          (q)  Agent for Service of Process.  The Administrative Agent shall
               ----------------------------
     have received evidence reasonably satisfactory to the Lead Agents that the Borrower and each other Loan Party that does not have an office in the United States has irrevocably appointed an agent in New York, New York for service of process.

          (r)  Corporate Proceedings of the Borrower.  The Administrative Agent
               -------------------------------------
     shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Lead Agents, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents and System Contracts to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the Borrower as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Lead Agents and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

              (s)  Borrower Incumbency Certificate.  The Administrative Agent
                   -------------------------------
          shall have received a certificate of the Borrower, dated the Closing Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document or System Contract, in form and substance reasonably satisfactory to the Lead Agents, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

          (t)  Corporate Proceedings of Holdings.  The Administrative Agent
               ---------------------------------
     shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Lead Agents, of the Board of Directors of Holdings authorizing (i) the execution, delivery and performance of the Loan Documents to which Holdings is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of Holdings as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Lead Agents and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

     (u)  Holdings Incumbency Certificate.  The Administrative Agent shall have
          -------------------------------
     received a certificate of Holdings, dated the Closing Date, as to the incumbency and signature of the officers of Holdings executing any Loan Document, in form and substance reasonably satisfactory to the Lead Agents, executed by the President or any Vice President and the Secretary or any Assistant Secretary of Holdings.

          (v)  Corporate Proceedings of Subsidiaries.  The Administrative Agent
               -------------------------------------
     shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Lead Agents, of the Board of Directors of the U.S. Subsidiary authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by a Responsible Officer of the U.S. Subsidiary as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Lead Agents and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (w)  Subsidiary Incumbency Certificates.  The Administrative Agent
               ----------------------------------
     shall have received a certificate of the U.S. Subsidiary, dated the Closing Date, as to the incumbency and signature of the officers of the U.S. Subsidiary executing any Loan Document, in form and substance reasonably satisfactory to the Lead Agents, executed by two Responsible Officers of the U.S. Subsidiary.

          (x)  Corporate Proceedings of SSI, SSI Sub 1 and SSI Sub 2.  The
               -----------------------------------------------------
     Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each of SSI, SSI Sub 1 and SSI Sub 2, as the case may be, authorizing (i) the execution, delivery and performance of the Loan Documents or the System Contracts to which it is a party, and (ii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of such Person as of the Closing Date, which certificate shall be in form and substance reasonably satisfactory to the Lead Agents and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

              (y)  SSI, SSI Sub 1 and SSI Sub 2 Incumbency Certificates.  The
                   ----------------------------------------------------
          Administrative Agent shall have received a certificate of each of SSI,
          SSI Sub 1 and SSI Sub 2 each dated the Closing Date, as to the incumbency and signature of the officers of SSI, SSI

          Sub 1 and SSI Sub 2, as the case may be, executing any System Contract, in form and substance reasonably satisfactory to the Lead Agents, executed by the President or any Vice President and the Secretary or any Assistant Secretary of SSI, SSI Sub 1 and SSI Sub 2, as the case may be.

          (z)  Corporate Documents.  The Administrative Agent shall have
               -------------------
     received true and complete copies of the certificate of incorporation and by-laws (or such other organizational and governing documents) of each of Holdings, the Borrower, the U.S. Subsidiary, SSI, SSI Sub 1 and SSI Sub 2, certified as of the Closing Date as complete and correct copies thereof by a Responsible Officer of such Person.

          (aa)  Closing Date Certificate.  The Administrative Agent shall have
                ------------------------
     received the Closing Date Certificate, dated the Closing Date and duly executed by a Responsible Officer of the Borrower, stating that (a) no default in any material respect as to the Borrower or its Subsidiaries has occurred and is continuing under any System Contract and (b) to the best of the Borrower's knowledge, no default in any material respect as to any other party thereto has occurred and is continuing under any System Contract, together with all attachments thereto.

          (ab)  Representations and Warranties.  All representations and
                ------------------------------
     warranties made by the Borrower and each other Obligor in any Loan Document or System Contract shall be true and correct in all material respects when made (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

          (ac)  No Default or Event of Default.  No Default or Event of Default
                ------------------------------
     shall have occurred and be continuing as of the Closing Date.

          (ad)  Borrowing Request.  The Administrative Agent shall have received
                -----------------
     a Borrowing Request in accordance with Section 2.03, with appropriate
                                            ------------
     insertions and attachments, executed by a Responsible Officer of the Borrower.

          (ae)  Satisfactory Documentation.  All documentation shall be
                --------------------------
     reasonably satisfactory to the Lead Agents.

     SECTION 4.2.  Conditions Precedent to Subsequent Credit Extensions.  The
                   ----------------------------------------------------
obligation of each Lender to make a Loan on the occasion of any Borrowing (other than the initial Working Capital Loans made on the Closing Date), and of the Issuing Bank to issue, renew or extend the maturity or expiration date of any Letter of Credit, shall be subject to the fulfillment of, or waiver by the Majority Lenders of, each of the following conditions precedent:

          (a)  Equity Contributions.  Unless such Borrowing is comprised solely
               --------------------
     of a Working Capital Borrowing, the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that the Borrower has spent (or, simultaneously with the application of the proceeds of such Borrowing, will have spent or shall have deposited in the Construction Account) on System Activities in accordance with the terms of the Capital Budget an amount equal to the Net Equity Funding Commitment minus (i) any amounts remaining in the "Secured Dispute Account", the "Contingent Account", and the "Joint Dispute Account" (as such terms are defined in the Contractor Escrow and Security Agreement) in accordance with the terms of the Contractor Escrow and Security Agreement, and (ii) any amounts remaining in the Borrower's or any Subsidiary's checking account in accordance with Section 8.30.
                     ------------

          (b)  Construction Progress Certificate.  Unless such Borrowing is
               ---------------------------------
     comprised solely of a Working Capital Borrowing, the Administrative Agent shall have received a Construction Progress Certificate; provided that if such Construction Progress Certificate indicates that the Independent Engineer or the Borrower is disputing any invoice under the Supply Contract, the proceeds of the Loans will be placed into the "Joint Dispute Account" in accordance with the terms of the Supply Contract and the Contractor Escrow and Security Agreement.

          (c)  Representations and Warranties.  All representations and
               ------------------------------
     warranties made by the Borrower and each other Loan Party in any Loan Document shall be true and correct in all material respects when made (unless any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date).

          (d)  No Payment Default or Specified Event of Default.  No payment
               ------------------------------------------------
     Default or Specified Event of Default shall have occurred and be continuing on such date, and no Event of Loss shall have occurred and be continuing on such date (i) which Event of Loss could reasonably be expected to have a Material Adverse Effect or (ii) with respect to which Event of Loss the cost to repair is in excess of $2,500,000 unless (A) the Borrower is able to certify (as confirmed by the Independent Engineer) in its reasonable judgment that the System can be completed by the Actual Date of Commercial Operation with the Loans, equity and insurance payments available to it or (B) the risk of loss with respect to that portion of the System giving rise to the Event of Loss is borne by the Contractor under the Supply Contract).

          (e)  No Change in Law.  No change shall have occurred after the
               ----------------
     Closing Date in any applicable law that would make any Lender's participation in the transactions contemplated by the Loan Documents illegal.

          (f)  No Force Majeure.  No event of force majeure shall exist which at
               ----------------
     such time permits any party (other than the Borrower) to any System Contract to terminate such System Contract (other than a Capacity Sales Agreement and any Non-Material System Contract).

          (g)  Governmental Actions (other than Landing Licenses).  Unless such
               --------------------------------------------------
     Borrowing is comprised solely of a Working Capital Borrowing, the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower stating that each Governmental Action (other than Landing Licenses) set forth in Schedule 3.08 which is required in
                                    -------------
     accordance with such Schedule (as such Schedule may be amended or supplemented in accordance with Section 3.08) to be obtained on or prior to
                                     ------------
     the date of such Borrowing shall have been duly obtained, except for those Governmental Actions specifically described in such certificate (the

     "Delinquent Governmental Actions") which the Borrower and the Contractor
     --------------------------------
     failed to obtain by the date of such Borrowing; provided that (i) the
                                                     --------
     failure to obtain any such Delinquent Governmental Action by the date of such Borrowing could not reasonably be expected to have a Material Adverse Effect and (ii) if requested by the Administrative Agent and to the extent applicable (i.e., such matter is within the expertise of counsel), the
                 ----
     Borrower shall deliver an opinion of appropriate regulatory counsel, in form and substance reasonably satisfactory to the Administrative Agent, stating that such counsel has no reason to believe that such Delinquent Governmental Actions could not be obtained in due course.

          (h)  Landing Licenses.  Unless such Borrowing is comprised solely of a
               ----------------
     Working Capital Borrowing, the Administrative Agent shall have received (i) a certificate of a Responsible Officer of the Borrower stating that each Landing License set forth in Schedule 3.08 which is required in accordance
                                  -------------
     with such Schedule to be obtained on or prior to the date of such Borrowing shall have been duly obtained or, with respect to any required Landing License which has not been so obtained by such date (the "Delinquent
                                                               ----------
     Landing Licenses"), such certificate shall set forth the details associated
     ----------------
     with any such delay and be accompanied by an opinion of the Borrower's regulatory counsel, in form and substance reasonably satisfactory to the Administrative Agent, stating that there is no material impediment to receiving such Delinquent Landing License and that it is reasonable to expect that such Delinquent Landing License will be obtained within three months after the date set forth in

     Schedule 3.08 for the procurement of such Delinquent Landing License.  Once
     -------------
     issued, each Landing License shall be in full force and effect and shall not be subject to any appeal or contest where there is a material risk that such Landing License will be revoked.

          (i)  Working Capital Loans.  The conditions set forth in Section 4.01
               ---------------------                               ------------
     shall have been fulfilled and/or waived by the Majority Lenders on the Closing Date and the initial Working Capital Loans shall have been made pursuant thereto.

          (j)  Borrowing Request.  The Administrative Agent shall have received
               -----------------
     a Borrowing Request in accordance with Section 2.03, with appropriate
                                            ------------
     insertions and attachments, executed by a Responsible Officer of the Borrower.

          (k)  Borrowing Certificate.  The Administrative Agent shall have
               ---------------------
     received a Borrowing Certificate, dated the date of such Borrowing, with appropriate insertions and attachments, executed by a Responsible Officer of the Borrower.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other obligations payable hereunder and under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated (or shall have been cash collateralized on terms reasonably acceptable to the Administrative Agent and the Issuing Bank) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Lead Agents, the Issuing Bank and the Lenders that:

     SECTION 5.1.  Financial Statements and Other Information.  The Borrower
                   ------------------------------------------
shall deliver to the Administrative Agent, with a copy for each Lender, the following:

          (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (commencing with the fiscal quarter ending September 30, 1997), its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c)  concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Responsible Officer of the
     ----------    ---
     Borrower certifying to such officer's knowledge whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto;

          (d)  concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm, if available from
     ------ ---
     such accounting firm, that reported on such financial statements (which certificate may be limited to accounting matters and may disclaim responsibility for legal interpretations) stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent permitted by accounting rules or guidelines);

          (e) if there has been a material Change in Law with respect to or affecting Collateral which could reasonably be expected to adversely affect the Lenders or there have been material additions to, or changes in, or a change in location of, a material portion of, the Collateral, at the request of the Administrative Agent, an opinion of counsel addressed to the Administrative Agent and the Lenders covering such collateral security in a manner reasonably satisfactory to the Administrative Agent; and

          (f) such other information respecting the conditions or operations, financial or otherwise, of the Borrower or any Subsidiary as the Issuing Bank or the Administrative Agent may from time to time reasonably request.

     SECTION 5.2.  Reports.  (a)  The Borrower shall deliver to the
                   -------
Administrative Agent, with a copy for each Lender, within 15 days after the end of each calendar quarter (commencing with the calendar quarter ending on September 30, 1997) a report which sets forth the aggregate sales of Capacity as at the end of such quarter, the amount of Capacity remaining to be sold, any terminations of sales of Capacity during such quarter, the purchase price therefor and the date such payments shall become (or became) due. The Borrower shall have no obligation to provide copies or otherwise disclose the contents of individual Capacity Sales Agreements to any party hereto, except the Borrower shall permit the Administrative Agent to review and retain a copy of Capacity Sales Agreements (but, so long as no Event of Default or Designated Event has occurred and is continuing, not to make further copies thereof), so long as such information is kept subject to the confidentiality obligation contained in

Section 10.14 hereof; provided (i) such disclosure shall always be deemed to
-------------         --------
have been clearly marked as confidential and (ii) the exceptions set forth in clauses (d), (e), (f) and (g) of Section 10.14 shall not be applicable to the
-----------  ---  ---     ---    -------------
confidentiality obligation set forth herein so long as no Event of Default or Designated Event shall have occurred or be continuing.

     (b) The Borrower shall deliver to the Administrative Agent, promptly after its receipt, such other reports (excluding ordinary correspondence) regarding the System, the Borrower or the Subsidiaries as the Contractor or the Operator or Sales Agent is required to provide to the Borrower under the System Contracts, and shall deliver to the Administrative Agent promptly upon receipt or transmission copies of all amendments, and material waivers, written consents and other modifications (including all material Contract Variations) under any System Contract, other than as to any Capacity Sales Agreement and any Non-Material System Contract and the Borrower shall use reasonable efforts to give to the Administrative Agent in advance of execution, drafts of amendments to the Supply Contract, the OA&M Agreement, the Sales Agency Agreement and the Supply Contract Guaranty.

     (c) The Borrower shall deliver to the Administrative Agent, within three Business Days prior to each Principal Payment Date (but effective as of such Principal Payment Date), a certificate of a Responsible Officer of the Borrower setting forth reasonably detailed calculations demonstrating the Borrower's compliance with Section 6.24;
                                                                   ------------
provided that if the Initial Principal Payment Date occurs less than six months
--------
after the Commercial Operation Date, the Borrower shall not be required to demonstrate compliance with the Interest Coverage Ratio requirement set forth in

Section 6.24(b) as of the Initial Principal Payment Date.
---------------

     (d) The Borrower shall assist and cooperate with the Independent Engineer in providing the Lenders with such reports as the Lenders through the Administrative Agent shall reasonably request of the Independent Engineer (including a monthly construction progress report).

     (e) Concurrently with the obtaining of any Landing License, the Borrower shall furnish to the Administrative Agent an appropriate and favorable opinion of counsel as to such Landing License being in full force and effect and the only telecommunications license from (i) in the case of the United States Landing License, the Federal Communications Commission, (ii) in the case of the United Kingdom Landing License, the United Kingdom Department of Trade and Industry, and (iii) in the case of any other Landing Country, the applicable Governmental Authority, necessary for the landing and operation of the System (and, with respect only to the United Kingdom Landing License up to but not including, the System interface at the United Kingdom Cable station) as described in the applicable application.

     (f) At least one Business Day prior to each Principal Payment Date, the Borrower shall deliver to the Administrative Agent a certificate setting forth the Required Balance with respect to each Reserve Account as of such date.

     SECTION 5.3.  Payment of Obligations.  The Borrower shall, and shall cause
                   ----------------------
each of the Subsidiaries to, pay at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is subject to a Contest.

     SECTION 5.4.  Conduct of Business; System Completion.  The Borrower and the
                   --------------------------------------
Subsidiaries shall engage solely in System Activities and activities incidental thereto. The Borrower shall diligently enforce all of its rights under the Supply Contract and the Supply Contract Guaranty and shall cooperate with, and take all reasonable action that it can to assist, the Contractor to complete the System in accordance with the terms of the Supply Contract.

     SECTION 5.5.  Existence.  The Borrower shall, and shall cause each of the
                   ---------
Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and take all reasonable action to maintain all rights, privileges and franchises material, necessary or desirable in the normal conduct of its business except those as to which the failure to maintain such rights, privileges and franchises could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall
                                               --------
not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
      ------------

     SECTION 5.6.  Compliance with Laws.  The Borrower shall, and shall cause
                   --------------------
each of the Subsidiaries to, comply in all material respects with all Requirements of Law applicable to it or its property, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.7.  Performance of Agreements.  The Borrower shall, and shall
                   -------------------------
cause each of the Subsidiaries to, observe in all material respects the covenants and agreements of the Borrower and the Subsidiaries contained in the System Contracts.

     SECTION 5.8.  Taxes and Claims.  (a)  The Borrower shall, and shall cause
                   ----------------
each of the Subsidiaries to, pay and discharge all Taxes lawfully imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto unless such Tax is subject to a Contest.

     (b) The Borrower shall use reasonable best efforts to maintain and keep in full force and effect all clearance rulings, decrees or similar items necessary to continue the Borrower's exemption from the impositions of any Tax or similar charge (other than de minimis Taxes or Taxes and other charges set forth on
                   -- -------
Schedule 3.13) under the laws of Bermuda on the Borrower and its assets and
-------------
revenues.

     SECTION 5.9.  Notices.  The Borrower shall, promptly after a Responsible
                   -------
Officer of the Borrower has knowledge thereof, give written notice to the Administrative Agent of (a) the occurrence of a Default or Event of Default (and, with respect to such event, the Borrower shall also give notice thereof to the Contractor), (b) any payment default under any Contractual Obligation of the Borrower or any Subsidiary, or any other such default that could reasonably be expected to have a Material Adverse Effect, (c) any litigation or similar proceeding affecting the Borrower, any of the Subsidiaries or the System concerning any Governmental Action or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (d) the occurrence of any ERISA Event that alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability in an aggregate amount in excess of $1,000,000, (e) the execution of any Additional Contract (together with a copy thereof), (f) any material event constituting force
                                                                    -----
majeure under the Supply Contract or any other material delay in the
-------
construction of the System, (g) any loss or damage to the Collateral in excess of $250,000 (whether or not insured), (h) the cancellation or revocation of any material Governmental Action or insurance maintained by the Borrower, (i) any Lien (other than Permitted Encumbrances) against any collateral security or the System, (j) no less than five Business Days prior thereto, any Transfers set forth in clause (e) of Section 6.04 and on a semi-annual basis, all Transfers
         ----------    ------------
set forth in clauses (c) and (g) of Section 6.04, and (k) any other development
             -----------     ---    ------------
that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.10.  Insurance.  The Borrower shall at all times carry and
                    ---------
maintain or cause to be carried and maintained insurance in accordance with the provisions set forth in Schedule 5.10. All such insurance shall comply with the
                        -------------
other provisions set forth in Schedule 5.10.
                              -------------

     SECTION 5.11.  Fiscal Year.  The fiscal year of the Borrower and the
                    -----------
Subsidiaries shall be the twelve-month period ending on December 31 of each year.

     SECTION 5.12.  Use of Proceeds.  The proceeds of the Term Loans shall be
                    ---------------
used to finance System Activities in accordance with the Capital Budget and to pay fees and expenses directly related thereto. The proceeds of the Working Capital Loans shall be used to finance the development, construction and installation of the System, to fund the Construction Contingency Reserve Account, to pay fees and expenses and for working capital purposes (including the payment of VAT).

     SECTION 5.13.  Environmental Matters.  The Borrower shall, and shall cause
                    ---------------------
each of the Subsidiaries to, comply in all material respects with any and all applicable Environmental Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.14.  Operating Budgets; Operating Plans.  (a) Within 30 days of
                    ----------------------------------
the date the United States to United Kingdom Segment of the System is Ready for Commercial Service, and after prior review by, and the approval of, the Lead Agents and the Independent Engineer, the Borrower will adopt (i) an operating budget detailing anticipated costs in connection with operating the System (an

"Operating Budget") for the initial Operating Year and (ii) an operating plan
-----------------
updating the Projections (the "Operating Plan") for the period from the first
                               --------------
day of the initial Operating Year through the Maturity Date which shall set forth the anticipated costs and revenues, by Operating Year, in connection with operating the System during such period.

     (b) Within 30 days of the commencement of each subsequent Operating Year, and after prior review by and discussion with the Administrative Agent and the Independent Engineer, the Borrower will adopt an Operating Budget for such Operating Year; provided that (i) any Operating Budget that provides for total
                --------
costs (excluding Sales Commissions) in excess of 105% of the total costs (excluding Sales Commissions) set forth in the Operating Plan for such Operating Year shall not be adopted without the prior written consent of the Lead Agents and (ii) any Operating Budget which provides for total operating costs (excluding Sales Commissions) in excess of the operating costs (excluding Sales Commissions) set forth in the Operating Plan for such Operating Year, and such excess, when added to the Cumulative Overruns for all Operating Years, would exceed an amount equal to 20% of the Benchmark Costs for all prior Operating Years (including the current Operating Year), shall not be adopted without the prior written consent of the Majority Lenders. For purposes hereof, "Benchmark
                                                                      ---------
Costs" shall be the total operating costs (excluding Sales Commissions) for each
-----
Operating Year set forth in the Operating Plan, and "Cumulative Overruns" shall
                                                     -------------------
be, at any time of determination, an amount equal to the difference between (a) the sum of the actual operating costs (excluding Sales Commissions) for each complete Operating Year ended and (b) the sum of Benchmark Costs for each such complete Operating Year ended; Cumulative Overruns may be a negative number.

     (c) The Borrower shall, simultaneously with the delivery of each Operating Budget (other than the initial Operating Budget), deliver to the Administrative Agent (for informational purposes only), an update of the Operating Plan.

     (d) The Borrower shall deliver copies of the Operating Budgets for each such Operating Year promptly to the Administrative Agent.

     SECTION 5.15.  Governmental Actions.  The Borrower shall (a) promptly make,
                    --------------------
or cause to make, all filings for all Governmental Actions required in connection with the construction, installation or operation of the System as soon as reasonably possible and in accordance with the Plan of Work (and, in any event, in time to comply with the dates for procurement of Governmental Actions set forth in Schedule 3.08), (b) assist the Contractor where necessary or
             -------------
appropriate in all follow-up necessary to obtain on a timely basis all such Governmental Actions and (c) from and after System Final Completion, maintain (or cause the Operator under the System Contracts to maintain) in full force and effect all material Governmental Actions as are at the time necessary in order to operate and maintain the System, except where the failure to file or maintain such Governmental Actions could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.16.  Cooperation with Independent Engineer.  The Borrower shall,
                    -------------------------------------
and shall cause each Subsidiary to, keep the Independent Engineer fully informed on a timely basis with respect to the design of, and other material matters relating to, the System, and shall meet (and, to the extent within its control, cause the Contractor to meet) the Independent Engineer at reasonable times and upon reasonable notice to discuss any and all of the foregoing.

     SECTION 5.17.  Spare Parts.  The Borrower shall, on and after the
                    -----------
Commercial Operation Date, maintain, or cause the Operator to maintain, spare parts with respect to the System as are customary for the submarine fiber-optic cable industry.

     SECTION 5.18.  Interest Rate Protection.  The Borrower shall enter into
                    ------------------------
Hedging Agreements by or within four months after the Closing Date with one or more Lenders or Affiliates thereof with respect to a portion of the Loans and for a portion of the period from the date the Term Loans are first drawn to the date the System is anticipated to be Ready for Commercial Service (each such portion to be reasonably satisfactory to the Borrower and the Lead Agents) and, thereafter, the Borrower shall, at or about the Commercial Operation Date, enter into Hedging Agreements reasonably satisfactory to the Lead Agents with respect to a portion of the Loans and for periods reasonably satisfactory to the Borrower and the Lead Agents, in each case under documents reasonably satisfactory to the Borrower and the Lead Agents, in order to hedge the Borrower's interest rate exposure on the Loans from and after such date.

     SECTION 5.19.  Revenue Account.  The Borrower shall, and shall cause the
                    ---------------
Subsidiaries to, deposit all of their respective revenues (other than those being applied to the immediate prepayment of the Loans) directly into the Revenue Account or the applicable Subsidiary Account as required by Article
                                                                    -------
VIII.

     SECTION 5.20.  Maintenance of Process Agent.  The Borrower shall, and shall
                    ----------------------------
cause each of the Subsidiaries that does not maintain an office in New York to, maintain in New York, New York a Person acting as agent to receive on its behalf service of process.

     SECTION 5.21.  System Operation and Maintenance.  The Borrower shall, and
                    --------------------------------
shall cause the Subsidiaries to, from and after System Final Completion, cause the System to be operated and maintained in an efficient and business-like manner in accordance with the terms of the System Contracts.

     SECTION 5.22.  Event of Loss.  If an Event of Loss shall occur and no Event
                    -------------
of Default or Designated Event shall have occurred and be continuing and (a) in the Independent Engineer's reasonable opinion it is technically feasible to restore, rebuild or replace the affected portion of the System within one year, (b) in the Lead Agent's reasonable opinion there are or will be sufficient funds available to the Borrower (including from proceeds of insurance) to restore, rebuild or replace the affected portion of the System so that the System will be able to operate on a commercially feasible basis (and in any event on a basis sufficient to pay the Loans and all other obligations owing to the Lenders), and (c) in the Independent Engineer's reasonable opinion, it is reasonably likely that the Borrower and the Subsidiaries will have as and when needed all rights of way and permits necessary to restore, rebuild or replace the affected portion of the System, then the Borrower, at its sole cost and expense, shall restore, rebuild or replace the affected portion of the System.

     SECTION 5.23.  Books and Records; Inspection Rights.  The Borrower shall,
                    ------------------------------------
and shall cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of the Subsidiaries to, permit any representative of the Lenders designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make copies from its books and records (other than examining and making copies with respect to Capacity Sales Agreements, except to the extent set forth in Section 5.02(a)), and to discuss
                                              ---------------
its affairs, finances and condition with its officers and (at the Borrower's expense no more than twice a year) its independent accountants, all at such reasonable times and as often as reasonably requested.

     SECTION 5.24.  Export Control.  The Borrower shall, and shall cause each of
                    --------------
the Subsidiaries to, comply in all material respects with all U.S. export laws and regulations.

     SECTION 5.25.  Foreign Corrupt Practices Act.  The Borrower shall, and
                    -----------------------------
shall cause each of the Subsidiaries to, comply in all material respects with the Foreign Corrupt Practices Act of the United States, if applicable.

     SECTION 5.26.  Further Assurances.  The Borrower shall cause to be promptly
                    ------------------
and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Administrative Agent from time to time may reasonably request in order to carry out more effectively the intent and purposes of this Agreement and the other Loan Documents, including with respect to the maintenance of perfection of all Collateral that is perfectible and the proper grant and perfection of Liens on perfectible assets hereafter acquired by the Borrower or any of its Subsidiaries.

     SECTION 5.27.  As to Intellectual Property Collateral.  (a)  The Borrower
                    --------------------------------------
shall not, and shall not permit any of its Subsidiaries to, do any act, or omit to do any act, whereby any of such intellectual property collateral may lapse or become abandoned or dedicated to the public or unenforceable, unless such lapse, abandonment, dedication or unenforceability could not reasonably be expected to have a Material Adverse Effect.

     (b) In no event shall the Borrower or any Subsidiary, or any of their respective agents, employees, designees or licensees, file an application for the registration of any intellectual property collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent.

     (c) The Borrower shall take, and shall cause its Subsidiaries to take, all reasonably necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office, and any foreign counterpart thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, any material item of the intellectual property collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference proceedings and the payment of appropriate fees, except where the failure to so maintain, obtain or pursue could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.28.  Future Subsidiaries.  Without limiting the effect of any
                    -------------------
restriction contained herein upon any Person becoming, after the Closing Date, either a direct or indirect Subsidiary of the Borrower, or upon the Borrower acquiring additional Capital Stock or other ownership interests of any new or existing Subsidiary, if any Person shall become a Subsidiary after the Closing Date;

          (a) such Person (unless such Person is the German Subsidiary, in which case the provisions of Section 5.30(b) shall apply) shall become a
                                  ---------------
     party to (i) a guaranty in substantially the form of the provisions of the guaranty contained in the Subsidiary Guaranty Agreement, and (ii) a security agreement in substantially the form of the U.S. Subsidiary Security Agreement, in either case, with such modifications as the Administrative Agent may reasonably request or consent to, in a manner reasonably satisfactory to the Administrative Agent;

          (b) the Borrower shall pledge or cause to be pledged to the Administrative Agent all of the outstanding shares of such Capital Stock or other ownership interests of such Subsidiary owned directly by it, along with undated stock powers for such certificates, executed in blank (or, if any such shares of Capital Stock or other ownership interests are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been perfected by the Administrative Agent in accordance with Section 8-313 and Section 8-321 of the U.C.C. or any similar law which may be applicable);

          (c) the Administrative Agent shall have received from each such Subsidiary, (other than any newly formed Subsidiary) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near (but prior to) the date of any such Person becoming a direct or indirect Subsidiary, listing all effective financing statements, tax liens and judgment liens which name such Person as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to this Agreement and the other Loan Documents, and in such other jurisdictions as the Administrative Agent may reasonably request, together with copies of such financing statements (none of which (other than financing statements (i) filed pursuant to the terms hereof in favor of the Administrative Agent, if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements, (ii) being terminated pursuant to termination statements that are to be delivered on or prior to the date such Person becomes such Subsidiary or (iii) in respect of protective filings or Liens permitted under Section 6.02) shall cover any of the Collateral); and
           ------------

          (d) the Administrative Agent shall have received from each such Subsidiary executed copies of U.C.C. financing statements (or equivalent instruments) naming each such Subsidiary as the debtor and the Administrative Agent as the secured party, suitable for filing under the U.C.C. (or the foreign equivalent) of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the first priority security interest of the Administrative Agent pursuant to the security agreement entered into by such Subsidiary in such types of collateral as were perfected with respect to other Subsidiaries as of the Closing Date, together, in each case, with such opinions of legal counsel for the Borrower relating thereto as the Administrative Agent shall reasonably request, which legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

     SECTION 5.29.  Lease.  Upon the U.S. Subsidiary's acquisition from the
                    -----
Contractor of the real property located in the United States in accordance with the terms of the Supply Contract, the Borrower shall cause the U.S. Subsidiary to enter into the SSI Lease with SSI Sub 2.

     SECTION 5.30.  Foreign Subsidiary Collateral; Mortgages.  The Borrower
                    ----------------------------------------
shall:

          (a) within the 90 days after the Closing Date (with the Borrower agreeing to use reasonable commercial efforts to achieve the following sooner than such date), (i) cause the U.K. Subsidiary to execute (A) a Subsidiary Security Agreement or its reasonable equivalent under applicable local law, in form and substance reasonably satisfactory to the Administrative Agent, and (B) the Subsidiary Guaranty Agreement, (ii) cause the U.K. Subsidiary to make all filings and obtain all notarizations reasonably required in connection therewith to give the Administrative Agent, for the benefit of the Lenders, a "perfected" security interest in the same type of property that was perfected as of the Closing Date under the U.S. Subsidiary Security Agreement, (iii) subject all ownership interests in the U.K. Subsidiary to the Borrower Pledge Agreement and (iv) deliver to the Administrative Agent customary favorable legal opinions with respect thereto;

          (b) within 90 days after the date the German Subsidiary is created and validly existing under local law, (i) cause the German Subsidiary to execute a security agreement or its reasonable equivalent under applicable local law in favor of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, to secure any intercompany indebtedness owing from time to time by the German Subsidiary to the Borrower, which intercompany indebtedness will be pledged to the Administrative Agent for the benefit of the Lenders under pledge arrangements reasonably satisfactory to the Administrative Agent, (ii) cause the German Subsidiary to make all filings and obtain all notarizations reasonably required in connection therewith to give the Borrower a "perfected" security interest in the same type of property that was perfected as of the Closing Date under the U.S. Subsidiary Security Agreement and (iii) deliver to the Administrative Agent customary favorable legal opinions with respect thereto; and

          (c) within 90 days after the acquisition by the U.K. Subsidiary or the U.S. Subsidiary, as the case may be, of real property under the Supply Contract, (i) cause such Subsidiary to execute a Mortgage, or its reasonable equivalent under applicable local law, in favor of the Administrative Agent and in form and substance reasonably satisfactory to the Administrative Agent providing the Administrative Agent with a first Lien thereon, subject only to customary Liens which in any event do not materially adversely effect (a) such Subsidiary's use, operation or enjoyment of such property for its intended purpose or (b) the Lender's rights or remedies under the Mortgage and (ii) cause to be provided to the Administrative Agent, to the extent commercially feasible, mortgagee's title insurance (or its reasonable equivalent) in amounts and in form reasonably satisfactory to the Administrative Agent.


                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other obligations payable hereunder and under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated (or shall have been cash collateralized on terms reasonably acceptable to the Administrative Agent and the Issuing Bank) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Lead Agents, the Issuing Bank and the Lenders that:

     SECTION 6.1.  Indebtedness.  The Borrower shall not, and shall not permit
                   ------------
any Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a)  Indebtedness incurred under the Loan Documents;

          (b)  Permitted Subordinated Debt;

          (c)  Capital Lease Obligations permitted by Section 6.11;
                                                      ------------

          (d) trade or other similar Indebtedness incurred in the ordinary course of business and payable within 60 days;

          (e) Indebtedness under, or constituting net exposure under, interest Hedging Agreements entered into in accordance with Section 5.18 or other
                                                        ------------
     Hedging Agreements otherwise permitted by the Lead Agents;

          (f)  Indebtedness under any Permitted Sale Leaseback;

          (g) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or another Subsidiary; provided that, (i) with
                                                       --------
     respect to any Indebtedness of any Subsidiary to the Borrower, such Indebtedness shall be evidenced by a promissory note pledged to the Administrative Agent by the Borrower on terms reasonably satisfactory to the Administrative Agent, (ii) with respect to any Indebtedness of the Borrower to a Subsidiary, repayment of such Indebtedness shall be subordinated to the repayment of the Credit Extensions and all other obligations under this Agreement and the other Loan Documents in a manner reasonably satisfactory to the Administrative Agent and (iii) no Indebtedness may be extended to the German Subsidiary by any other Subsidiary without the prior written consent of the Administrative Agent;

          (h) Guarantees by the Borrower of Indebtedness of any Subsidiary, and by any Subsidiary of Indebtedness of the Borrower (other than under clause
                                                                         ------
     (j) below) or any other Subsidiary (other than the German Subsidiary);
     ---

          (i)  Indebtedness under the Permitted Reserve LC Facility; and

          (j) other Indebtedness of the Borrower in an aggregate principal amount not to exceed $1,750,000 at any one time.

     SECTION 6.2.  Liens.  The Borrower shall not, and shall not permit any
                   -----
Subsidiary to, create, incur, assume or permit to exist any Lien on the Collateral or on the System or any of its other assets, except Permitted Encumbrances.

     SECTION 6.3.  Fundamental Changes.  The Borrower shall not, and shall not
                   -------------------
permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that (a) any Subsidiary may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation,
(b) any Subsidiary may merge into or consolidate with another Subsidiary (other than the German Subsidiary or any other Subsidiary which for any reason has not executed and delivered the Subsidiary Guaranty Agreement) and, so long as no Default would occur after giving effect thereto, SSI Sub 2 may merge with the U.S. Subsidiary, in each case in a transaction in which the surviving entity is a wholly-owned Subsidiary and (c) any Subsidiary may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and such liquidation or dissolution is not disadvantageous in any material respect to the Lenders.

     SECTION 6.4.  Sale of Assets.  The Borrower shall not, and shall not permit
                   --------------
any Subsidiary to, sell, lease, convey, assign, transfer or otherwise dispose of (each, a "Transfer") all or any portion of its assets except (a) Transfers of
          --------
Capacity in accordance with Section 6.23, (b) Transfers of assets by any
                            ------------
Subsidiary to the Borrower, (c) Transfers of assets in the ordinary course of business not required for the efficient operation of the System for fair value with a book value not exceeding for all such Transfers under this clause (c)
                                                                  ----------
$10,000,000 in the aggregate for all fiscal years, (d) Transfers in connection with Permitted Sale Leasebacks, (e) Transfers of assets to Subsidiaries (unless such Subsidiary is the German Subsidiary) which have executed and delivered the Subsidiary Guaranty Agreement and where the Capital Stock of such Subsidiary is subject to a Lien in favor of the Administrative Agent, but only to the extent necessary to facilitate the obtaining of Landing Licenses or the minimization of material Taxes or constituting an investment permitted by Section 6.05 (any such
                                                          ------------
Transfers to the German Subsidiary (other than transfers in connection with the initial capitalization of the German Subsidiary) being subject to the prior written consent of the Administrative Agent), (f) Transfers in connection with any Permitted System Upgrades or in connection with the installation of the Phase 2 Segment (as defined in the Supply Contract) and (g) Transfers of obsolete, worn out or defective equipment and other assets for fair value in cash; provided that the proceeds or the Net Cash Proceeds of a Transfer (A)
      --------
under clauses (c), (d) and (g) shall be applied to the prepayment of the Loans
      -----------  ---     ---
and cash collateralization of LC Exposure if required in accordance with Section
                                                                         -------
2.11 and (B) under clause (a) shall be deposited into the Revenue Account for
----               ----------
application in accordance with Article VIII.
                               ------------

     SECTION 6.5.  Investments, Loans, Advances, Guarantees and Acquisitions.
                   ---------------------------------------------------------
(a) The Borrower shall not, and shall not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, or become a general or limited partner in any partnership or a joint venturer in any joint venture or enter into any profit sharing or royalty agreement or similar arrangement whereby the Borrower's or any of the Subsidiaries' income or profits are, or might be, shared with any Person, except:

              (i)   Permitted Investments;

              (ii)   investments by the Borrower in a Subsidiary; provided (A)
                                                                  --------
     such Subsidiary has executed and delivered the Subsidiary Guaranty Agreement (unless such Subsidiary is the German Subsidiary) and the Capital Stock of such Subsidiary is subject to a first priority Lien in favor of the Administrative Agent and (B) such Investment is necessary to capitalize such Subsidiary in accordance with applicable law, to facilitate the obtaining of Landing Licenses or the minimization of material Taxes or to enable such Subsidiary to acquire assets to be used to operate the System or otherwise fulfill obligations incurred in connection with the System and reflected in the Capital Budget or the Operating Budget; provided that the
                                                              --------
     aggregate investments in the German Subsidiary not comprising Indebtedness or payments under the Intercompany Agreement shall not in any event exceed $40,000,000 at any one time outstanding;

              (iii) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary;

     provided (A) each such Subsidiary has executed and delivered the Subsidiary
     --------
     Guaranty Agreement (unless such Subsidiary is the German Subsidiary) and the Capital Stock of such Subsidiary is subject to a first priority Lien in favor of the Administrative Agent and (B) such Investment is necessary to facilitate the obtaining of Landing Licenses or the minimization of material Taxes or to enable such Subsidiary to acquire assets to be used to operate the System or otherwise fulfill obligations incurred in connection with the System and reflected in the Capital Budget or the Operating Budget; provided that the aggregate investments in the German Subsidiary
             --------
     not comprising Indebtedness or payments under the Intercompany Agreement shall not in any event exceed $40,000,000 at any one time outstanding; and

     provided, further, that (1) any loans or advances made by the Borrower to
     --------  -------
     any Subsidiary shall be evidenced by a promissory note pledged to the Administrative Agent and (2) the repayment of any loans or advances made by any Subsidiary to the Borrower shall be subordinated to all obligations owing to the Agent Related Persons and the Lenders on terms satisfactory to the Administrative Agent;

              (iv)   Guarantees constituting Indebtedness permitted by Section
                                                                       -------
     6.01;
     ----

              (v) prior to the receipt by the Borrower of Equity Contributions in respect of the issuance of the Holdings Senior Notes, investments by the Borrower in Holdings constituting a receivable as set forth in the Borrower's balance sheet as of March 31, 1997 referred to in Section 3.01;
                                                                  ------------

              (vi) pursuant to or in accordance with the terms of the SSI IRU and Option Agreement; and

              (vii) the purchase or acquisition of Capital Stock of a Subsidiary in accordance with Sections 5.28 and 6.19(c) or Section 6.18.
                                   -------------     -------    ------------

     SECTION 6.6.  Restricted Payments.  The Borrower shall not, and shall not
                   -------------------
permit any of the Subsidiaries to, declare or make any Restricted Payment or any payment in connection with any tax sharing arrangement except for (a) Restricted Payments by the Subsidiaries to the Borrower, (b) distributions by the Borrower or any Subsidiary in respect of its Capital Stock which are payable solely in additional Capital Stock of the Borrower or such Subsidiary, but only to the extent such additional Capital Stock is subject to a first priority Lien in favor of the Administrative Agent, (c) distributions by the Borrower constituting Permitted Senior Cash Dividends in accordance with clause fourth of
                                                                -------------
Section 8.08(d), (d) distributions by the Borrower in respect of its Capital
---------------
Stock and/or payments of interest on Permitted Subordinated Debt from funds available to the Borrower in accordance with (i) clause eighth or eleventh of
                                                 -------------    --------
Section 8.08(a), (ii) clause sixth of Section 8.08(d) or (iii) Section 8.15(a),
---------------       ------------    ---------------          ---------------
(e) distributions by the Borrower in respect of its Capital Stock from proceeds made available to the Borrower from the Special Payment Account in accordance with Section 8.09, (f) distributions by the Borrower in respect of its Capital
     ------------
Stock from proceeds made available to the Borrower from the Holding Interest Reserve Account in accordance with Section 8.11(b) and (g) payments in
                                   ---------------
connection with tax sharing arrangements among the Borrower and the Subsidiaries.

     SECTION 6.7.  Amendment of System Contracts, etc.  (a) The Borrower shall
                   ----------------------------------
not, and shall not permit the Subsidiaries to, amend, supplement or otherwise modify, or grant any material waivers or material consents under, or agree to any material contract variation or material discretionary or other material change that requires the consent or agreement of the Borrower under, any System Contract without the written consent of the Majority Lenders (such consent not to be unreasonably withheld) other than (i) Contract Variations in accordance with Section 6.08, (ii) as permitted by such System Contract without the consent
     ------------
of the Borrower or such Subsidiary, (iii) amendments, supplements or other modifications or waivers, consents, Contract Variations, or exercises of discretionary action or other changes to Non-Material System Contracts which are entered into in the ordinary course of business and which could not reasonably be expected to have a Material Impact, provided that in any event no amendments,
                                       --------
supplements or other modifications may be made to the subordination provisions contained in the SSI Subordinated Pledge Agreement or the SSI Subordinated Security Agreement or to the provisions relating to the "Joint Dispute Account" contained in the Contractor Escrow and Security Agreement without the prior written consent of the Administrative Agent, (iv) administerial, clarifying, correcting or other immaterial amendments to any such System Contract which could not reasonably be expected to have a Material Impact (it being understood that an increased cost permitted pursuant to Section 5.14 shall not be deemed to constitute a "Material
                      ------------
Impact" under clause (a) thereof solely by reason of such increased cost), (v)
              ----------
other amendments, supplements or modifications not involving the Supply Contract that do not involve increased costs other than as permitted pursuant to Section
                                                                        -------
5.14 and which, in any event, could not reasonably be expected to have a
----
Material Impact, (vi) amendments, supplements or other modifications required to implement the provisions of Section 6.09 or 6.10 and (vii) amendments,
                            ------------    ----
supplements or other modifications or waivers, consents, contract variations or other changes to Capacity Sales Agreements so long as any such amendments are on commercially reasonable terms and comply with the proviso to Section 6.23;
                                                             ------------
provided, however, that no amendments, supplements or other modifications or
--------  -------
waivers, consents, contract variations or other changes to the Intercompany Agreement shall be made without the prior written consent of the Lead Agents.

     (b) The Borrower shall not, and shall not permit the Subsidiaries to, terminate or permit the termination of any System Contract other than (i) in accordance with its terms, (ii) as permitted by such System Contract without the consent of the Borrower or such Subsidiary, (iii) as required by applicable law,
(iv) a System Contract (other than the Supply Contract Guaranty) which the Borrower (with the concurrence of the Independent Engineer and, if such System Contract is the OA&M Agreement or the Sales Agency Agreement, with the prior written consent of the Lead Agents) reasonably believes is no longer useful to the Borrower's business, (v) as to Non-Material System Contracts so long as such Non-Material System Contract is, at the request of the Administrative Agent (upon such consultation with the Independent Engineer as the Administrative Agent shall require), replaced with a new contract reasonably acceptable to the Administrative Agent, or (vi) the termination of a Capacity Sales Agreement so long as (A) such actions are commercially reasonable and (B) the provisions of

Section 6.23 are complied with.
------------

     (c) The Borrower and the Subsidiaries shall be permitted to replace certain System Contracts in accordance with the terms of Article VII.
                                                         -----------

     SECTION 6.8.  Supply Contract.  (a)  The Borrower shall not, without the
                   ---------------
prior written consent of the Majority Lenders (or, with respect to any Contract Variation that will not increase the costs under the Supply Contract by more than $500,000 for any individual Contract Variation and up to $3,000,000 in the aggregate for all Contract Variations taken together, the

Administrative Agent), such consent in each case not to be unreasonably withheld, enter into any Contract Variation, or grant any waiver or consent under, the Supply Contract other than (i) Contract Variations, waivers or consents made on an emergency basis to the extent there are funds available for the payment thereof in the Capital Budget or the Construction Contingency Reserve Account so long as such Contract Variation, waiver or consent could not reasonably be expected to have a Material Adverse Effect, (ii) Contract Variations, waivers or consents required to implement the provisions of Section
                                                                        -------
6.09, (iii) Contract Variations, waivers or consents required to implement the
----
provisions of Section 6.10, (iv) Contract Variations, waivers or consents, to
              ------------
the extent required, that merely change the route of the System (so long as the Landing Countries do not change) without increasing the cost under the Supply Contract (or, if such change would increase the cost under the Supply Contract, such increase is funded with equity funds made available to the Borrower or Permitted Subordinated Debt of the Borrower or is otherwise borne exclusively by parties other than (and without recourse to) the Borrower and the Subsidiaries, which in each case has been fully funded or has been committed to on terms reasonably satisfactory to the Administrative Agent or is funded with other amounts made available to the Borrower and described in clause (a) of Section
                                                        ----------    -------
6.09 so long as such Contract Variation, waiver or consent could not reasonably
----
be expected to have a Material Adverse Effect, (v) Contract Variations, waivers or consents otherwise permitted by Section 6.07 and (vi) immaterial consents and
                                   ------------
waivers that could not reasonably be expected to have a Material Adverse Effect.

     (b) The Borrower shall not, (i) without the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld), (A) reduce the amount or change the date or basis for payment of liquidated damages under
Article 22 of the Supply Contract, (B) reduce the duration of any warranty period under the Supply Contract, (ii) without the prior written consent of the Lead Agents (based upon consultation with the Independent Engineer and such consent not to be unreasonably withheld), (x) reduce the scope of any warranty under the Supply Contract, (y) reduce the scope or availability of intellectual property under Article 18 of the Supply Contract and (z) materially change the terms of payment as set forth in Article 5 of the Supply Contract.

     (c) The Borrower shall not, (i) without the prior written consent of the Lead Agents (based upon consultation with the Independent Engineer and such consent not to be unreasonably withheld), agree to (A) new acceptance testing as contemplated under the definition of "Acceptance Testing", (B) new performance requirements as contemplated under the definition of "Performance Requirements" and any term or appendix or exhibit underlying the substance of such definition and (C) any equitable adjustment to the Initial Contract Price under the second sentence of Article 6D of the Supply Contract unless such adjustment is in accordance with this Section; and (ii) without the prior written consent of the Majority Lenders, (A) grant or otherwise consent to any extension of time under the last sentence of Article 6D of the Supply Contract and (B) agree to any arrangement to extend the Scheduled RFS Date (as defined in the Supply Contract) under Article 22(A)(3) of the Supply Contract.

     SECTION 6.9.  Addition to Configuration.  The Borrower shall not, without
                   -------------------------
the prior written consent of the Majority Lenders (such consent to not be unreasonably withheld), add any additional Landing Country or select, or agree to the selection of, any alternative Landing Country (other than The Netherlands) to the contemplated configuration of the System unless (a) in the case of adding an additional Landing Country, all costs related to such addition are funded with equity funds made available to the Borrower or Permitted Subordinated Debt of the Borrower or funds made available to the Borrower for its sole benefit, in accordance with clause eleventh of Section 8.08(a), clause
                                     ---------------    ---------------  ------
sixth of Section 8.08(d) or Section 8.15(a) or is otherwise borne exclusively by
-----    ---------------    ---------------
parties other than (and without recourse to) the Borrower and the Subsidiaries, which in each case has been fully funded or has been committed to on terms reasonably satisfactory to the Administrative Agent, (b) such addition could not reasonably be expected to have a Material Adverse Effect, (c) no material liabilities of or costs to the Borrower or any of the Subsidiaries shall be created which are not provided for from sources described in clause (a) above
                                                             ----------
and (d) in the case of the selection of an alternative Landing Country, the Independent Engineer has concurred that the conditions in the Supply Contract underlying such selection have been met.

     SECTION 6.10.  Permitted System Upgrades.  The Borrower shall not request
                    -------------------------
that the Contractor perform any Permitted System Upgrade unless the costs thereof are (a) funded with the Borrower's portion of Excess Cash Flow or other funds made available to the Borrower, for its sole benefit, in accordance with

Section 8.08(a) or Section 8.15(a) or (b) funded with equity funds made from
---------------    ---------------
common stock of the Borrower or preferred stock with provisions substantially similar to Permitted Subordinated Debt made available to the Borrower or Permitted Subordinated Debt of the Borrower or is otherwise borne by parties other than (and without recourse to) the Borrower and the Subsidiaries, which in each case has been fully funded or has been committed to on terms reasonably satisfactory to the Administrative Agent.

     SECTION 6.11.  Leases.  The Borrower shall not, and shall not permit the
                    ------
Subsidiaries to, enter into any lease except for (a) leases of personal property in the ordinary course of business, (b) leases of real property in the ordinary course of business, (c) Capital Lease Obligations in an amount not to exceed $250,000 in any fiscal year of the Borrower, (d) Permitted Sale Leasebacks and (e) the SSI Lease and the SSI IRU and Option Agreement.

     SECTION 6.12.  Change of Office.  The Borrower shall not, and shall not
                    ----------------
permit the Subsidiaries to, change the location of its principal place of business unless the Borrower shall have given the Administrative Agent at least 30 days' prior written notice thereof and all action reasonably necessary or advisable in the Administrative Agent's opinion to protect and perfect the Liens and security interests in the Collateral shall have been taken.

     SECTION 6.13.  Change of Name.  The Borrower shall not, and shall not
                    --------------
permit the Subsidiaries to, change its name unless the Borrower shall have given the Administrative Agent at least 30 days' prior written notice thereof and all action reasonably necessary or advisable in the Administrative Agent's opinion to protect and perfect the Liens and security interests in the Collateral shall have been taken.

     SECTION 6.14.  Transactions with Affiliates.  The Borrower shall not, and
                    ----------------------------
shall not permit the Subsidiaries to, enter into any agreement with any Affiliate of the Borrower except (a) as required by the Loan Documents or the System Contracts and (b) transactions in the ordinary course of business which are on fair and reasonable terms not less favorable than the Borrower or any Subsidiary could obtain in an arm's-length transaction with a Person which is not an Affiliate.

     SECTION 6.15.  Sale and Leaseback.  The Borrower shall not, and shall not
                    ------------------
permit the Subsidiaries to, enter into any arrangement with any Person providing for the leasing of real or personal property which has been or is to be sold by it to such Person, other than Permitted Sale Leasebacks.

     SECTION 6.16.  Approval of Additional Contracts.  Without the prior written
                    --------------------------------
consent of the Majority Lenders (such consent not to be unreasonably withheld), the Borrower shall not, and shall not permit the Subsidiaries to, enter into any Additional Contract, other than (a) Capacity Sales Agreements or other agreements or arrangements for the disposition of Capacity entered into in accordance with Section 6.23, (b) pipeline and cable crossing agreements and
                ------------
other similar agreements entered into in the ordinary course of business to facilitate the construction and installation of the System by the Contractor,
(c) Interconnect Agreements entered into in the ordinary course of business, (d) the SSI Lease, (e) other contracts in the ordinary course of business to the extent amounts payable thereunder, if any, are provided for in the Capital Budget or the Operating Budget, (f) other contracts entered into in the ordinary course of business that do not have a material adverse effect on the Lenders and (g) with the prior written consent of the Lead Agents, if such Additional Contract relates to the System and is being entered into as a quid pro quo for the purchase of Capacity by the counterparty thereto and the
---- --- ---
entering into or performance of such Additional Contract could not reasonably be expected to have a Material Impact. The Borrower shall be permitted to replace System Contracts as set forth in Section 6.07 and Article VII. At the time any
                                 ------------     -----------
such Additional Contract is entered into (other than Capacity Sales Agreements and agreements entered into pursuant to clause (b)), the Borrower and the
                                        ----------
Administrative Agent (upon consultation with the Independent Engineer, if necessary) shall designate such Additional Contract as either an "Additional Material Contract" or an "Additional Non-Material Contract".

     SECTION 6.17.  Capital Expenditures.  The Borrower shall not make any
                    --------------------
expenditure in respect of the purchase of capital assets, except for expenditures which could not reasonably be expected to adversely affect the System and which are (a) covered by the Capital Budget or the then current Operating Budget, (b) to the extent not covered by the Capital Budget or the then current Operating Budget, are funded solely from sources described in clause (a) of Section 6.09 or (c) approved by the Majority Lenders in writing
----------    ------------
(after consultation with the Independent Engineer).

     SECTION 6.18.  Limitations on Transfer and Issuance of Interests.  The
                    -------------------------------------------------
Borrower shall not, and shall not permit the Subsidiaries to, (a) permit the transfer of any ownership interest in Subsidiaries, except in accordance with

Section 6.03, or (b) issue any additional ownership interests, unless (subject
------------
in any event to the provisions of Section 7.14) (i) such ownership interests are
                                  ------------
issued by the Borrower or are otherwise in accordance with Section 6.06(b) and
                                                           ---------------
(ii) such ownership interests are being issued by Subsidiaries to the Borrower (whether in addition to or substitution for the then outstanding Capital Stock of such Subsidiary) and in each case are made subject to the first priority Lien in favor of the Administrative Agent; provided that, with respect to any such
                                      --------
pledge agreement pledging the Capital Stock of the Borrower, the liability of the shareholders of the Borrower shall be limited to the "Collateral" pledged thereunder.

     SECTION 6.19.  Unrelated Activities; Abandonment; New Subsidiaries.  (a)
                    ---------------------------------------------------
The Borrower shall not, and shall not permit the Subsidiaries to, engage in any business other than System Activities or as otherwise contemplated by the System Contracts and the Loan Documents, and activities incidental thereto.

     (b) The Borrower shall not abandon the diligent development, construction, installation or operation of the System.

     (c) The Borrower shall not, and shall not permit the Subsidiaries to, create any new subsidiaries after the Closing Date other than (i) with the prior written consent of the Lead Agents, (ii) in connection with the acquisition of the Capital Stock of SSI Sub 2 as a wholly-owned Subsidiary on terms reasonably satisfactory to the Administrative Agent, (iii) the creation of the German Subsidiary or (iv) wholly-owned, special purpose Subsidiaries created in connection with changes to the System configuration permitted by this Agreement;

provided that, in any event, (x) the Capital Stock of such Subsidiary shall be
--------
subject to the first priority Lien of the Administrative Agent and, (y) such Subsidiary (unless it is the German Subsidiary) shall have executed and delivered to the Administrative Agent a Subsidiary Guaranty Agreement.

     SECTION 6.20.  Set-off.  Without the prior written consent of the
                    -------
Administrative Agent (such consent not to be unreasonably withheld), the Borrower shall not, and shall not permit the Subsidiaries to, exercise any right of set-off with respect to amounts owing to it by the Contractor under the Supply Contract.

     SECTION 6.21.  Changes in Capital Budget.  Without the prior written
                    -------------------------
consent of the Majority Lenders (such consent not to be unreasonably withheld), the Borrower shall not modify the Capital Budget to increase the aggregate amounts payable thereunder (except with respect to the payment of Sales Commissions earned pursuant to the Sales Agency Agreement) unless such modification is a necessary conforming change related to an amendment to a System Contract permitted by Section 6.07 or Section 6.08 or is concurrent and
                             ------------    ------------
consistent with any additional sources of funds which are to be made available to the Borrower and not theretofore contemplated in the Capital Budget (including amounts available in the Construction Contingency Reserve Account, liquidated damages being applied to obligations hereunder and proceeds of insurance applied in accordance with terms of this Agreement); provided that the
                                                               --------
foregoing shall not prevent the Borrower from applying identified cost savings in a budget category (as confirmed by the Independent Engineer or the Administrative Agent, as applicable) to cost overruns in another budget category (as confirmed by the Independent Engineer or the Administrative Agent, as applicable) without increasing the aggregate amounts payable under the Capital Budget (provided that the prior written consent of the Lead Agents shall be required with respect to the application of any identified cost savings in excess of $2,000,000).

     SECTION 6.22.  Payment of Construction Costs.  Prior to the Commercial
                    -----------------------------
Operation Date, the Borrower shall not pay any amount (other than with respect to amounts received from the sources described in clause (a) of Section 6.09 or
                                                  ----------    ------------
from amounts available in the Construction Contingency Reserve Account or under the Working Capital Loan Commitment or from Special Payments) in respect of the construction and installation of the System other than those costs set forth or provided for in the Capital Budget, as the same may be amended in accordance with Section 6.21, Sales Commissions earned and payable in
                           ------------
accordance with the terms of the Sales Agency Agreement and costs that SSI is contractually obligated to pay under any System Contract if it results in a dollar for dollar reduction in amounts payable by the Borrower or any of its Subsidiaries under such System Contract.

     SECTION 6.23.  Sales of Capacity.  The Borrower shall not, and shall not
                    -----------------
permit the Subsidiaries to, sell or otherwise dispose Capacity except (a) pursuant to Capacity Sale Agreements substantially in the form of Exhibit L or
                                                                  ---------
(b) pursuant to other agreements or arrangements which are on commercially reasonable terms (which shall include the disposition of Capacity without cash compensation in exchange for mutual restoration agreements); provided that, in
                                                             --------
any event, (i) all such agreements and arrangements shall provide that amounts payable to the Borrower shall be paid to the Revenue Account, (ii) no agreement providing for future payments shall prohibit the granting of a security interest in such agreement by the Borrower to the Lenders and (iii) without derogation of the provisions of Section 6.24, such agreements shall provide that payments
                  ------------
thereunder shall be in cash and at least 80% of such payments shall be due and payable before the Maturity Date; and provided, further, that (A) no individual
                                      --------  -------
sale shall defer more than $4,000,000 beyond the Maturity Date without prior written consent of the Lead Agents and (B) once the aggregate amount of payments deferred beyond the Maturity Date exceeds $20,000,000, no further deferral of payments beyond the Maturity Date shall be permitted without the prior written consent of the Majority Lenders (or the Lead Agents if, as of any date of determination, the cumulative Capacity Sales Revenue received by the Borrower and the Subsidiaries as of such date exceeds 175% of the cumulative Capacity Sales Revenue set forth in Section 6.24(a) with respect to such date) (and
                           ---------------
subject, in any event, to clause (A) above).
                          ----------

     SECTION 6.24.  Financial Covenants.  (a)  Minimum Capacity Sales Revenue.
                    -------------------        ------------------------------
The Borrower shall not permit Capacity Sales Revenue to be less than the following amounts by the dates set forth below:



     Principal Payment                   Minimum Cumulative
     Dates Occurring in                    $ Sales Revenue
     ------------------                 ----------------------

     May 1999                              $ 75,000,000
     November 1999                         $350,000,000
     May 2000                              $425,000,000
     November 2000                         $500,000,000
     May 2001                              $600,000,000
     November 2001                         $700,000,000
     May 2002                              $800,000,000

     November 2002 and thereafter    $900,000,000

     (b)  Minimum Interest Coverage Ratio.  The Borrower shall not permit, for
          -------------------------------
any period of four consecutive fiscal quarters ending on a Principal Payment Date (other than the Initial Principal Payment Date if it occurs less than 6 months after the Commercial Operation Date) occurring during any "Test Period" set forth below, the Interest Coverage Ratio for such period to be less than the ratio set forth below for such Test Period:


    Test Period                     Interest Coverage
     (Principal Payment Dates occurring in)            Ratio
     --------------------------------------      -----------------

        1999                                 3.0:1
        2000                                 4.5:1
        2001 and thereafter                  8.0:1


Notwithstanding anything to the contrary contained in this Agreement, the failure to comply with this Section 6.24 at any time shall not constitute an
                            ------------
Event of Default, but shall result in Excess Cash Flow being applied 100% to the Lenders in accordance with Section 8.08(d) until such time as the Borrower shall
                           ---------------
have delivered a certificate to the Administrative Agent in accordance with

Section 5.02(c) demonstrating the Borrower's compliance with this Section 6.24.
---------------                                                   ------------

     SECTION 6.25.  Amendments, etc. of Organizational and Other Documents.  The
                    ------------------------------------------------------
Borrower shall not, and shall not permit the Subsidiaries to, amend, supplement or otherwise modify, or permit the amendment, modification or supplementation of, (a) the certificate of incorporation or by-laws or other organizational documents (including any By-Laws or Memorandum of Association) in a manner which is inconsistent with or violates the terms of or could reasonably be expected to prevent compliance with any of the terms of any Loan Document or System Contract or could materially adversely affect the Lenders or any Collateral or (b) if issued in accordance with and subject to the terms of this Agreement, any documents evidencing or relating to Permitted Subordinated Debt which could adversely affect the Lenders or result in provisions that are more onerous on the Borrower.

     SECTION 6.26.  Management and Advisory Fees, etc.  The Borrower shall not,
                    ---------------------------------
and shall not permit any of the Subsidiaries to pay any management, advisory, consulting or other similar fees to any Affiliate of the Borrower, except pursuant to the Advisory Services Agreement as in effect on the date hereof in accordance with Article VIII.
                ------------

     SECTION 6.27.  Immunity.  Neither the Borrower nor any of the Subsidiaries
                    --------
shall, in any proceeding in Bermuda, the United States, the United Kingdom, the Federal Republic of Germany or elsewhere, in connection with any Loan Document, claim for itself, any of its assets or the System, immunity from suit, execution, attachment or other legal process.


                                  ARTICLE VII

                               EVENTS OF DEFAULT
                               -----------------

     Each of the following events or occurrences described in this Article VII
                                                                   -----------
shall constitute an "Event of Default".

     SECTION 7.1.  Non-Payment of Obligations.  The Borrower shall fail to pay
                   --------------------------
any principal of any Loan when and as the same shall become due and payable; or the Borrower shall fail to pay any interest on any Loan or any fee payable under this Agreement or any other Loan Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days; or the Borrower or any Subsidiary shall fail to pay any other amount payable under this Agreement or any other Loan Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 5 days following the Borrower's receipt of written notice thereof from the Administrative Agent.

     SECTION 7.2.  Breach of Warranty.  Any representation or warranty made or
                   ------------------
deemed made by the Borrower, any other Loan Party or any other Obligor in this Agreement, in any other Loan Document or in any System Contract to which it is a party or in any certificate delivered by the Borrower, any Loan Party or any other Obligor pursuant to this Agreement, any other Loan Document or any System Contract shall prove to have been false or misleading in any material respect as of the time made or deemed made and, if such misrepresentation is capable of being corrected as of a subsequent date, such misrepresentation shall not have been corrected as of a day within thirty (30) calendar days following written notice thereof being given by the Administrative Agent to the Borrower or such Loan Party; provided that if such misrepresentation is made by such other
            --------
Obligor in a System Contract, it shall not constitute an Event of Default hereunder unless such misrepresentation has caused or could reasonably be expected to cause a Material Adverse Effect (after giving effect to any right the Borrower has to replace such System Contract in accordance with the terms of this Agreement).

     SECTION 7.3.  Non-Performance of Certain Covenants and Obligations.  (a)
                   ----------------------------------------------------
The Borrower shall fail to observe or perform any covenant or agreement contained in Article VI of this Agreement (other than Section 6.24); or (b) the
             ----------                               ------------
Borrower or any Loan Party shall fail to perform any of its covenants or agreements contained in Article IV of any Security Document or in the Subsidiary Guaranty Agreement; or (c) the Borrower or any other Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement or any other Loan Document to which it is a party (other than those specified in Sections 7.01 and 7.02 above, in clauses
                                       -------------     ----           -------
(a) and (b) of this Section 7.03 and those set forth in Section 6.24), and such
---     ---         ------------                        ------------
failure shall continue unremedied or unwaived for a period of thirty (30) days after the Borrower or such Loan Party receives actual knowledge thereof from the Administrative Agent; provided, however, with respect to this clause (c) if (i)
                      --------  -------                       ----------
such failure cannot be cured within such thirty (30)-day period despite the Borrower's or such Loan Party's best efforts to do so, (ii) such failure is susceptible of cure, (iii) the Borrower or such other Loan Party is continuously proceeding with diligence and in good faith to cure such failure and (iv) the existence of such failure has not had and could not reasonably be expected to have a Material Adverse Effect, then such thirty (30)-day cure period shall be extended to such date, not to exceed a total ninety (90)-day cure period, as shall be necessary for the Borrower or such other Loan Party to cure such failure.

     SECTION 7.4.  Involuntary Bankruptcy Proceeding, etc.  An involuntary
                   --------------------------------------
proceeding shall be commenced or an involuntary petition shall be filed seeking
(a) liquidation, reorganization or other relief in respect of the Borrower, any other Loan Party or any other Obligor or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any other Loan Party or any other Obligor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; provided that, with respect to the
                                   --------
Contractor, such proceeding shall not constitute an Event of Default hereunder if (i) such event occurs prior to the Actual Date of Commercial Operation, so long as the Supply Contract has not been terminated or rejected and the Contractor is continuing to diligently perform its obligations under the Supply Contract (or the Supply Contract Guarantor is diligently performing its obligations under the Supply Contract Guaranty) or (ii) such event occurs on or after the Actual Date of Commercial Operation, so long as such event could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.5.  Voluntary Bankruptcy Proceeding, etc.  The Borrower, any
                   ------------------------------------
other Loan Party or any other Obligor shall (a) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (b) consent to the institution of any proceeding or petition described in Section 7.04, (c) apply for or consent to
                                    ------------
the appointment of a
receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any other Loan Party or any other Obligor or for a substantial part of its assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors or (f) take any action for the purpose of effecting any of the foregoing, provided that, with respect to the Contractor, any such
                      --------
event or action shall not constitute an Event of Default hereunder if (i) such event occurs prior to the Actual Date of Commercial Operation, so long as the Supply Contract has not been terminated or rejected and the Contractor is continuing to diligently perform its obligations under the Supply Contract (or the Supply Contract Guarantor is diligently performing its obligations under the Supply Contract Guaranty) or (ii) such event occurs on or after the Actual Date of Commercial Operation, so long as such event could not reasonably be expected to have a Material Adverse Effect.

     SECTION 7.6.  Judgments.  One or more final judgments (a) for the payment
                   ---------
of money in an aggregate amount (not paid or covered by insurance) in excess of $5,000,000 shall be rendered against the Borrower or any other Loan Party (other than Holdings) and the same shall not have been vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof or (b) shall be entered in the form of an injunction or similar form of relief requiring suspension or abandonment of the construction, installation or operation of the System and such injunction or similar relief shall not have been stayed, discharged or vacated within 60 days.

     SECTION 7.7.  ERISA.  An ERISA Event shall have occurred that, in the
                   -----
opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.8.  Impairment of Security, etc.  Any Loan Document shall cease
                   ---------------------------
to be in full force and effect or the Borrower or any Loan Party shall so assert in writing; or the Lien as to any material portion of the Collateral created by any Security Document shall cease to be enforceable or, in the case of Perfectible Collateral, of the same effect and priority purported to be created thereby; or the Supply Contract Guaranty shall cease to be in full force and effect (except as a result of the express provisions thereof) or the Supply Contract Guarantor shall so assert in writing.

     SECTION 7.9.  Commercial Operation.  The Actual Date of Commercial
                   --------------------
Operation shall not have occurred by the Guaranteed Completion Date.

     SECTION 7.10.  Impairment of System Contract.  Any System Contract shall
                    -----------------------------
cease to be valid and binding and in full force
and effect, other than as contemplated by the terms of Section 6.07; provided
                                                       ------------  --------
that with respect to any such System Contract (other than the Supply Contract Guaranty and, unless the Supply Contract is being replaced in accordance with

Section 7.11, the SSI Consent, as to which the following provision shall not be
------------
applicable), it shall not constitute an Event of Default under this Section so long as such event is cured by the Borrower by replacing such System Contract with the consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed) within 60 days of such event.

     SECTION 7.11.  Default Under System Contract.  (a) Any party to any System
                    -----------------------------
Contract (other than a Capacity Sales Agreement and the Supply Contract) shall be in material default thereunder and, other than with respect to the Supply Contract Guaranty, such default shall continue unremedied for 30 consecutive days and such default could reasonably be expected to have a Material Adverse Effect, unless any such System Contract has been replaced with the consent of the Majority Lenders within 60 days of such default (such consent not to be unreasonably withheld or delayed); or (b) prior to the date of System Final Completion, an "Event of Default" (other than an "Event of Default" due solely to the failure of the Contractor to achieve System Final Completion due to its inability to deliver a System which is upgradable beyond a capacity of 10 Gb/s per fiber pair) shall have occurred and be continuing under the Supply Contract, unless the Supply Contract has been replaced with the prior written consent of the Majority Lenders within 60 days of such event (such consent not to be unreasonably withheld or delayed) or the Supply Contract Guarantor is diligently performing its obligations under the Supply Contract Guaranty and has cured such "Event of Default" within such 60-day period, it being understood that a failure of the Contractor to achieve the Commercial Operation Date by the Scheduled RFS Date (as defined in the Supply Contract) shall not constitute an Event of Default under this Section so long as it achieves the Commercial Operation Date by the Guaranteed Completion Date.

     SECTION 7.12.  Liquidated Damages.  The Contractor shall fail to pay when
                    ------------------
due any amounts owing as liquidated damages under Article 22(A) of the Supply Contract (unless the Supply Contract Guarantor is duly performing under the Supply Contract Guaranty).

     SECTION 7.13.  Revocation of Landing License, etc.  Any Landing License or
                    ----------------------------------
other Governmental Action which shall at the time be necessary for the performance of any material System Activity in a manner contemplated under the Loan Documents and the System Contracts shall be revoked or shall otherwise terminate (or shall be amended or modified in a materially adverse manner) and such revocation or termination (or such amendment or modification thereof) could reasonably be expected to have a Material Adverse Effect, unless such Landing License or Governmental Action is replaceable and is replaced with the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld or delayed) with an alternative Landing License or Governmental Action permitting the performance of such System Activity within 60 days of the occurrence of such event.

     SECTION 7.14.  Change in Control.  A Change in Control shall occur.
                    -----------------

     SECTION 7.15.  Default on Other Indebtedness.  The Borrower or any other
                    -----------------------------
Loan Party (other than Holdings) shall (a) default in any payment of principal of or interest on any Indebtedness (other than Indebtedness under the Loan Documents) or in the payment of any obligations under Hedging Agreements, in any case in an aggregate amount in excess of $1,000,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (b) default in the performance of any other agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, in each case beyond the period of grace, if any, provided therein, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity.

     SECTION 7.16.  Delay in Construction or Installation.  The construction or
                    -------------------------------------
installation of the System shall be suspended under Article 15 of the Supply Contract for more than 60 days or the System (or any Segment thereof) shall be abandoned by the Borrower.

     If any Event of Default described in Sections 7.04 or 7.05 shall occur with
                                          -------------    ----
respect to the Borrower or any Subsidiary, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, and an amount equal to 100% of all LC Exposure, shall automatically become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     If any Event of Default (other than any Event of Default described in

Section 7.04 or 7.05) shall occur for any reason, whether voluntary or
------------    ----
involuntary, and be continuing, the Administrative Agent may, and at the request or with the consent of the Majority Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (a) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (b) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (c) demand that the Borrower immediately pay to the Administrative Agent an amount equal to 100% of the LC Exposure whereupon the Borrower shall immediately make such payment to the Administrative Agent which shall hold such amount in a cash collateral account to secure the LC Exposure and (iv) exercise such other rights or remedies as the Lenders may have under the Loan Documents or applicable law.


                                  ARTICLE VIII

                                    ACCOUNTS
                                    --------

     SECTION 8.1.  Creation of Accounts.  (a) The Administrative Agent hereby
                   --------------------
establishes the following twelve special, segregated and irrevocable cash collateral accounts in the name of the Borrower and for the benefit of the Lenders, which accounts shall be maintained by the Administrative Agent at all times until the termination of this Agreement and the payment in full of all
Obligations:

          (1)  Construction Account;
          (2)  Revenue Account;
          (3)  Special Payment Account;
          (4)  Debt Reserve Account;
          (5)  Holdings Interest Reserve Account;
          (6)  Operating Reserve Account;
          (7)  Insurance Proceeds Account;
          (8)  Clean-Up Account;
          (9)  Sales and Issuances Proceeds Account;
          (10) Construction Contingency Reserve Account;
          (11) VAT Refund Account; and
          (12) Current Account.

     (b) The Administrative Agent hereby establishes the following three special, segregated and irrevocable cash collateral accounts, each in the name of the applicable Subsidiary and for the benefit of the Lenders, which accounts shall be maintained by the Administrative Agent at all times until the termination of this Agreement and the payment in full of all obligations:

          (1)  German Subsidiary Account;
          (2)  U.K. Subsidiary Account; and
          (3)  U.S. Subsidiary Account;

  provided that the German Subsidiary Account will not be established until the
  --------
Administrative Agent receives notice from the Borrower that the German Subsidiary has been created.

     (c) All moneys, investments and securities at any time on deposit in any of the Accounts shall be under the sole dominion and control of the Administrative Agent and shall constitute collateral in accordance with the terms of the Security Documents to be held in the custody of the Administrative Agent for the purposes and on the terms set forth in the Security Documents and this Article VIII.
     ------------

     SECTION 8.2.  Required Deposits into the Accounts.
                   -----------------------------------

     (a)  Contractor Escrow Account.  (i)  On each date occurring after the
          -------------------------
Closing Date and prior to the funding of the initial Term Loans on which the Borrower receives Equity Contributions from Holdings, the Borrower shall deposit such Equity Contributions in the Escrow Payment Account.

     (ii) On the date the initial Term Loans are made, the Lenders shall fund a portion of such Term Loan in an amount equal to $26,400,000 on such date to deposit in the Escrow Payment Account (and thereafter be applied pursuant to the terms of the Contractor Escrow and Security Agreement).

     (b)  Construction Account.  (i)  Each Lender shall, subject to Section
          --------------------                                      -------
8.02(c) and 8.02(j), fund each Loan made by it hereunder directly to the
-------     -------
Administrative Agent for deposit in the Construction Account.

     (ii) Upon the issuance of the Contingency Letter of Credit in accordance with the terms hereof and of the Contractor Escrow and Security Agreement, the Borrower shall deposit the cash proceeds released from the Escrow Contingent Account in the Construction Account.

     (iii) On each date on which the Borrower receives Equity Contributions from Holdings after the funding of the initial Term Loans, but prior to the payment of all Capital Costs, the Borrower shall, subject to the provisions of

Section 8.02(k), deposit such Equity Contributions in the Construction Account.
---------------

     (iv) On the earlier of (A) the date the Contingency Letter of Credit is issued and (B) the date the initial Term Loans are made, the Borrower shall transfer from its general corporate checking account (the "Checking Account")
                                                           ----------------
directly to the Administrative Agent for deposit in the Construction Account, an amount equal to the excess, if any, between (x) the then current balance in the Checking Account and (y) $150,000.

     (v) On any date after the Closing Date and prior to the Commercial Operation Date on which the Borrower receives payment under any Hedging Agreement, the Borrower shall deposit such payment into the Construction Account.

     (c)  Escrow Dispute Account.  Subject to the satisfaction or waiver by the
          ----------------------
Majority Lenders of the applicable conditions precedent set forth herein, each Lender shall fund the "disputed portion" of any Loan made by it hereunder directly to the Escrow Agent for deposit into the Escrow Dispute Account in accordance with the terms of the Supply Contract and of the Contractor Escrow and Security Agreement. The "disputed portion" of any Loan shall be that amount indicated by the Borrower or the Independent Engineer as being in dispute in the certificate attached to the monthly Construction Progress Certificate delivered in connection with such Loan.

     (d)  Revenue Account.  Subject to Section 8.02(k), the Borrower shall
          ---------------              ---------------
deposit in the Revenue Account all System Revenues of the Borrower.

     (e)  Special Payment Account.  The Borrower shall deposit in the Special
          -----------------------
Payment Account all Special Payments.

     (f)  Debt Reserve Account.  The Administrative Agent shall deposit amounts
          --------------------
in the Debt Reserve Account from amounts on deposit in the Revenue Account as specified in Sections 8.08(a) and (d).
             ----------------     ---

     (g)  Holdings Interest Reserve Account.  The Administrative Agent shall
          ---------------------------------
deposit amounts in the Holdings Interest Reserve Account from amounts on deposit in the Revenue Account as specified in Sections 8.08(a) and (d).
                                       ----------------     ---

     (h)  Operating Reserve Account.  The Administrative Agent shall deposit
          -------------------------
amounts in the Operating Reserve Account from amounts on deposit in the Revenue Account as specified in Sections 8.08(a) and (d).
                                 -------     ---

     (i)  Insurance Proceeds Account.  The Borrower and the Administrative Agent
          --------------------------
shall deposit all Casualty Proceeds in the Insurance Proceeds Account.

     (j)  Clean-Up Account.  Subject to the satisfaction or waiver by the
          ----------------
Majority Lenders of the applicable conditions precedent set forth herein, each Lender shall fund the Loan made by it hereunder on the last day of the Availability Period in respect of Capital Costs which are not yet due directly to the Administrative Agent for deposit in the Clean-Up Account.

     (k)  Sales and Issuances Proceeds Account.  The Borrower shall deposit in
          ------------------------------------
the Sales and Issuances Proceeds Account all Net

Cash Proceeds received after the funding of the initial Term Loans.

     (l)  Construction Contingency Reserve Account.  The Administrative Agent
          ----------------------------------------
shall deposit amounts in the Construction Contingency Reserve Account in accordance with Section 8.08(a).
                ---------------

     (m)  VAT Refund Account.  The Borrower shall deposit all refunds of value
          ------------------
added taxes and import duties in the VAT Refund Account.

     (n)  Current Account.  The Administrative Agent shall deposit amounts in
          ---------------
the Current Account from amounts on deposit in the Revenue Account as specified in Section 8.08(b).
   ---------------

     (o)  German Subsidiary Account.  The Administrative Agent shall deposit all
          -------------------------
capital contributions or loans, as the case may be, from the Borrower to the German Subsidiary directly in the German Subsidiary Account from amounts on deposit in the Construction Account. The Administrative Agent will transfer all payments by the Borrower to the German Subsidiary under the Intercompany Agreement directly to the German Subsidiary Account from amounts on deposit in the Revenue Account in accordance with Sections 8.08(a), 8.08(b), 8.10(a),
                                       ----------------  -------  -------
8.11(a) and 8.12(a).
-------     -------

     (p)  U.K. Subsidiary Account.  The Administrative Agent shall deposit all
          -----------------------
capital contributions or loans, as the case may be, from the Borrower to the U.K. Subsidiary directly in the U.K. Subsidiary Account from amounts on deposit in the Construction Account. The Administrative Agent will transfer all payments by the Borrower to the U.K. Subsidiary under the Intercompany Agreement directly to the U.K. Subsidiary Account from amounts on deposit in the Revenue Account in accordance with Sections 8.08(a), 8.08(b), 8.10(a), 8.11(a) and
                           ----------------  -------  -------  -------
8.12(a).
-------

     (q)  U.S. Subsidiary Account.  The Administrative Agent shall deposit all
          -----------------------
capital contributions or loans, as the case may be, from the Borrower to the U.S. Subsidiary directly in the U.S. Subsidiary Account from amounts on deposit in the Construction Account. The Administrative Agent will transfer all payments by the Borrower to the U.S. Subsidiary under the Intercompany Agreement directly to the U.S. Subsidiary Account from amounts on deposit in the Revenue Account in accordance with Sections 8.08(a), 8.08(b), 8.10(a), 8.11(a) and
                           ----------------  -------  -------  -------
8.12(a).
-------

     SECTION 8.3.  Deposits Held as Cash Collateral.  The Administrative Agent
                   --------------------------------
agrees to accept all revenues, cash, payments, insurance and casualty proceeds, other amounts and Permitted Investments to be delivered to or held by the Administrative Agent pursuant to the terms of this Agreement. The Administrative Agent shall hold and safeguard the Accounts (and the revenues, cash, payments, insurance and casualty proceeds, instruments, securities and other amounts on deposit therein) during the term of this Agreement and shall treat the revenues, cash, payments, insurance and casualty proceeds, instruments, securities and other amounts in the Accounts as funds, instruments, securities and other properties pledged by the Borrower (or the applicable Subsidiary, in the case of the Subsidiary Accounts) to the Administrative Agent as collateral securing the Obligations in accordance with the provisions of this Agreement and the Security Documents.

     SECTION 8.4.  Source of Payments; Deposits Irrevocable.  (a)  If the
                   ----------------------------------------
Administrative Agent shall be unable to determine the source of any payments received or the Account or Accounts into which such payments are to be deposited, the Administrative Agent shall hold such amounts in the Revenue Account (and shall not be applied in accordance with Section 8.08) until its
                                                     ------------
proper application is identified.

     (b) Any deposit made into any Account hereunder shall, absent manifest error, be irrevocable and the amount of such deposit and any instrument or security held in such Account and all interest thereon shall be held in trust by the Administrative Agent and applied solely as provided in this Article VIII.
                                                                ------------

     SECTION 8.5.  Books of Account; Statements.  (a)  The Administrative Agent
                   ----------------------------
shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Accounts and all investment transactions effected by the Administrative Agent pursuant to Section 8.22 and any such
                                                 ------------
recordation shall constitute prima facie evidence of the information recorded.
                             ----- -----

     (b) Not later than the tenth Business Day of each month, commencing with the first month to occur after the earlier of (i) the date the United States to United Kingdom Segment of the System becomes operational and (ii) the receipt of Net Cash Proceeds or Casualty Proceeds, the Administrative Agent shall deliver to the Borrower a statement setting forth the transactions in each Account during the preceding month and specifying the System Revenues, Net Cash Proceeds, Special Payments, Casualty Proceeds, cash equivalents and other amounts held in each Account at the close of business on the last Business Day of the preceding month; provided that the Administrative Agent shall promptly
                        --------
respond (during normal business hours) to requests by the Borrower concerning information regarding deposits, investments and transfers in and among the Accounts.

     SECTION 8.6.  Location of the Accounts.  The Accounts shall be maintained
                   ------------------------
by the Administrative Agent at its office located at 1251 Avenue of the Americas, New York, New York 10019, until the Administrative Agent gives written notice to the other parties to this Agreement setting forth a different location of the Accounts, in the manner specified in Section 10.01; provided, however, that such location
                        -------------
shall be in New York City.

     SECTION 8.7.  Construction Account.  On each Borrowing Date, the
                   --------------------
Administrative Agent shall transfer, from the cash available in the Construction Account, (a) directly to each Person to which an amount in excess of $200,000 is due and payable (and otherwise to the Borrower for the benefit of the Persons entitled thereto), the amounts identified as Capital Costs then due and payable in the Borrowing Request delivered in connection with such Borrowing Date and
(b) directly to the Borrower, for deposit into the Checking Account, the amount set forth in the Borrowing Request delivered in connection with such Borrowing Date as necessary to bring the amounts on deposit in the Checking Account to $150,000. The Administrative Agent shall, upon receipt of a certificate from the Borrower requesting the same, apply a portion of the proceeds received in the Construction Account pursuant to Section 8.02(b)(ii) as specified in such
                                     -------------------
certificate to the prepayment of the Working Capital Loans in accordance with

Section 2.10.
------------

     SECTION 8.8.  Revenue Account.
                   ---------------

     (a)  Presale Proceeds.  The Administrative Agent shall, upon receipt by it
          ----------------
of a certificate of the Borrower prior to the Commercial Operation Date (which shall be delivered no more frequently than once a month, except for certificates delivered with respect to amounts payable pursuant to clause first, which may be
                                                      ------ -----
delivered twice a month), and in any event on the Commercial Operation Date, distribute, from the cash available in the Revenue Account, the following amounts in the following order of priority:

          first, to the Sales Agent, all Sales Commissions earned in accordance
          -----
     with the Sales Agency Agreement but not yet paid under the Sales Agency Agreement as indicated in such certificate;

          second, (A) to the Operator (or such other Person as may be entitled
          ------
     thereto), all Annex H Costs of the Borrower then due and payable and (B) to each Subsidiary's Subsidiary Account, a portion of the amounts due and owing to such Subsidiary under the Intercompany Agreement equal to all Annex H Costs of such Subsidiary then due and payable; provided that no
                                                            --------
     more than $6,500,000 in the aggregate shall be distributed in respect of Annex H Costs of the Borrower and the Subsidiaries pursuant to clause (A)
                                                                    ----------
     of this clause second and Section 8.19(a) in any calendar quarter;
             -------------     ---------------

          third, until such time as $10,000,000 in the aggregate shall have been
          -----
     distributed pursuant to this clause third on or prior to the Commercial
                                  ------------
     Operation Date, to the

     Construction Contingency Reserve Account, to be applied in accordance with

     Section 8.16;
     ------------

          fourth, until such time as $48,000,000 in the aggregate shall have
          ------
     been distributed pursuant to this clause fourth on or prior to the
                                       -------------
     Commercial Operation Date, to the Debt Reserve Account, to be applied in accordance with Section 8.10;
                     ------------

          fifth, until such time as $13,000,000 in the aggregate shall have been
          -----
     distributed pursuant to this clause fifth on or prior to the Commercial
                                  ------------
     Operation Date, to the Operating Reserve Account, to be applied in accordance with Section 8.12;
                     ------------

          sixth, until such time as $9,000,000 in the aggregate shall have been
          -----
     distributed pursuant to this clause sixth on or prior to the Commercial
                                  ------------
     Operation Date, to the Holdings Interest Reserve Account, to be applied in accordance with Section 8.11;
                     ------------

          seventh, until such time as $200,000,000 in the aggregate shall have
          -------
     been distributed pursuant to this clause seventh on or prior to the
                                       --------------
     Commercial Operation Date, to the Administrative Agent, for the account of the Lenders, to be applied to the prepayment of the Loans, together with accrued interest thereon and any amounts due pursuant to Section 2.16, in
                                                              ------------
     accordance with Section 2.11(a);
                     ---------------

          eighth, until such time as $75,000,000 in the aggregate shall have
          ------
     been distributed pursuant to this clause eighth on or prior to the
                                       -------------
     Commercial Operation Date, to Holdings, for the benefit of the holders of the Holdings Senior Notes, to be applied to the prepayment of the Holdings Senior Notes, together with accrued interest thereon and premium, if any, payable in connection therewith;

          ninth, to the Administrative Agent, for the account of the Lenders, up
          -----
     to an amount sufficient to pay all Loans in full, together with accrued interest thereon and all other amounts payable under this Agreement and the other Loan Documents;

          tenth, thereafter, to the Escrow Payment Account, an aggregate amount
          -----
     not to exceed the remaining Commitments (or, if less, the remaining amounts payable under the Supply Contract), whereupon such Commitments shall be reduced dollar for dollar in accordance with Section 2.08; and
                                                  ------------

          eleventh, thereafter, to the Borrower, to be applied to such purposes
          --------
     (including the making of equity dividends) as the Borrower may direct.

     (b)  Payment of OA&M Expenses, Intercompany Payments and Advisory Services
          ---------------------------------------------------------------------
Fee After the Commercial Operation Date.  (i)  On or before the twentieth day of
---------------------------------------
each month occurring after the Commercial Operation Date (or if such day is not a Business Day, the immediately preceding Business Day), the Borrower shall deliver to the Administrative Agent an Expense Certificate requesting distributions to be made to pay OA&M Expenses (including Sales Commissions earned in accordance with the Sales Agency Agreement) from the Revenue Account. The approval of the Lead Agents shall be required for the payment of OA&M Expenses (other than Sales Commissions earned in accordance with the Sales Agency Agreement) which would cause an Operating Budget Deviation and the approval of the Majority Lenders shall be required if such payment would cause a Material Operating Budget Deviation. On the twenty-fifth day of each month (or if such date is not a Business Day, the immediately succeeding Business Day) (each such date, a "Monthly OA&M Transfer Date"), the Administrative Agent shall
                    --------------------------
distribute, from the cash available in the Revenue Account, (A) directly to each Person (other than a Subsidiary) to which an amount in excess of $200,000 is due and payable, the amounts identified as OA&M Expenses of the Borrower then due and owing in Item 1 of the Expense Certificate referred to above, (B) to the Borrower for the benefit of the Persons entitled thereto, all other OA&M Expenses of the Borrower then due and owing in Item 1 of such Expense Certificate, (C) to the Current Account, the amounts identified as OA&M Expenses of the Borrower expected to be due and owing prior to the next Monthly OA&M Transfer Date in Item 2 of such Expense Certificate and (D) to the Borrower, for deposit into the Checking Account, the amount set forth in Item 3 of such Expense Certificate as necessary to bring the amounts on deposit in the Checking Account to $150,000. In addition, the Administrative Agent shall distribute, from the cash available in the Revenue Account, directly to each Subsidiary Account, the amounts due and owing by the Borrower to the applicable Subsidiary under the Intercompany Agreement as set forth in Item 5 of the Expense Certificate. Sales Commissions earned in accordance with the Sales Agency Agreement shall have first priority and be payable before all other OA&M Expenses and before payments under the Intercompany Agreement.

     (ii) The Borrower shall be permitted to deliver a certificate to the Administrative Agent on one other day of a month (in addition to the date set forth in paragraph (i) above) setting forth Sales Commissions earned and owing in accordance with the Sales Agency Agreement and the Administrative Agent shall promptly distribute, from the cash available in the Revenue Account, the amount of such Sales Commissions earned in accordance with the Sales Agency Agreement directly to the Sales Agent.

     (iii) On the earlier of (A) the Initial Principal Payment Date and (B) the date of System Final Completion, so long as no

Event of Default shall have occurred and be continuing, the Administrative Agent shall distribute from cash available in the Revenue Account, directly to PCG Telecom Services LLC, that portion of the Advisory Services Fee due and payable on such date in accordance with the terms of the Advisory Services Agreement, provided that the amount payable pursuant to this Section 8.08(b)(iii) on the
--------                                          --------------------
date of System Final Completion shall not exceed $500,000 if the Debt Reserve Account does not have a balance therein in an amount equal to at least the amount referred to in clause fourth of Section 8.08(a) as of the date of System
                      -------------    ---------------
Final Completion.

     (iv) If any portion of the Contract Price is due and owing and remains unpaid (and such unpaid portion is not required pursuant to the terms of this Agreement to be paid from another specified source, unless amounts are not actually available from such other source), the Borrower shall be permitted to deliver a certificate to the Administrative Agent setting forth such unpaid amounts and the Administrative Agent shall promptly distribute, from cash available in the Revenue Account, the portion of the Contract Price remaining unpaid.

     (c)  Monthly Transfers After the Commercial Operation Date.  On the last
          -----------------------------------------------------
Business Day of each calendar month occurring after the Commercial Operation Date, the Administrative Agent shall distribute from the cash available in the Revenue Account (after making any distributions required by Section 8.08(b)) the
                                                            ---------------
following amounts in the following order of priority:

          first, to the Administrative Agent, for the account of the Lenders,
          -----
     the amount of all fees payable pursuant to the terms of the Loan Documents, which the Administrative Agent certifies to the Borrower to be due and payable on such date;

          second, to the Administrative Agent, for the account of the Lenders,
          ------
     the amount, if any, equal to the interest on the Loans and under Hedging Agreements which the Administrative Agent certifies to the Borrower to be due and payable under the Loan Documents on such date;

          third, if such date is a Principal Payment Date, to the Administrative
          -----
     Agent, for the account of the Lenders, the amount, if any, equal to the principal (excluding any mandatory prepayments thereof) which the Administrative Agent certifies to the Borrower to be due and payable on such date; and

          fourth, so long as no Event of Default has occurred and is continuing,
          ------
     (i) if such date is a Quarterly Advisory Services Payment Date and a Principal Payment Date, the amount equal to the Advisory Services Fee which the Borrower certifies to the Administrative Agent to be due and payable on such date (including any amounts deferred pursuant to Section 8.08(b)(iii) or
                                                 --------------------
     deferred in respect of any prior period because of the occurrence and continuance of an Event of Default) and (ii) if such date is a Quarterly Advisory Services Payment Date and not a Principal Payment Date, the amount set forth in clause (i) above, so long as at least an equal dollar amount
                  ----------
     shall be remaining in the Revenue Account after any distributions made pursuant to this clause (ii).
                      -----------

     (d)  Semi-Annual Transfers After the Commercial Operation Date.  On each
          ---------------------------------------------------------
Principal Payment Date, the Administrative Agent shall distribute from the cash available in the Revenue Account (after making any distributions required by

Sections 8.08(b) and 8.08(c)) the following amounts in the following order of
----------------     -------
priority:

          first, to the Operating Reserve Account, an amount sufficient to cause
          -----
     the amounts on deposit therein to equal the Operating Reserve Amount (as set forth in the most recent certificate of the Borrower delivered pursuant to Section 5.02(f));
        ---------------

          second, to the Debt Reserve Account, an amount sufficient to cause the
          ------
     amounts on deposit therein to equal the Debt Reserve Amount (as set forth in the most recent certificate of the Borrower delivered pursuant to

     Section 5.02(f));
     ---------------

          third, to the Holdings Interest Reserve Account, an amount sufficient
          -----
     to cause the amounts on deposit therein to equal the Holdings Interest Reserve Amount (as set forth in the most recent certificate of the Borrower delivered pursuant to Section 5.02(f));
                           ---------------

          fourth, so long as no Blockage Event has occurred and is continuing,
          ------
     to Holdings, an amount equal to one-half of the annual Permitted Senior Cash Dividends for the current fiscal year, together with any Permitted Senior Cash Dividends distributable pursuant to this clause fourth which
                                                          -------------
     were blocked for any prior period and have not otherwise been paid pursuant to this clause fourth or from amounts on deposit in the Holdings Interest
             -------------
     Reserve Account;

          fifth, to the Administrative Agent, for the account of the Lenders, an
          -----
     amount equal to 50% (or 100%, in the event a Designated Event has occurred and is continuing) of the remainder of the cash available in the Revenue Account to be applied to the prepayment of the Loans in accordance with

     Section 2.11(b); and
     ---------------
          sixth, thereafter to the Borrower, to be applied to such purposes
          -----
     (including the making of equity dividends) as the Borrower may direct, the remainder, if any, of the cash available in the Revenue Account;

provided, however, if an Event of Default shall have occurred and be continuing,
--------  -------
(x) amounts payable pursuant to clause fourth of this Section 8.08(d), if any,
                                -------------         ---------------
shall be limited to an amount no greater than the interest due and payable on the Holdings Senior Notes on the next succeeding June 1 or December 1, as the case may be, as certified by the Borrower to the Administrative Agent and (y) all amounts remaining on deposit in the Revenue Account after the payment of amounts specified in clauses first through fourth shall be applied by the
                     -------------         ------
Administrative Agent to the obligations then due in such order as the Administrative Agent shall direct.

     SECTION 8.9.  Special Payment Account.  All Special Payments deposited in
                   -----------------------
the Special Payment Account constituting Liquidated Damages or proceeds of delayed opening of business insurance shall be applied by the Administrative Agent first, to the payment of interest due and payable on the Loans, second, to
      -----                                                           ------
the payment of interest on the Holdings Senior Notes and, third, to the payment
                                                          -----
of other Capital Cost overruns resulting from the delay in the Commercial Operation Date, in each case as and when the same shall become due and payable. All other Special Payments shall be transferred to the Revenue Account to be applied in accordance with Section 8.08; provided that, in the event the Supply
                           ------------  --------
Contract is being replaced in accordance with this Agreement, such other Special Payments shall, subject to Section 8.21 of this Agreement, be applied by the
                           ------------
Borrower to the costs of entering into a replacement supply agreement and to such other related costs as shall be approved by the Administrative Agent.

     SECTION 8.10.  Debt Reserve Account.  (a)  If, prior to the Commercial
                    --------------------
Operation Date, the amounts due and owing to any Subsidiary under the Intercompany Agreement exceed the amounts distributed to such Subsidiary pursuant to clause second of Section 8.08(a), and no amounts remain on deposit
            -------------    ---------------
in the Holdings Interest Reserve account or the Operating Reserve Account, the Administrative Agent shall distribute to such Subsidiary, from amounts on deposit in the Debt Reserve Account, the remaining amounts due and owing to such Subsidiary under the Intercompany Agreement.

     (b) If, prior to the Commercial Operation Date, Annex H Costs of the Borrower or other OA&M Expenses of the Borrower due and payable exceed the amounts distributed in respect thereof pursuant to clause second of Section
                                                   -------------    -------
8.08(a), and no amounts remain on deposit in the Holdings Interest Reserve
-------
Account or the Operating Reserve Account, the Administrative Agent shall distribute to the Operator (or such other Person as may be entitled thereto), from amounts on deposit in the Debt Reserve Account, an amount equal to such OA&M Expenses of the Borrower remaining unpaid; provided that amounts
                                                --------
distributed pursuant to this paragraph (b), Section 8.11(b), Section 8.12(b),
                             -------------  ---------------  ---------------
Section 8.19(a)  and clause second of Section 8.08(a) shall not exceed (x)
---------------      -------------    ---------------
$6,500,000 in any calendar quarter in respect of Annex H Costs of the Borrower and the Subsidiaries or (y) the amounts allocated therefor in the then current Operating Budget in respect of all OA&M Expenses (other than Annex H Costs and Sales Commissions earned in accordance with the Sales Agency Agreement) of the Borrower and the Subsidiaries.

     (c) If, subsequent to the Commercial Operation Date, on any date on which the payment of principal or interest on the Loans becomes due and payable, the cash available in the Revenue Account is insufficient to make the payment obligations set forth in clauses second and third of Section 8.08(c) on such
                         --------------     -----    ---------------
date, the Administrative Agent shall transfer to the Administrative Agent, for the benefit of the Lenders, the amount (to the extent cash is available in the Debt Reserve Account) equal to the amount of any deficiency in the payment obligations set forth in clauses second and third of Section 8.08(c) on such
                         --------------     -----    ---------------
date.

     SECTION 8.11.  Holdings Interest Reserve Account.  (a)  If, prior to the
                    ---------------------------------
Commercial Operation Date, the amounts due and owing to any Subsidiary under the Intercompany Agreement exceed the amounts distributed to such Subsidiary pursuant to clause second of Section 8.08, the Administrative Agent shall
            -------------    ------------
distribute to such Subsidiary, from amounts on deposit in the Holdings Interest Reserve Account, the remaining amounts due and owing to such Subsidiary under the Intercompany Agreement.

     (b) If, prior to the Commercial Operation Date, Annex H Costs of the Borrower or other OA&M Expenses of the Borrower due and payable exceed the amounts distributed in respect thereof pursuant to clause second of Section
                                                   -------------    -------
8.08(a), the Administrative Agent shall distribute to the Operator (or such
-------
other Person as may be entitled thereto), from amounts on deposit in the Holdings Interest Reserve Account, an amount equal to such OA&M Expenses of the Borrower remaining unpaid; provided that amounts distributed pursuant to this
                           --------
paragraph (b), Section 8.19(a) and clause second of Section 8.08(a) shall not
-------------  ---------------     -------------    ---------------
exceed (x) $6,500,000 in any calendar quarter in respect of Annex H Costs of the Borrower and the Subsidiaries or (y) the amounts allocated therefor in the then current Operating Budget in respect of all OA&M Expenses (other than Annex H Costs and Sales Commissions earned in accordance with the Sales Agency Agreement) of the Borrower and the Subsidiaries.

     (c) If, on any Principal Payment Date (or any other date on which interest may be due and payable on the Holdings Senior

Notes), the cash available in the Revenue Account is insufficient to make the payment obligations set forth in clause fourth of Section 8.08(d) on such
                                 -------------    ---------------
Principal Payment Date or other date (or if amounts on deposit in the Revenue Account may not be applied to all or any portion thereof by reason of the occurrence of a Designated Event or an Event of Default or otherwise), the Administrative Agent shall, subject to the provisions of Section 8.21, transfer to Holdings the amount (to the extent cash is available in the Holdings Interest Reserve Account) equal to the amount of any deficiency in the payment obligations set forth in clause fourth of Section 8.08(d) on such Principal
                         -------------    ---------------
Payment Date or other date.

     SECTION 8.12.  Operating Reserve Account.  (a)  If, prior to the Commercial
                    -------------------------
Operation Date, the amounts due and owing to any Subsidiary under the Intercompany Agreement exceed the amounts distributed to such Subsidiary pursuant to clause second of Section 8.08, and no amounts remain on deposit in
            -------------    ------------
the Holdings Interest Reserve Account, the Administrative Agent shall distribute to such Subsidiary, from amounts on deposit in the Operating Reserve Account, the remaining amounts due and owing to such Subsidiary under the Intercompany Agreement.

     (b) If, prior to the Commercial Operation Date, Annex H Costs of the Borrower or other OA&M Expenses of the Borrower due and payable exceed the amounts distributed in respect thereof pursuant to clause second of Section
                                                   -------------    -------
8.08(a), and no amounts remain on deposit in the Holdings Interest Reserve
-------
Account, the Administrative Agent shall distribute to the Operator (or such other Person as may be entitled thereto), from amounts on deposit in the Operating Reserve Account, an amount equal to such OA&M Expenses of the Borrower remaining unpaid; provided that amounts distributed pursuant to this paragraph
                  --------                                           ---------
(b), Section 8.11(b), Section 8.19(a) and clause second of Section 8.08(a) shall
---  ---------------  ---------------     -------------    ---------------
not exceed (x) $6,500,000 in any calendar quarter in respect of Annex H Costs of the Borrower and the Subsidiaries or (y) the amounts allocated therefor in the then current Operating Budget in respect of all OA&M Expenses (other than Annex H Costs and Sales Commissions earned in accordance with the Sales Agency Agreement) of the Borrower and the Subsidiaries.

     (c) If, subsequent to the Commercial Operation Date, on any Monthly OA&M Transfer Date (or other date on which the Borrower requests the payment of Sales Commissions earned in accordance with the Sales Agency Agreement due and owing), the cash available in the Revenue Account is insufficient to make the payment obligations set forth in the Expense Certificate (or other certificate) setting forth such OA&M Expenses, the Administrative Agent shall transfer to the Person(s) entitled thereto in accordance with Section 8.08(b) (to the extent
                                              ---------------
cash is available in the Operating Reserve Account) the amount of any deficiency in the payment of the OA&M Expenses set forth in such certificate.

     SECTION 8.13.  Insurance Proceeds Account.  (a)  All cash, cash
                    --------------------------
equivalents, instruments, investments and securities at any time on deposit in the Insurance Proceeds Account, including all interest or other income earned with respect thereto, are herein called the "Casualty Proceeds Deposits".
                                             --------------------------

     (b) The Casualty Proceeds Deposits shall be accumulated in the Insurance Proceeds Account and held therein until paid to or upon the order of the Borrower as provided in paragraph (c) of this Section 8.13, or paid to the
                        -------------         ------------
Administrative Agent as provided in paragraph (d) or (e) of this Section 8.13,
                                    -------------    ---         ------------
or returned to the Borrower as provided in Section 8.27.
                                           ------------

     (c)  Subject to the provisions of paragraphs (d) and (e) of this Section
                                       --------------     ---         -------
8.13, Casualty Proceeds Deposits shall be paid over to or upon the order of the
----
Borrower (or directly to the Persons entitled thereto, in the case of amounts in excess of $200,000) to reimburse it for, or to pay, the cost of repairing, rebuilding or otherwise replacing the damaged or destroyed or lost or condemned property in respect of which such moneys were received, upon the receipt by the Administrative Agent of a certificate of the Borrower (A) setting forth in reasonable detail the work done or proposed to be done and materials purchased or to be purchased by way of the renewal, repair, rebuilding or other replacement of the damaged or destroyed or lost or condemned property and (B) stating the specific amount requested to be paid over to or upon the order of the Borrower (or such other Person) or that such amount is requested to reimburse the Borrower, as the case may be, for, or to pay, costs actually incurred to repair, rebuild or replace property and that such amount, together with amounts remaining in the Insurance Proceeds Account for such purpose and other funds of the Borrower available for such purpose, are sufficient to pay in full the costs of such renewal, repair, rebuilding or other replacement. In the event that any amounts remain in the Insurance Proceeds Account after application thereof in accordance with this paragraph (c), the Administrative
                                            -------------
Agent shall transfer such Casualty Proceeds Deposits to the Revenue Account.

     (d) If the Borrower shall at any time notify the Administrative Agent that an Event of Loss has occurred, then, unless the System is being repaired in accordance with Section 5.22, the Administrative Agent shall promptly withdraw
                ------------
the Casualty Proceeds Deposits from the Insurance Proceeds Account and deliver the same to the Administrative Agent to be applied to the payment of the Obligations in accordance with Section 2.11(d). If the System is being repaired
                               ---------------
in accordance with Section 5.22, the provisions of paragraph (c) above shall
                   ------------                    -------------
apply.

     (e) If an Event of Default has occurred and is continuing and the Loans have been accelerated in accordance with Article VII, then the Administrative
                                         -----------
Agent shall promptly withdraw the Casualty Proceeds Deposits from the Insurance Proceeds Account and apply the same to the payment of the Obligations in such order as the Administrative Agent may elect.

     SECTION 8.14.  Clean-Up Account.  The Administrative Agent shall, upon
                    ----------------
receipt by it of a certificate of the Borrower setting forth the same information required in a Borrowing Request with respect to the Capital Costs to be paid (together with all applicable invoices), distribute, from the cash available in the Clean-Up Account, directly to each Person to which an amount in excess of $200,000 is due and payable (and otherwise to the Borrower for the benefit of the Persons entitled thereto), the amounts identified as Capital Costs in such certificate as then due and payable. The Borrower shall use reasonable efforts to submit certificates under this Section 8.14 no more than
                                                     ------------
once a month.

     SECTION 8.15.  Sales and Issuances Proceeds Account.   Amounts on deposit
                    ------------------------------------
in the Sales and Issuances Proceeds Account shall be applied as follows:

          (a) if such amounts are Net Cash Proceeds of any new issuance after the Closing Date of Capital Stock of the Borrower, (i) an amount equal to the portion thereof being held in accordance with the proviso contained in clause (i) of Section 2.11(c) for application to the payment of Permitted
     ----------    ---------------
     Costs (which shall be specified in a certificate of the Borrower delivered to the Administrative Agent when such Net Cash Proceeds are deposited) shall be held and applied to the payment thereof upon receipt of a certificate of the Borrower specifying the Person(s) to whom such Permitted Costs are due and owing (provided that any portion thereof which is being held for the payment of Capital Costs shall be transferred to the Construction Account or, after the Commercial Operation Date, the Revenue Account or, after the Availability Period, the Clean-Up Account) and (ii) the remainder shall be applied, 50% to the prepayment of the Loans in accordance with Section 2.11(c)(i) and 50% to the Borrower, to be used in
                     ------------------
     such manner (including equity dividends) as the Borrower shall determine;

          (b) if such amounts are Net Cash Proceeds of an incurrence of Indebtedness by the Borrower or Holdings after the Closing Date (other than Indebtedness permitted by Section 6.01 and Indebtedness of Holdings
                               ------------
     permitted pursuant to Section 6.1 of the Holdings Note Purchase Agreement
                           -----------
     as in effect on the date hereof), such Net Cash Proceeds shall be applied to the prepayment of the Loans in accordance with Section 2.11(c)(ii); and
                                                       -------------------

     (c) if such amounts are Net Cash Proceeds in respect of any sale, transfer, lease or other disposition of any asset of the Borrower or any Subsidiary, (i) an amount equal to the portion thereof being held to be reinvested in the Borrower's or any Subsidiary's business (which shall be specified in a certificate of the Borrower delivered to the Administrative Agent when such Net Cash proceeds are deposited) shall be held and applied to the payment of the relevant expenses upon receipt of a certificate of the Borrower specifying the Person(s) to whom such expenses are due and owing, (ii) if any such Net Cash Proceeds are not expended in accordance with clause (i) above within six months of their receipt into the Sales and
          ----------
     Issuances Proceeds Account, such Net Cash Proceeds (net of the portion being transferred to the Revenue Account pursuant to clause (iii) below),
                                                          ------------
     shall be applied to the prepayment of the Loans in accordance with Section
                                                                        -------
     2.11(c)(iii) and (iii) all such other Net Cash Proceeds which are not being
     ------------
     held pursuant to clause (i) above or are not being applied to the
                      ----------
     prepayment of the Loans pursuant to Section 2.11(c)(iii), shall be
                                         --------------------
     transferred to the Revenue Account.

     SECTION 8.16.  Construction Contingency Reserve Account.  (a)  If, prior to
                    ----------------------------------------
the Commercial Operation Date, the amounts due and owing to any Subsidiary under the Intercompany Agreement exceed the amounts distributed to such Subsidiary pursuant to clause second of Section 8.08, and no amounts remain on deposit in
            -------------    ------------
the Holdings Interest Reserve Account, the Operating Reserve Account and the Debt Reserve Account, the Administrative Agent shall distribute to such Subsidiary, from amounts on deposit in the Construction Contingency Reserve Account, the remaining amounts due and owing to such Subsidiary under the Intercompany Agreement.

     (b) If, prior to the Commercial Operation Date, Annex H Costs of the Borrower or other OA&M Expenses of the Borrower due and payable exceed the amounts distributed in respect thereof pursuant to clause second of Section
                                                          ------    -------
8.08(a), and no amounts remain on deposit in the Holdings Interest Reserve
-------
Account, the Operating Reserve Account and the Debt Reserve Account, the Administrative Agent shall distribute to the Operator (or such other person as may be entitled thereto), from amounts on deposit in the Construction Contingency Reserve Account, an amount equal to such OA&M Expenses of the Borrower remaining unpaid; provided that amounts distributed pursuant to this paragraph (b), Section 8.10(b), Section 8.11(b), Section 8.12(b), Section
-------------  ---------------  ---------------  ---------------  -------
8.19(a) and clause second of Section 8.08(a) shall not exceed (x) $6,500,000 in
-------     -------------    ---------------
any calendar quarter in respect of Annex H Costs of the Borrower and the Subsidiaries or (y) the amounts allocated therefor in the then current Operating Budget in respect of all OA&M Expenses (other than Annex H Costs and Sales Commissions earned in accordance with the Sales Agency Agreement) of the Borrower and the Subsidiaries.

     (c) The Administrative Agent shall pay, from and to the extent of cash available in the Construction Contingency Reserve Account and as set forth in a certificate of the Borrower, (i) directly to each Person to which an amount in excess of $200,000 is due and payable and (ii) otherwise, to the Borrower for the benefit of the Persons entitled thereto, the amounts identified in such certificate as Capital Costs overruns then due and payable in the Borrowing Request delivered in connection with the most recent Borrowing Date.

     SECTION 8.17.  VAT Refund Account.  The Administrative Agent shall, upon
                    ------------------
receipt of a certificate of the Borrower directing the same, apply the amounts on deposit in the VAT Refund Account to the prepayment of the Working Capital Loans, together with accrued and unpaid interest thereon, in accordance with

Section 2.11(e) on the last day of the current Interest Period(s) with respect
---------------
thereto.

     SECTION 8.18.  Current Account.  The Administrative Agent shall pay, from
                    ---------------
and to the extent of cash available in the Current Account and as set forth in a certificate of the Borrower, (i) directly to each Person to which an amount in excess of $200,000 is due and payable, the amounts previously identified as OA&M Expenses in Item 2 of the most recently delivered Expense Certificate which are then due and owing, or (ii) to the Borrower for the benefit of the Persons entitled thereto, all other such OA&M Expenses previously identified in Item 2 of the most recently delivered Expense Certificate which are then due and owing.

     SECTION 8.19.  Subsidiary Accounts.  (a) If, prior to the Commercial
                    -------------------
Operation Date, Annex H Costs of a Subsidiary or other OA&M Expenses of a Subsidiary are due and payable, the Administrative Agent shall distribute, from the cash available in such Subsidiary's Subsidiary Account, to the Operator (or such other Person as may be entitled thereto) an amount equal to such OA&M Expenses of such Subsidiary then due and payable to such Person.

     (b) The Administrative Agent shall, on each Monthly OA&M Transfer Date, distribute from the cash available in each Subsidiary's Subsidiary Account (i) directly to each Person to which an amount in excess of $200,000 is due and payable, the amounts identified as OA&M Expenses of such Subsidiary then due and owing in Item 1 of the Expense Certificate delivered pursuant to Section 8.08(b)
                                                                 ---------------
in respect of such date and (ii) to such Subsidiary for the benefit of the Persons entitled thereto, all other OA&M Expenses of such Subsidiary then due and owing in Item 1 of such Expense Certificate.

     (c) The Administrative Agent shall distribute from the cash available in each Subsidiary's Subsidiary Account to the applicable Governmental Authority entitled thereto the amount of taxes then due and payable by such Subsidiary (or required to be withheld from payments made by such Subsidiary) to such Governmental Authority as set forth in a certificate of such Subsidiary delivered to the Administrative Agent.

     (d) The Administrative Agent shall, on each Subsidiary Transfer Date, distribute, from the cash available in each Subsidiary's Subsidiary Account, to the Revenue Account, the amount of such Subsidiary's Transfer Payment due and payable on such date, as set forth in a certificate of the Borrower delivered to the Administrative Agent.

     SECTION 8.20.  Release of Excess Amounts.  If, as of any Principal Payment
                    -------------------------
Date, (a) an amount is on deposit in the Debt Reserve Account, the Holdings Interest Reserve Account or the Operating Reserve Account in excess of the Required Balance for such Account, as the result of the actual realization of income or gain on the amounts on deposit in such Account and (b) no Event of Default or Designated Event has occurred and is continuing, then the Administrative Agent shall distribute any such excess amounts to the Revenue Account. After the payment of all Capital Costs, amounts remaining on deposit in the Construction Account, the Construction Contingency Reserve Account, the VAT Refund Account and the Clean-Up Account shall be applied first, to fund the
                                                             -----
Reserve Accounts to bring the amounts on deposit therein up to the Required Balances (in the order of priority set forth in Section 8.08(d)) and second, to
                                                ---------------      ------
the prepayment of the Loans in accordance with Section 2.11(e).
                                               ---------------

     SECTION 8.21.  Acceleration.  Any other provision contained in this
                    ------------
Agreement to the contrary notwithstanding (but still subject to Section 8.28),
                                                                ------------
upon the occurrence and during the continuance of an Event of Default and after the Loans have become or have been declared to be due and payable in accordance with Article VII, the Administrative Agent shall then distribute cash from the
     -----------
Accounts to be applied to the payment of the Obligations in such order as the Administrative Agent shall direct.

     SECTION 8.22.  Investment.  Any cash held by the Administrative Agent in
                    ----------
any Account shall be invested by the Administrative Agent from time to time as directed in writing by the Borrower (or, if Event of Default has occurred and is continuing, by the Administrative Agent in its sole discretion) in Permitted Investments. Any income or gain realized as a result of any such investment shall be held as part of the applicable Account and reinvested as provided herein. If any income tax is payable on account of any such income or gain, it shall be paid by the Borrower or its Affiliates. Any such investment may be sold (without regard to maturity date) by the Administrative Agent whenever necessary to make any distribution required by this Agreement. The Administrative Agent shall have no liability for any loss resulting from any such investment or sale thereof other than by reason of its willful misconduct or gross negligence. The Administrative Agent will promptly notify the Borrower of any loss resulting from any such investment or sale and the Borrower may instruct the Administrative Agent to, and the Administrative Agent shall, reimburse the affected Account from the System Revenues.

     SECTION 8.23.  Value.  Cash and Permitted Investments on deposit from time
                    -----
to time in the Accounts shall be valued (the "Value") by the Administrative
                                              -----
Agent as follows:

          (a)  cash shall be valued at the face amount thereof; and

          (b) Permitted Investments shall be valued at the lesser of the face amount and the purchase price.

     SECTION 8.24.  Other Determinations.  The Borrower and the Administrative
                    --------------------
Agent may establish procedures not materially inconsistent with this Agreement pursuant to which the Administrative Agent may conclusively determine, for purposes of this Agreement, the amounts from time to time to be distributed or paid by the Administrative Agent from cash available in the Accounts or pursuant to which the Administrative Agent and the Borrower may provide for reasonable operating and administrative flexibility. In addition, the Borrower and the Administrative Agent may establish additional Accounts (i.e., with respect to VAT refunds, insurance proceeds, etc.) of the Subsidiaries in order to better reflect the separateness of the Borrower's and any Subsidiary's property, subject to Liens in favor of, and such terms and conditions regarding withdrawal and application as are consistent with the terms hereof.

     SECTION 8.25.  Sales of Permitted Investments.  The Administrative Agent
                    ------------------------------
will use its reasonable commercial efforts to sell Permitted Investments so that actual cash is available, on each date on which a distribution is to be made pursuant to this Agreement, for the Administrative Agent to make such distribution in cash on such date. The amount of any check or other instrument which may be deposited in any Account shall not be treated as cash available until the final collection thereof.

     SECTION 8.26.  Available Cash.  In determining the amount of available cash
                    --------------
in any Account at any time, in addition to any cash then on deposit in such Account, the Administrative Agent shall treat as available cash the amount which the Administrative Agent would have received on such day if the Administrative Agent had liquidated all the Permitted Investments (at then prevailing market prices) then on deposit in such Account.

     SECTION 8.27.  Termination.  Upon termination of this Agreement and the
                    -----------
payment in full of all Obligations, the Administrative Agent shall transfer any remaining amounts, together with any interest thereon, on deposit in the Accounts to the Borrower or as the Borrower may direct.

     SECTION 8.28.  Rights of Sales Agent to Commissions.  Any provision of this
                    ------------------------------------
Agreement to the contrary notwithstanding, the Administrative Agent and the Lenders agree that the payment of Sales Commissions earned in accordance with the Sales Agency Agreement will have priority over all other payments and, after the occurrence of an Event of Default, the Administrative Agent will, prior to applying any amounts in the Accounts to the prepayment of the Loans (or the payment of the Loans after acceleration), first pay over to the Sales Agent the amount of any accrued and unpaid Sales Commissions earned in accordance with the Sales Agency Agreement.

     SECTION 8.29.  Conflicts With Other Loan Documents.  To the extent the
                    -----------------------------------
provisions of this Article VIII and the provisions of any other Loan Document
                   ------------
conflict as to the application of System Revenues or other amounts on deposit in the Accounts, the provisions of this Article VIII shall take precedence.
                                     ------------

     SECTION 8.30.  Checking Account.  The Borrower hereby agrees that (a) from
                    ----------------
and after the earlier of (i) the date the Contingency Letter of Credit is issued hereunder and (ii) the date the initial Term Loans are made, the balance in the Checking Account shall not exceed $150,000 (excluding amounts representing earned interest and amounts distributed pursuant to this Article VIII to the
                                                         ------------
Borrower for the benefit of other Persons) and (b) amounts on deposit in the Checking Account shall be used solely to pay Capital Costs in accordance with the Capital Budget or OA&M Expenses in accordance with the then effective Operating Budget. The Subsidiaries shall be permitted to maintain general corporate checking accounts; provided that the aggregate balance maintained in
                             --------
such checking accounts shall not at any time exceed $50,000 in the aggregate (excluding amounts representing earned interest and amounts distributed pursuant to this Article VIII to the Subsidiaries for the benefit of other Persons).
        ------------

     SECTION 8.31.  Purchaser Escrow Arrangements.  Anything contained herein to
                    -----------------------------
the contrary notwithstanding, in the event a purchaser of Capacity requires that its down payment, if any, on its purchase of Capacity be placed in escrow, the Borrower shall be permitted to enter into customary escrow arrangements with such purchaser; provided that once the Borrower becomes entitled to any such
                --------
amounts in accordance with the terms of such escrow arrangements, such amounts shall be deposited into the Revenue Account.


                                   ARTICLE IX

                     THE ADMINISTRATIVE AGENT, OTHER AGENTS
                            AND AGENT RELATED PERSONS
                     -----------------------------------------------

     SECTION 9.1.  Authorization and Action.  Each Lender hereby appoints and
                   ------------------------
authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, the Required Lenders or the Lenders, as the case may be, for actions or refraining from acting pursuant to the terms of this Agreement, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative
                                  --------  -------
Agent shall not be required to take any action that exposes the Administrative Agent to personal liability (unless indemnified to its reasonable satisfaction) or that is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower or any of the Subsidiaries pursuant to the terms of this Agreement.

     SECTION 9.2.  Exculpation of, and Reliance by, Agents and Agent Related
                   ---------------------------------------------------------
Persons.  Neither the Administrative Agent nor any other Agent nor any Agent
-------
Related Person shall be liable to any Lender for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent and each Agent Related Person:

          (a) may treat the payee of any Note as the holder thereof or any Lender as a Lender until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by such payee or Lender, as assignor, and an eligible assignee, as assignee, as provided in Section
                                                                     -------
     10.04;
     -----

          (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

          (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Loan Document;

          (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower, or any of the Subsidiaries or to inspect the property (including the books and records) of the Borrower or any of the Subsidiaries;

          (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other instrument or document furnished pursuant hereto; and

          (f) shall incur no liability to any Lender under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 9.3.  Agents, Agent Related Persons and Affiliates.  With respect
                   --------------------------------------------
to its Commitment, the Credit Extensions made by it and any Note issued to it, Deutsche Bank AG and Canadian Imperial Bank of Commerce and their respective Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Deutsche Bank, AG, Canadian Imperial Bank of Commerce and any Affiliate thereof in its individual capacity. Deutsche Bank, AG, Canadian Imperial Bank of Commerce and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Deutsche Bank, AG, Canadian Imperial Bank of Commerce and their Affiliates were not an Agent and without any duty to account therefor to the Lenders.

     SECTION 9.4.  Lender Credit Decision.  Each Lender acknowledges that it
                   ----------------------
has, independently and without reliance upon any Agent or Agent Related Person or any other Lender and based on the financial statements referred to in Section
                                                                         -------
3.01 and such other documents and information as it has deemed appropriate, made
----
its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or Agent Related Person or any other Lender based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 9.5.  Indemnification.  The Lenders agree to indemnify each Agent
                   ---------------
and Agent Related Person (to the extent not reimbursed by the Borrower or the Subsidiaries), ratably according to the respective principal amounts of the Loans owing to them, participation interests in Working Capital Loans and Letters of Credit and Commitments issued by them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent or Agent Related Person in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by such Agent or Agent Related Person under this Agreement or any other Loan Document, provided that no Lender shall
                                                 --------
be liable to any Agent or Agent Related Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements resulting from such Agent's or Agent Related Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent and Agent Related Person promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent or Agent Related Person in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent or Agent Related Person is not reimbursed for such expenses by the Borrower or any of the Subsidiaries.

     SECTION 9.6.  Collateral Matters.  (a) The Administrative Agent is
                   ------------------
authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any collateral security or the Security Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the collateral security granted pursuant to the Security Documents.

     (b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release (i) any security interest or Lien granted to or held by the Administrative Agent upon any collateral security (A) upon termination of the Commitments and Letters of Credit, and payment in full in cash of all principal of and interest on the Loans and all fees, costs, indemnities, gross-ups and expenses that are payable under this Agreement or under any other Loan Document and have been invoiced as of such termination date (in which case the Lenders hereby authorize the Administrative Agent to execute, and the Administrative Agent agrees to execute, reasonable releases in connection with this Agreement and the Loan Documents (other than, in any event, as to items stated to survive the termination of this Agreement or a Loan Document)); (B) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (C) constituting property in which the Borrower or any Subsidiary of the Borrower owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (D) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (E) if approved, authorized or ratified in writing by the Majority Lenders or, if required by Section 10.02, the Required Lenders or each Lender,
                           -------------
as applicable, and (ii) any guarantor from its obligations under any Guaranty constituting a Loan Document in the event such guarantor is not required to be a guarantor pursuant to the terms of this Agreement. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of collateral security or a Guaranty pursuant to this Section.

     SECTION 9.7.  Successor Administrative Agent.  The Administrative Agent may
                   ------------------------------
resign at any time by giving 30 days' written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent, with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default has occurred and is continuing. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint, with the prior written consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default has occurred and is continuing, a successor Administrative Agent, which shall be a Lender or a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall inure to its
                                             ----------
benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     SECTION 10.1.  Notices.  Except in the case of notices and other
                    -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at Cedar House, 41 Cedar Avenue, Hamilton, Bermuda, Attention of Global Telesystems, Ltd., Vice President (Telecopy No. 441-296-6749);

          (b) if to the Administrative Agent, to it at 1251 Avenue of the Americas, New York, New York 10019, Attention of John Quinn, Corporate Finance Services Department (Telecopy No. 212-469-4139);

          (c) if to a Lead Agent, to 31 West 52nd Street, New York, New York 10019, Attention of Elizabeth Tallmadge and Lydia Zaininger (Telecopy No. 212-469-7936) in the case of Deutsche Bank AG, New York Branch, or to 425 Lexington Avenue, New York, New York 10017, Attention of Louise Bell (Telecopy No. 212-856-3562) in the case of CIBC;

          (d) if to the Issuing Bank, to it at 425 Lexington Avenue, New York, NY 10017, Attention of Louise Bell (Telecopy No. 212-856-3562); and
                                                      ------------

          (e) if to any other Lender, to it at its address (or telecopy number) set forth on Schedule 2.01.
                  -------------

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given (a)
to the Borrower or any of the Subsidiaries in accordance with Article VII of
                                                              -----------
terms of this Agreement shall be deemed to have been given when sent (answerback received) in the case of telecopy, when delivered, in the case of hand or overnight courier service, and three days after mailing, in the case of certified or registered mail, or (b) to any party hereto in accordance with the terms of this Agreement other than for purposes of the immediately preceding clause (a), shall be deemed to have been given on the date of receipt.
----------

     SECTION 10.2.  Waivers; Amendments.  (a)  No failure or delay by the
                    -------------------
Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower or any Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent
             -------------
shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties party thereto and the Majority Lenders or by such Loan Parties and the Administrative Agent with the consent of the Majority Lenders (unless expressly provided otherwise in this Agreement); provided that no such agreement shall (i) increase
                              --------
the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing
       ---------------    ---
of payments required thereby, without the written consent of each Lender, (v) release any substantial and material portion of the Collateral (other than releases in accordance with the terms of this Agreement or any Security Document), amend

Section 2.11(b) or change the application of Presale Proceeds in accordance with
---------------
Section 8.08 (a) without the consent of the Required Lenders, (vi) be with
----------------
respect to terms which are material to the Contractor and adverse to the interests of the Contractor, without the written consent of the Contractor or
(vii) change any of the provisions of this Section or the definition of "Required Lenders", "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder or release all or substantially all of the Collateral or release any guarantor from its obligations under a guaranty, without the written consent of each Lender;

provided further that no such agreement shall amend, modify or otherwise affect
-------- -------
the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be. The Borrower shall deliver to the Contractor a copy of each amendment to such Financing Document which has an impact on the Contractor promptly after execution thereof.

     SECTION 10.3.  Expenses; Indemnity; Damage Waiver.  (a)  The Borrower shall
                    ----------------------------------
pay (i) subject to paragraph 5 of the Commitment Letter, dated as of March 25, 1997, among the Borrower, Holdings, CIBC Inc. and CIBC Wood Gundy Securities Corp., all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, and their respective Affiliates, including the reasonable fees, charges and disbursements of one documentation counsel for the Administrative Agent and the Arrangers and their respective Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation of such Commitment Letter, this Agreement and the Loan Documents, and any amendments, modifications or waivers of the provisions hereof and any other Loan Document (whether or not the transactions contemplated hereby or thereby shall be consummated) and the reasonable fees, charges and disbursements of one counsel for the Administrative Agent and the Arrangers and their respective Affiliates in connection with the ongoing consideration of legal matters relevant to any of the foregoing, including the ongoing compliance with this Agreement and the security relating hereto and thereto, (ii) the reasonable fees and expenses of any local counsel retained by the Administrative Agent, (iii) the reasonable ongoing fees and expenses of the Consultants in connection with the preparation of their reports and the ongoing fees and expenses of the Independent Engineer and the Insurance Consultant, (iv) any expenses the Borrower or any Subsidiary specifically agrees to pay pursuant to any provision of the Loan Documents and (v) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Lead Agents, the Issuing Bank or any Lender, but only in connection with the enforcement or protection of its rights or remedies in connection with this Agreement and the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, provided
                                                                    --------
with respect to legal fees, the Borrower shall be responsible to pay only the reasonable fees and expenses of one or more counsel selected by the Administrative Agent for the benefit of itself, the Lead Agents, the other Agents and the Issuing Bank. Other than as set forth above, the Administrative Agent and the Lenders shall be responsible for their own expenses, including ongoing administration expenses (which the Administrative Agent's fee is intended to cover) and expenses incurred in connection with assignments. With respect to out-of-pocket expenses incurred in connection with amendments, modifications or waivers to this Agreement or the Loan Documents and in connection with the ongoing consideration of legal matters relevant to this Agreement and the other Loan Documents (except for matters relating to the enforcement or protection of rights or remedies and except when an Event of Default has occurred and is continuing) the Administrative Agent agrees to confer with the Borrower in advance of the incurrence of any such expenses.

     (b) The Borrower shall indemnify the Administrative Agent, the Lead Agents, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and
                                                     ----------
hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (subject, in the case of ordinary expenses, to the provisions of Section 10.03(a)), including the fees, charges and
                  ----------------
disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such
                                                         --------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or wilful misconduct of such Indemnitee or relate to a claim brought by an assignee or Participant against the Lender making such assignment or participation.

     (c)  Each Indemnitee claiming any right to indemnity under paragraph (b) of
                                                                -------------
this Section by reason of the institution of any action against such Indemnitee shall notify the Borrower thereof and shall consult with the Borrower from time to time in connection with the defense of such action. In case any such action shall be brought against such Indemnitee, the Borrower shall be entitled, at its expense, to assume the defense thereof or to participate in such action with counsel of its choice (which counsel shall be reasonably satisfactory to such Indemnitee); provided that the Borrower may not settle any such action without the prior written consent of such Indemnitee (such consent not to be unreasonably withheld or delayed) and the Borrower shall not be entitled to assume the defense thereof if (i) such Indemnitee reasonably determines, on the advice of counsel, that representation of both the Borrower and such Indemnitee by the Borrower's counsel would present such counsel with a conflict of interest, (ii) the defendants in, or targets of, any such action include both such Indemnitee and the Borrower, and such Indemnitee shall have reasonably concluded, on advice of counsel, that there may be legal defenses available to it which are significantly different from those available to the Borrower, (iii) the Borrower shall not have employed counsel satisfactory to such Indemnitee to represent such Indemnitee within a reasonable time after notice of the institution of any such action, or (iv) such Indemnitee is faced with potential criminal liability.

     SECTION 10.4.  Successors and Assigns; Consent and Agreement.  (a)  The
                    ---------------------------------------------
provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Issuing Bank, the Agent Related Parties and Related Parties of the Lenders and, with respect to Article VIII and the last sentence
                                            ------------
of this Section 10.04(a), SSI, and with respect to Section 10.02(b)(vi), the
        ----------------                           --------------------
Contractor) any legal or equitable right, remedy or claim under or by reason of this Agreement. All Lenders now or hereafter parties to this Agreement hereby agree to be bound by the terms of the SSI Consent to the same extent as the Administrative Agent.

     (b) Any Lender may assign to one or more assignees (other than to the Borrower, any of its Subsidiaries or PCG or any of its Affiliates) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) and the other Loan Documents; provided that (i) except in the case of an assignment to a
                --------
Lender or an assignment solely of such Lender's rights or benefits under the Loan Documents to an Affiliate of any Lender (or, after the date on which the System is Ready for Provisional Acceptance and subject to the consent of the Issuing Bank, not to be unreasonably withheld or delayed, in the case of any assignment in respect of Letters of Credit or LC Exposure, of Obligations and Commitments to an Affiliate of a Lender), no such assignment shall be permitted without the prior written consent of each of the Borrower, the Administrative Agent and Issuing Bank (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender (or, after the date on which the System is Ready for Provisional Acceptance and subject to the consent of the Issuing Bank, not to be unreasonably withheld or delayed, in the case of any assignment in respect of Letters of Credit or LC Exposure, of Obligations and Commitments to an Affiliate of a Lender) or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance for its acceptance and recording in the Register, together with a processing and recordation fee of $3,500 (which shall be paid by the assignor and/or assignee but not the Borrower) and (v) the assignee shall not, as of the effective date of such assignment, be entitled to receive any greater payment under Section 2.15 or 2.17 than the assigning Lender shall be
                      ------------    ----
entitled to receive with respect to the obligations sold. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the
                      -------------
effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
                -------------

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the registered owner(s) of any obligation evidenced by a Note, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The Notes and
                                                     --------
the obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration in the Register and the Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the registered owner thereof, and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated assignee(s) and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". No assignment of any Note or obligation evidenced thereby shall be effective unless it has been recorded in the Register as provided in this Section 10.04(c). The entries in the Register
                                 ----------------
shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section, evidence of such assignee's
                   -------------
exemption from withholding Taxes and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept
            -------------
such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Lead Agents or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of
                                           -----------
such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such
                                                      --------
Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank, the Lead Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. Subject to paragraph (f) of this Section, the Borrower
                               -------------
agrees that each Participant shall be entitled to the benefits of Sections 2.15,
                                                                  -------------
2.16 and 2.17 to the same extent as if it were a Lender and had acquired its
----     ----
interest by assignment pursuant to paragraph (b) of this Section.
                                   -------------

     (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled
      ------------    ----
to receive with respect to the participation sold to such Participant. A Participant shall not be entitled to the benefits of Section 2.17 unless the
                                                     ------------
Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with the provisions of Section 2.17(e) as though it were a Lender.
              ---------------

     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest
          --------
shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

     SECTION 10.5.  Limited Recourse.  There shall be full recourse to the
                    ----------------
Borrower and the Subsidiaries and all of its assets for the liabilities of the Borrower and the Subsidiaries under this Agreement and the other Loan Documents, but in no event shall any holder of any equity interest in the Borrower (or any officer or director of such holder or any officer or director of the Borrower or any Subsidiary, in its capacity as such) be personally liable or obligated for such liabilities of the Borrower and the Subsidiaries.

     SECTION 10.6.  Survival.  All covenants, agreements, representations and
                    --------
warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections
                                                                   --------
2.15, 2.16, 2.17 and 10.03 and Article IX shall survive and remain in full force
      ----  ----     -----     ----------
and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 10.7.  Counterparts; Integration; Effectiveness.  This Agreement
                    ----------------------------------------
may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to an Agent and/or Agent Related Person constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall
               ------------
have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 10.04, their respective successors and assigns.
                -------------
Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 10.8.  Severability.  Any provision of this Agreement held to be
                    ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 10.9.  Right of Setoff.  If an Event of Default shall have occurred
                    ---------------
and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such

Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 10.10.  Governing Law; Jurisdiction; Consent to Service of Process.
                     ----------------------------------------------------------
(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     (b) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     (c) THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN

PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY
-------------
WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

     (d) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.01. NOTHING IN THIS
                                              -------------
AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     SECTION 10.11.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO
                     --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

     SECTION 10.12.  Headings.  Article and Section headings and the Table of
                     --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 10.13.  Replacement of Independent Engineer or Insurance
                     ------------------------------------------------
Consultant. Any appointment by the Administrative Agent of a replacement engineer to act as the "Independent Engineer" or of a replacement "Insurance Consultant" under the Loan Documents and the System Contracts shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed.

     SECTION 10.14.  Confidentiality.  Each of the Administrative Agent, the
                     ---------------
Issuing Bank, the Lead Agents, any other Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any governmental or regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower (not to be unreasonably withheld or delayed), (h) to the extent such Information
(x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, the Issuing Bank, the Lead Agents or any Lender on a nonconfidential basis from a source other than the Borrower or (i) to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, provided that such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder. For the purposes of this Section, "Information" means all information received from or on behalf of the
          -----------
Borrower relating to the Borrower, the Subsidiaries, its business or the System, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from
              --------
the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    GLOBAL TELESYSTEMS LTD.


                                    By:________________________________
                                       Name:
                                       Title:


                                    DEUTSCHE BANK AG, NEW YORK
                                BRANCH, as a Lead Agent and as
                                  Administrative Agent


                                    By:________________________________
                                       Name:
                                       Title:


                                    By:________________________________
                                       Name:
                                       Title:


                                    CANADIAN IMPERIAL BANK OF
                                COMMERCE, acting through one or more
                                  of its branches, agencies or affiliates, as a Lead Agent, as Syndication Agent, as
                           Documentation Agent and as Issuing Bank


                                    By:________________________________
                                       Name:
                                       Title:


                               Signature Page 1

WORKING CAPITAL LENDER/LENDERS:
------------------------------


                                    DEUTSCHE BANK AG, NEW YORK
                              BRANCH AND/OR CAYMAN ISLANDS BRANCH


                                    By:________________________________
                                       Name:
                                       Title:


                                    By:________________________________
                                       Name:
                                       Title:


                                    CIBC INC.


                                    By:________________________________
                                       Name:  Louise Bell
                                       Title: Director, CIBC Wood Gundy
                                              Securities Corp., as Agent


                               Signature Page 2

MANAGING AGENTS/ LENDERS:
------------------------


                                    BANK OF MONTREAL


                                    By:________________________________
                                       Name:
                                       Title:


                                    BHF-BANK AKTIENGESELLSCHAFT


                                    By:________________________________
                                       Name:
                                       Title:

                              By:________________________________
                                       Name:
                                       Title:


                                    COMMERZBANK
                              AKTIENGESELLSCHAFT, NEW YORK
                                    BRANCH


                                    By:________________________________
                                       Name:
                                       Title:


                                    By:________________________________
                                       Name:
                                       Title:





                               Signature Page 3

                                    WESTDEUTSCHE LANDESBANK
                                 GIROZENTRALE


                                    By:________________________________
                                       Name:
                                       Title:


                                    By:________________________________
                                       Name:
                                       Title:



                               Signature Page 4

CO-AGENTS/LENDERS:
-----------------


                                    BERLINER BANK
                                AKTIENGESELLSCHAFT


                                    By:________________________________
                                       Name:
                                       Title:


                                    By:________________________________
                                       Name:
                                       Title:


                                    CREDITANSTALT-BANKVEREIN


                                    By:________________________________
                                       Name:
                                       Title:


                                    LANDESBANK HESSEN-THURINGEN
                                    GIROZENTRALE


                                    By:________________________________
                                       Name:
                                       Title:


                                    By:________________________________
                                       Name:
                                       Title:


                                    INDUSTRIAL BANK OF JAPAN, LTD.


                                    By:________________________________
                                       Name:
                                       Title:


                               Signature Page 5

                                    DE NATIONALE INVESTERINGS-
                                    BANK, N.V.


                                    By:________________________________
                                       Name:
                                       Title:


                                    KZH-SOLEIL CORPORATION


                                    By:________________________________
                                       Name:
                                       Title:


                                    By:________________________________
                                       Name:
                                       Title:


                               Signature Page 6

LENDERS:
-------


                                    BANK OF SCOTLAND


                                    By:________________________________
                                       Name:
                                       Title:


                                    BANQUE PARIBAS


                                    By:________________________________
                                       Name:
                                       Title:


                                    THE MITSUBISHI TRUST AND
                                 BANKING CORPORATION


                                    By:________________________________
                                       Name:
                                       Title:


                                    SOUTHERN PACIFIC THRIFT & LOAN ASSOCIATION


                                    By:________________________________
                                       Name:
                                       Title:


                                    THE SUMITOMO BANK, LIMITED, NEW YORK BRANCH


                                    By:________________________________
                                       Name:
                                       Title:



                               Signature Page 7

                                    THE TOYO TRUST & BANKING
                                    COMPANY, LTD.


                                    By:________________________________
                                       Name:
                                       Title:


                                    PRUDENTIAL INSURANCE COMPANY
                                    OF AMERICA


                                    By:________________________________
                                       Name:
                                       Title:


                               Signature Page 8